                                  EXHIBIT 10.38

                                  -------------

                                 LOAN AGREEMENT

                          Dated as of December 20, 1999

                                  by and among

                           THE LENDERS PARTIES HERETO,

                                   as Lenders,

                         GOLDMAN SACHS MORTGAGE COMPANY,

                      as Syndication Agent for the Lenders,

                            THE BANK OF NOVA SCOTIA,

                     as Administrative Agent for the Lenders

                                       and

                            THE BANK OF NOVA SCOTIA,

                    as Collateral Agent for the Lenders, and

                     GRAND CANAL SHOPS MALL SUBSIDIARY, LLC

                                   as Borrower

                                TABLE OF CONTENTS

ARTICLE I. CERTAIN DEFINITIONS..............................................
         Section 1.1. Definitions ..........................................

ARTICLE II. GENERAL TERMS...................................................
         Section 2.1. The Loan .............................................
         Section 2.2. Use of Proceeds.......................................
         Section 2.3. Security for the Loans................................
         Section 2.4. The Notes ............................................
         Section 2.5. Principal and Interest................................
         Section 2.6. Prepayment ...........................................
         Section 2.7. Application of Payments After an Event of Default.....
         Section 2.8. Method and Place of Payment...........................
         Section 2.9. Collateral for Certain Tenant Claims; Deposits
                      Into and Withdrawals from SNDA Deposit Escrow
                      Account; Delivery of SNDAs............................
         Section 2.10. Taxes ...............................................
         Section 2.11. Mortgage Recording Taxes.............................
         Section 2.12. Mall Retainage Escrow Account; Tax Escrow Accounts;
                      Insurance Escrow Account; Brokerage Commission Account; TI Costs Account; Operating Expense
                      Account; Springing Cash Management Account............
         Section 2.13. Regulatory Change, etc...............................
         Section 2.14. Unavailability, etc..................................

ARTICLE III. CONDITIONS PRECEDENT...........................................
         Section 3.1. Conditions Precedent to the Lender's Obligation to
                      Execute and Deliver this Agreement and to Make
                      the Loan..............................................

ARTICLE IV. REPRESENTATIONS AND WARRANTIES..................................
         Section 4.1. Representations and Warranties........................
         Section 4.2. Survival of Representations...........................

ARTICLE V. AFFIRMATIVE COVENANTS............................................
         Section 5.1. Affirmative Covenants.................................

ARTICLE VI. NEGATIVE COVENANTS..............................................
         Section 6.1. Negative Covenants....................................

ARTICLE VII. DEFAULTS.......................................................
         Section 7.1. Event of Default......................................
         Section 7.2. Remedies .............................................
         Section 7.3. Remedies Cumulative...................................

ARTICLE VIII.  RELATIONSHIP BETWEEN TRUST PROPERTY AND PHASE II OF MALL.....
         Section 8.1.Notice Regarding Construction of Mall Phase II.........
         Section 8.2.Lender Approval Right with respect to the COREA........
         Section 8.3. Design Materials......................................

ARTICLE IX. THE AGENTS......................................................
         Section 9.1. Appointment and Authorization of the Agents...........
         Section 9.2.  Agent and Affiliates.................................
         Section 9.3.  Consultation with Experts............................
         Section 9.4.  Liability of Agent...................................
         Section 9.5.  Indemnification......................................
         Section 9.6.  Indemnification......................................
         Section 9.7.  Indemnification......................................
         Section 9.8.  Credit Decision......................................
         Section 9.9.  Successor Agent......................................
         Section 9.10.  Standard of Care of the Collateral Agent etc........
         Section 9.11.  Agent's Fee ........................................
         Section 9.12.  Construction........................................

ARTICLE X. MISCELLANEOUS....................................................
         Section 10.1. Survival ............................................
         Section 10.2. Lender's Discretion..................................
         Section 10.3. Governing Law........................................
         Section 10.4. Modification, Waiver in Writing......................
         Section 10.5. Delay Not a Waiver...................................
         Section 10.6. Notices .............................................
         SECTION 10.7. TRIAL BY JURY........................................
         Section 10.8. Headings ............................................
         Section 10.9. Assignments and Participations.......................
         Section 10.10. Severability........................................
         SECTION 10.10. Collateral .........................................
         Section 10.11. Severability........................................
         Section 10.12. Preferences ........................................
         Section 10.13. Waiver of Notice....................................
         Section 10.14. Borrower's Remedies.................................
         Section 10.15. Exhibits Incorporated...............................
         Section 10.16. Offsets, Counterclaims and Defenses.................
         Section 10.17. No Joint Venture or Partnership.....................
         Section 10.18. Waiver of Marshalling of Assets Defense.............
         Section 10.19. Waiver of Counterclaim..............................
         Section 10.20. Conflict; Construction of Documents.................
         Section 10.21. Brokers and Financial Advisors......................
         Section 10.22. Counterparts........................................
         Section 10.23. Payment of Expenses.................................
         Section 10.24. Non-Recourse........................................
         Section 10.25. Servicer ...........................................
         Section 10.26. Sharing of Set-Offs.................................
         Section 10.27. Provisions Not for Benefit of Borrower..............
         Section 10.28. Confidentiality.....................................

ARTICLE XI. SECURITIZATION..................................................
         Section 11.1. Cooperation .........................................

ARTICLE XII. SUBORDINATION OF DEED OF TRUST TO CERTAIN EASEMENTS............
         Section 12.1. Subordination........................................
         Section 12.2. Costs and Expenses...................................


                  Exhibits
A        -        Note (Form)

B        -        Deed of Trust, Assignment of Leases and Rents, Security
                  Agreement and Fixture Filing (Form)

C        -        Assignment of Leases and Rents (Form)

D                 Environmental Indemnity (Form)

E        -        Principal Non-Recourse and Limited Environmental Matters
                  Carve-Out Guaranty (Form)

F        -        Contract Assignment (Form)

G        -        Cash Collateral Agreement (Form)

H        -        Principal Guaranty (Form)

I-1      -        Retail Lease (Form)

I-2               Restaurant Lease (Form)

J-1      -        Material Junior Loan Document Provisions

J-2               Junior Loan Estoppel Certificate

J-3      -        Junior Loan Subordination Provisions

J-4      -        Junior Loan Transfer Restrictions

K        -        Financial Statements (Form)

L        -        Scope Change Guaranty (Form)

M        -        Subordination Non-disturbance and Attornment Agreement
                  (Form)

N        -        Escrow Provisions

O        -        Funding Agents' Disbursement and Administration Agreement

P        -        Mall Retainage Pledge Agreement

Q        -        Certain Intellectual Property

R        -        [Intentionally omitted]


Schedules
A        -        Categories of Tangible Personal Property

B        -        Environmental Matters Schedule

C-1      -        Existing Tenant Claims

C-2      -        SNDA Required Leases

D-1      -        Single-Purpose Entity Provisions (Borrower)

D-2               Single-Purpose Entity Provisions (Manager)

E        -        Independent Director Definition

F        -        [Intentionally Omitted]

G-1      -        COREA Qualified Lease Requirements

G-2      -        Pre-Approved COREA Qualified Leases

H-1      -        SNDA Qualified Lease Requirements

H-2      -        Pre-Approved SNDA Qualified Leases

I        -        Certain Takings

                                 LOAN AGREEMENT

                  THIS LOAN AGREEMENT,  dated as of December 20, is by and among
(i) the LENDERS from time to time parties hereto, (ii) GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, having an address c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, as Syndication Agent, (iii) THE BANK OF NOVA SCOTIA, a Canadian Chartered bank, having an address at 580 California Street, Suite 2100, San Francisco, California 94104, as Administrative Agent, (iv) THE BANK OF NOVA SCOTIA, a Canadian Chartered bank, having an address at 580 California Street, Suite 2100, San Francisco,
California   94104,  as  Collateral  Agent,  and  (v)  GRAND  CANAL  SHOPS  MALL
SUBSIDIARY, LLC, a Delaware limited liability company, having its principal place of business at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (the "Borrower").

                                    RECITALS

                  WHEREAS, pursuant to, and subject to the terms, conditions and provisions of, the Loan Commitment Letter (as defined below), the Lenders have agreed to make the Loan (as defined below) to Borrower;

                  WHEREAS, it is a condition, among others, of the Lenders commitment to make the Loan, that the Borrower simultaneously executes and delivers this Agreement, the Notes and the other Loan Documents (each as defined below);

                  WHEREAS, the Lenders have retained the Collateral Agent, the Administrative Agent and the Syndication Agent to perform certain duties for the Lenders under the Loan Documents and the Collateral Agent, the Administrative Agent and the Syndication Agent have agreed to perform such duties;

                  NOW, THEREFORE, in consideration of agreement by the Lenders to make the Loan to the Borrower and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                                   ARTICLE I.

                               CERTAIN DEFINITIONS

                  Section 1.1. Definitions.  For all purposes of this Agreement:
(1) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular; (2) all accounting terms have the meanings assigned to them in accordance with GAAP;
(3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; (4) the term "including" shall mean "including, without limitation" and (5) the following terms have the following meanings:

                  "Acceptable Leasing Broker" means (A) a leasing brokerage company that is then the exclusive leasing broker for first-class regional shopping centers containing, in the aggregate, at least 10 million net rentable square feet in the United States (exclusive of the Trust Property), (B) an Affiliate of Borrower reasonably acceptable to Administrative Agent based upon such Affiliate's employees' leasing brokerage experience and employment history with one or more professional leasing brokerage companies that were, at the time of each such employee's employment with the applicable compan(ies), the exclusive leasing brokers for first-class regional shopping centers, or (C) another Person acceptable to Administrative Agent (based upon the decision of the Required Lenders) in its sole discretion.

                  "Acceptable   Manager"   means  (A)  Forest  City   Commercial
Management, Inc., (B) another professional management company that then manages first-class regional shopping centers containing, in the aggregate, at least 10 million net rentable square feet in the United States (exclusive of the Trust Property), (C) an Affiliate of Borrower reasonably acceptable to the Administrative Agent based upon such Affiliate's employees' property management experience and employment history with one or more professional property management companies that, at the time of each such employee's employment with the applicable compan(ies), managed first-class regional shopping centers, or
(D) another Person acceptable to Administrative Agent in its sole discretion (based upon the decision of the Required Lenders).

                  "Accepted Practices" means such practices as commercial mortgage collateral agents would follow in the normal course of their business in performing administrative and custodial duties with respect to collateral which is generally similar to the Collateral.

                  "Account Party Sideletter" means, with respect to any given Letter of Credit, a document, in form and substance reasonably satisfactory to Administrative Agent, pursuant to which the account party under the Letter of Credit (x) covenants and agrees that until the Indebtedness shall have been indefeasibly paid in full, such account party shall withhold exercise of any claim, right or remedy, direct or indirect, that such account party shall then or thereafter have against Borrower or any of its assets, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise (including, without limitation, any right of subrogation, reimbursement, contribution or indemnification) arising in connection with the Letter of Credit and (y) subordinates all claims against the Borrower to those of the Lenders and of the Agents.

                  "Actual Rent" shall mean, for any period of time, with respect to any COREA Qualified Lease, all minimum (i.e., exclusive of percentage or additional) and percentage rent (but excluding any prepaid rent (other than minimum rent for the first full calendar month and/or last calendar month of the term of the applicable lease that was prepaid upon lease execution)) that was actually paid by the tenant thereunder with respect to such period minus (x) in the case of the Canyon Ranch Operating Lease, all rent that was payable under the Canyon Ranch Master Lease for such period and (y) in the case of the Lutece Operating Lease, all rent that was payable under the Lutece Master Lease for such period.

                  "Adjacent Property Expense" means any expense or other amount that is payable in connection with, or allocable to, the Real Property (or any portion thereof) or any other property (in each case, other than the Collateral); provided that amounts payable by the Borrower (v) pursuant to the express terms of the ESA or (w) pursuant to the express terms of the REA (or pursuant to separate agreements contemplated by the express terms of the REA or the ESA and, in either case, executed in accordance with the terms of this Agreement) shall not be deemed to constitute "Adjacent Property Expenses".

                  "Adjusted LIBOR" means, with respect to each Interest Accrual Period, a rate of interest per annum obtained by dividing (i) LIBOR for such Interest Accrual Period by (ii) a percentage equal to 100 percent minus the Reserve Percentage then in effect, to the extent applicable to a particular Lender.

                  "Administrative Agent" means Scotiabank, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

                  "Affiliate" or "affiliate" of any specified Person means any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

                  "Agents" means the collective reference to the Administrative Agent, the Syndication Agent and the Collateral Agent.

                  "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

                  "Amortization Achievement Date" the first date upon which (a) the sum of (i) the then aggregate outstanding principal balance of the Loan plus
(ii) the then aggregate outstanding principal balance of the Junior Loan shall equal (b) the sum of (i) the original principal amount of the Loan plus (ii) the original principal amount of the Junior Loan (i.e. without giving effect to any capitalization of accrued interest).

                  "Applicable Margin" means three and one-half percent (3.50%).

                  "Applicable  Tax  Percentage"   means  the  highest  aggregate
effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax (after giving effect to deductibility of state and local taxes and the tax rate applicable to ordinary income and to capital gains, as the case may be) to which any direct or indirect member or S corporation shareholder of Borrower or the Junior Lender (if an Affiliate of Borrower), as applicable, subject to the highest marginal rate of tax would be subject in the relevant year of determination (as certified to the Administrative Agent by a nationally recognized tax accounting firm), taking into account only that member's or S corporation shareholder's share of income and deductions attributable to its interest in Borrower or such Junior Lender, as applicable.

                  "Appraisal" means that certain Complete Appraisal of Real Property (Grand Canal Shoppes at Venetian) dated November 8, 1999 prepared for Goldman Sachs Mortgage Company by Cushman & Wakefield of Oregon, Inc.

                  "Appraiser" means Cushman & Wakefield of Oregon, Inc. or any
                   ---------
other nationally recognized appraiser acceptable to the Administrative Agent.

                  "Approval Criteria" means, as of any applicable date of determination, that either (a)(i) Mall Phase I shall have been open for business and operating for a period of at least twelve calendar months and (ii) the Actual Rent that Borrower shall have actually received from tenants under COREA Qualified Leases with respect to the then immediately preceding twelve (12) calendar months plus Concession Income that Borrower shall have actually received with respect to such twelve (12) calendar month period shall equal or exceed $21,000,000, (b)(i) Mall Phase I shall have been open for business and operating for a period of less than twelve calendar months (the period during which Mall Phase I shall have been open for business and operating, the "Test Period") and (ii) the sum of (A) the Actual Rent that Borrower shall have actually received from tenants under COREA Qualified Leases with respect to the Test Period plus the Concession Income that Borrower shall have actually received with respect to the Test Period plus (B) the aggregate amount of Projected Rent that tenants under COREA Qualified Leases and COREA Qualified Lease Commitments shall be required to pay with respect to the portion of the 12-month period that follows the date upon which Mall Phase I shall have first been open for business and operating which excludes the Test Period (the
"Projected Rent Period") plus the Concession Income reasonably projected by Administrative Agent to be paid to Borrower for the Projected Rent Period shall equal or exceed $21,000,000 or (c)(i) Mall Phase I shall not be open for business or operating as of such date of determination and (ii) the aggregate amount of Projected Rent that tenants under COREA Qualified Leases and COREA Qualified Lease Commitments shall be required to pay with respect to the initial period of twelve (12) calendar months following the opening of Phase I Mall for business shall equal or exceed $21,000,000. For purposes of this definition, Phase I Mall shall be deemed to have first been open for business and operating on June 16, 1999.

                  "Approved COREA" shall mean a COREA that is approved by the Administrative Agent in accordance with the terms of this Agreement.

                  "Assessment Date" shall mean the first date upon which the Mall Space, the Retail Annex Land, the Mall and the Retail Annex, shall be assessed, for real estate tax purposes, separately from any other portion of the Real Property.

                  "Assignment of Leases and Rents" means that certain Assignment of Leases and Rents in the form attached hereto as Exhibit C, dated as of the Closing Date, granted by the Borrower to the Collateral Agent, for the benefit of the Lenders, with respect to the Real Property, as same may from time to time may be amended, supplemented, or otherwise modified.

                  "Automatically Qualified SNDA Lease" has the meaning given in the definition of "SNDA Qualified Lease" contained herein.

                  "Bank" means a financial institution reasonably acceptable to the Administrative Agent.

                  "Bank Account Collateral" means the collective reference to:

(i) all of the Borrower's right, title and interest in and to the Bank Accounts and the Instruments and securities (including, without limitation, Permitted Investments), if any, from time to time deposited or held in the Bank Accounts or otherwise held by or for the benefit of the Collateral Agent pursuant to the terms hereof;

(ii) all interest, dividends, Money, and other funds and other property from time to time on deposit in the Bank Accounts or received, receivable or otherwise payable in respect of, or in exchange for, the Bank Accounts or Permitted Investments; and

(iii) to the extent not covered by clause (i) or (ii) above, all Proceeds of any or all of the foregoing (except to the extent that such Proceeds shall have been disbursed to Borrower from the Bank Accounts in accordance with the provisions of the Loan Documents and applied in accordance with the provisions of the Loan Documents).

                  "Bank Accounts" means the collective reference to the Tax Escrow Account, the Cash Management Account, Management Fees Escrow Account, the Brokerage Commission Account, the TI Costs Account and the Operating Expense Account and the SNDA Deposit Escrow Account".

                  "Base Rate" means, at any time, 225 basis points above the higher of (x) the Prime Rate or (y) the rate which is one half (1/2) of one percent (1%) above the Federal Funds Rate.

                  "Billboard Additional Premises" means the premises demised under the Billboard Master Lease.

                  "Billboard Master Lease" means that certain Master Lease for Additional Billboard Space dated as of November 14, 1997 between Venetian, as landlord, and Mall Construction, as tenant, as amended by that certain First Amendment to Master Lease for Additional Billboard Space to Lease dated as of July 23, 1999, the tenant's interest under which was assigned by Mall
Construction to Grand Canal pursuant to the that certain Assignment and Assumption of Additional Billboard Space dated as of November 12, 1999 and further assigned by Grand Canal to Borrower pursuant to that certain Assignment and Assumption of Additional Billboard Space dated as of the date hereof, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of the Deed of Trust.

                  "Billboard Operating Lease" means that certain Amended and Restated Restaurant Lease dated as of June 26, 1997, as amended by that certain First Amendment of Amended and Restated Restaurant Lease dated as of July 23, 1999, between Venetian, as landlord, and H&H of Nevada, LLC, as assignee of B.L. International of Nevada, Inc. (inadvertently referred to as "B.L. of Las Vegas, Inc." in such lease), as tenant, the landlord's interest under which was assigned by Venetian to Mall Construction pursuant to that certain Assignment and Assumption of Billboard Lease dated as of July 23, 1999 and further assigned by Mall Construction to Grand Canal pursuant to that certain Assignment and Assumption of Billboard Lease dated as of November 12, 1999 and further assigned by Grand Canal to Borrower pursuant to that certain Assignment and Assumption of Billboard Lease of even date herewith, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Borrower" has the meaning provided in the first paragraph of this Agreement.

                  "Borrowing Date" means the Closing Date.
                   --------------

                  "Borrower's Certificate" means a certificate in favor of the Lenders and the Agents which is signed by an authorized officer of the Borrower on behalf of the Borrower.

                  "Breakage Costs" means, with respect to the prepayment or repayment of any principal amount of the Loan (including, without limitation, as a result of an Event of Default), the actual losses, costs and expenses (including, without limitation, reasonable attorneys' fees, disbursements and other expenses) suffered by the Lenders attributable to (i) the making of such prepayment or repayment on a date other than a Payment Date, or (ii) the failure of Borrower to give the notice required herein with respect to any prepayment occurring on a Payment Date, in each case, as determined, in good faith, by each Lender and communicated in writing to the Administrative Agent (who, in turn, shall communicate the same to the Borrower). "Breakage Costs" shall include, without limitation (but without duplication), (x) actual losses, costs and expenses arising from interest, fees and other amounts payable by a Lender to lenders of funds obtained by it in order to make or maintain its portion of the Loan and (y) to the extent representing Lenders' actual losses, funds in an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount of the Loan so prepaid or repaid for the period from the date of such prepayment or repayment to the last day of the then current Interest Accrual Period (or, in the case of a prepayment on a Payment Date without the required notice, the period from such Payment Date through the end of the Interest Accrual Period which commences on such Payment
Date) at the rate of interest which would have been applicable herein over (ii) the amount of interest that otherwise would have accrued on such principal amount for such period at a rate per annum equal to LIBOR in effect two Business Days prior to the date of such prepayment or repayment.

                  "Brokerage Agreement" means a brokerage agreement executed in accordance with the provisions hereof, in any case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Brokerage Commissions" means brokerage commissions and fees payable by Borrower in connection with Permitted Leases.

                  "Brokerage Commission Deposit" shall mean $605,800.

                  "Brokerage  Commissions  Account" has the meaning  provided in
Section 2.12(d)(1).

                  "Business Day" means any day other than a day which is (i) a Saturday or a Sunday or (ii) a day on which federally-insured depository institutions are authorized or obligated by law, governmental decree or executive order to be closed; provided that when used with respect to an Interest Determination Date or an Interest Accrual Period, "Business Day" shall mean a day on which banks in London, England and New York City, New York are open for dealing in foreign currency and exchange.

                  "Canyon Ranch Additional Premises" means the premises demised
                   --------------------------------
under the Canyon Ranch Master Lease.

                  "Canyon Ranch Master Lease" means that certain Master Lease for Additional Canyon Ranch Space dated as of June 1, 1998 between Venetian, as landlord, and Mall Construction, as tenant, as amended by that certain First Amendment to Master Lease for Additional Canyon Ranch Space dated as of June 1, 1998 between Venetian, as landlord, and Mall Construction, as tenant, the tenant's interest under which was assigned by Mall Construction to Grand Canal pursuant to that certain Assignment and Assumption of Master Lease for Additional Canyon Ranch Space dated as of November 12, 1999 and further assigned by Grand Canal to Borrower pursuant to that certain Assignment and Assumption of Master Lease for Additional Canyon Ranch Space dated as of the date hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Deed of Trust.

                  "Canyon Ranch Operating Lease" means that certain Lease dated as of June 1, 1998 between Mall Construction, as landlord, and CR Las Vegas, LLC, as tenant, the landlord's interest under which was assigned by Mall Construction to Grand Canal pursuant to that certain Assignment and Assumption of Canyon Ranch Lease dated as of November 12, 1999 and further assigned by Grand Canal to Borrower pursuant to that certain Assignment and Assumption of Canyon Ranch lease of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Capital Expenditures" means costs of capital expenditures (determined in accordance with GAAP) incurred or to be incurred, as the context requires, by the Borrower in connection with replacements and capital improvements and repairs made or to be made, as the context requires, to the Real Property.

                  "Cash Collateral Agreement" means that certain Cash Collateral Agreement, in the form of Exhibit G attached hereto, dated as of the date hereof by the Borrower in favor of the Collateral Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Cash Management Account" has the meaning given in Section 2.12(i)(ii).

                  "Casualty" means a fire or other casualty resulting in damage to or destruction of, or other loss with respect to, the Real Property (or any portion thereof).

                  "Casualty Consultant" has the meaning provided in subsection 5.l(X)(xiv).

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

                  "Collateral" means, collectively, (a) fee title to the Mall Space and to the Retail Annex Land, (b) fee title to the Mall Improvements, (c) the leasehold estate in the Billboard Additional Premises created pursuant to the Billboard Master Lease, the leasehold estate in the Canyon Ranch Additional Premises created pursuant to the Canyon Ranch Master Lease and the leasehold estate in the Lutece Additional Premises created pursuant to the Lutece Master Lease, (d) the Bank Account Collateral, (e) the Mall Retainage Escrow Account Collateral, (f) the Leases and Rents, (g) the Contracts (as defined in the Contract Assignment), (h) the Interest Rate Cap Agreement, (i) the remainder of the Trust Property (as defined in the Deed of Trust) and (j) all other property, rights and interests which are or hereafter may become subject to a Lien in favor of the Collateral Agent for the benefit of the Lenders as security for the Indebtedness.

                  "Collateral Agent" means Scotiabank, in its capacity as collateral agent for the Lenders hereunder, and its successors in such capacity.

                  "Collateral Security Instruments" means all Liens, rights, documents and instruments given as security for the Loan, including, without limitation, the Deed of Trust, the Assignment of Leases and Rents, the Manager's Subordination, the Broker's Subordination, the Contract Assignment, the Retainage Pledge Agreement and the Cash Collateral Agreement, as any or all of the foregoing may be amended, supplemented or otherwise modified from time to time.

                  "Commercially Reasonable Owner" means a commercially reasonable and prudent owner of the Collateral (and no other property, rights or interests) (assuming that, at the time in question, such owner, and each holder of a direct or indirect interest in such owner, has equity in the Collateral).

                  "Common Charges" shall mean all common charges, assessments, fees and other charges, of every kind and nature whatsoever, general and special, ordinary and extraordinary, unforeseen and foreseen, which at any time may be validly assessed, levied, confirmed or imposed on the Borrower and/or the Property under the REA or any other Property Agreement.

                  "Common Facilities" shall have the meaning given in the Deed of Trust.

                  "Competing Facility" means a Convention/Trade Show Facility that is located in the City of Las Vegas and/or County of Clark, State of Nevada (other than (a) the "Sands Exposition and Convention Center" and (b) meeting and conference facilities that (i) are not used for conventions, trade shows, expositions, or other shows or exhibitions of the type generally held at the "Sands Exposition and Convention Center" (unless (x) the facilities in question shall not be located on the Land, and (y) less than fifteen percent (15%) of the total revenues generated by such facilities shall be derived from shows or expositions of the type generally held at the "Sands Exposition and Convention Center"), (ii) constitute an ancillary part of a hotel and (iii) the aggregate net rentable square footage of which is less than 150,000 square feet).

                  "Competitor" means a Person that (i) owns or operates (or is an Affiliate of an entity that owns or operates) a casino located in Nevada or New Jersey, a shopping center or mall located in Nevada or a Competing Facility and/or (ii) is a union pension fund.

                  "Concession Income" means, with respect to any given period of time, fees paid or payable, as the context requires, by third party members of the general public (e.g., excluding officers, directors, members, shareholders, partners, and employees of Borrower or any Affiliate thereof) for rides on the gondolas that traverse the canals at the Mall (the "Gondola Concession") operated at the Mall by Borrower, provided that any such fee was paid pursuant to an arms-length transaction.

                  "Condemnation Proceeds" means, in the event of a Taking, the proceeds in respect of such Taking, less (x) the applicable REA Lender(s)' and the Trustee's actual and reasonable out-of-pocket costs of recovering and paying out such proceeds in accordance with the provisions of this Agreement and of the REA(including, without limitation, reasonable attorney's fees and expenses) and
(y) the applicable REA Owner(s)' actual and reasonable out-of-pocket costs of recovering such proceeds in accordance with the terms of this Agreement and of the REA (including, without limitation, reasonable attorney's fees and expenses).

                  "Contingent Obligation" means any obligation of the Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly. Without limiting the generality of the foregoing, the term "Contingent Obligation" shall include any obligation of the Borrower, whether or not contingent:

(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor;

(iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

(iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof.

                  The amount of any Contingent Obligation shall be deemed to be an amount equal to the portion of the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made which is then outstanding or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming the Borrower is required to perform thereunder) as determined by the Administrative Agent in good faith.

                  "Contract Assignment" means that certain Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals in the form attached hereto as Exhibit F, dated as of the Closing Date and executed by the Borrower in favor of the Collateral Agent for the benefit of the Lenders, as the same may from time to time be amended, supplemented, extended or otherwise modified.

                  "Convention/Trade Show Facility" means any or all of the following: a convention, meeting, conference, exposition and/or exhibition center or facility, or any other facility that provides space for or to conventions, expositions, meetings, conferences, trade shows or other shows or exhibitions of the type generally held at the "Sands Exposition and Convention Center".

                  "COREA" means a construction, operation and reciprocal easement agreement between Borrower and Mall II Sub with respect to Mall Phase I and Mall Phase II, (a) which agreement, among other things, (i) is an agreement that a Commercially Reasonable Owner of Mall Phase I would execute, (ii) contains guidelines relating to the design of Mall Phase II (including, without limitation, the connection(s) between Mall Phase I and Mall Phase II), and relating to alterations and maintenance of Mall Phase I and Mall Phase II, so that, among other things, the malls are architecturally harmonious and constructed and maintained in a first-class manner, (iii) provides for the joint maintenance, leasing, marketing, management and operation, by one third-party property manager and one third-party leasing agent, of Mall Phase I and Mall Phase II, (iv) requires each mall owner to pay (A) all operating and other expenses that are directly allocable to its mall and (B) an equitable portion of all operating and other expenses that are not directly allocable to either mall but otherwise relate to the "integrated mall" ("Shared Expenses"), (v) provides for approval of a leasing plan and, with respect to all operating expenses that should appropriately be Shared Expenses, an operating budget prior to commencement of operation of Mall Phase II and each year thereafter, (vi) provides that each of Borrower and Mall II Sub is entitled to receive and retain, for its own account, all revenue generated by Mall Phase I or Mall Phase II, as applicable, (vii) allows each mall owner to sell and finance its mall, and, in connection therewith, to assign or mortgage its interest in the COREA,
(viii) provides for the granting of appropriate easements across each mall owner's property, (ix) contains provisions relating to restoration of the malls after casualty and condemnation and (x) contains a mechanism to resolve disputes under the COREA and (b) the execution and performance of which will not be likely to cause a Material Adverse Effect, provided that, if the Approval Criteria are satisfied, the Administrative Agent shall not assert that execution and performance of the COREA is likely to cause a Material Adverse Effect as a result of the fact that, notwithstanding Mall Sub I and Mall Sub II's compliance with the terms of the COREA, (1) tenants in Mall Phase II and tenants in Mall Phase I may compete for the same customers and/or (2) prospective tenants may elect to lease space in Mall Phase II rather than in Mall Phase I.

                  "COREA Qualified Lease" means, as of any date of determination, a Lease (i)(a) that substantially conforms to the applicable (e.g., retail or restaurant) standard lease form attached hereto as Exhibit I-1 or Exhibit I-2, as applicable (with such changes thereto as both (x) a Commercially Reasonable Owner would agree to and (y) are not likely to result in a Material Adverse Effect), provided that in no event shall such changes include a right of the tenant to terminate the Lease (except for rights to terminate, due to a Casualty or Taking, that both a Commercially Reasonable Owner would agree to and that are not likely to result in a Material Adverse Effect)), (b) which, in the case of a Lease that was theretofore entered into, is in full force and effect and under which there is no monetary default or material non-monetary default and (c) that complies with the provisions of Schedule G-1 attached hereto (as such provisions may be changed from time to time with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed)) or (ii) is otherwise approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, each Lease described on Schedule G-2 hereto shall be deemed to be a "COREA Qualified Lease" so long as, at the time in question, such Lease is in full force and effect and there is no monetary default or material non-monetary default under such Lease.

                  "COREA Qualified Lease Commitment" shall mean a binding commitment (other than a Lease) from a tenant to lease space in the Mall Improvements, which commitment is acceptable to the Administrative Agent in its sole discretion.

                  "COREA Rent" means, with respect to any determination as to whether the Approval Criteria are satisfied, the collective reference to all Actual Rent and Projected Rent that is relevant to such determination.

                  "Deed of Trust" means that certain Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, in the form attached hereto as Exhibit B, dated as of the Closing Date, granted by the Borrower to Lawyers Title of Nevada, Inc. for the benefit of the Collateral Agent for the benefit of the Lenders with respect to the Trust Property as security for, among other things, the Indebtedness, as the same may from time to time be amended, supplemented, extended or otherwise modified.

                  "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

                  "Default Rate" means the per annum interest rate equal to the lesser of (i) the Interest Rate plus 4.00% per annum or (ii) the maximum interest rate which the Borrower may by law pay or the applicable Lender or Lenders may charge and collect under applicable Legal Requirements.

                  "Deposit Date" means the first Business Day of each calendar month.

                  "Disbursement Agent" shall have the meaning given in the FADAA.

                  "Dollars" means dollars in lawful currency of the United States of America.

                  "Debt Service" shall mean, for any period of six calendar months, the aggregate amount of interest that was payable in respect of the Loan with respect to such period.

                  "DSCR" shall mean, for any period of six calendar months, an amount equal to the quotient of (A) DSCR NOI with respect to such period divided by (B) Debt Service with respect to such period.

                 "DSCR Event" has the meaning provided in Section 2.12(i)(i).

                 "DSCR Materials" has the meaning provided in Section 2.12(i)(i)
                  --------------

                 "DSCR Period" has the meaning provided in Section 2.12(i)(i)
                  -----------

                  "DSCR NOI" shall mean, for any period of six calendar months, the excess of (A) DSCR Revenues for such period over (B) DSCR Operating Expenses for such period.

                  "DSCR Operating Expenses" shall mean, for any period of six calendar months, as determined in accordance with sound accounting principles consistently applied, the sum of (A) all Operating Expenses actually expended by Borrower in respect of the Trust Property (or required to be expended by Borrower in order to maintain and operate the Trust Property as required under the Loan Documents) during such period plus (B) $700,000.

                  "DSCR Revenues" shall mean, for any period of six calendar months, as determined in accordance with sound accounting principles consistently applied, all Rents actually received by Borrower during such period.

                  "Eligible Account" means a bank account located at the Bank that is separate and identifiable from all other funds held by the Bank. An Eligible Account shall not be evidenced by a certificate of deposit, passbook or other instrument.

                  "Eligible Institution" means an institution whose commercial paper, short-term debt obligations or other short-term deposits have at least the third highest rating given by a nationally recognized statistical rating agency selected by the Administrative Agent (e.g., a rating of "A" by S&P).

                  "Environmental Auditor" means EMG or such other Independent environmental auditor as shall be selected by Borrower and approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed).

                  "Environmental Claim" means any written notice, notification, request for information, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to the Borrower, or any Real Property (whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines, penalties or otherwise) arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance at any location (whether or not owned, managed or operated by the Borrower or any Affiliate thereof), (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law or (iii) any alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Indemnity" means that certain Environmental Health and Safety Indemnity Agreement in the form attached hereto as Exhibit D, dated as of the Closing Date and executed by the Borrower in favor of the Lenders and the Agents, as the same may from time to time be amended, supplemented, extended or otherwise modified.

                  "Environmental Laws" means any and all present and future federal, state or local laws, statutes, ordinances, rules or regulations, any judicial or administrative orders, decrees or judgments, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect and pertaining to (a) the protection of the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to air, land, surface water and groundwater), and including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any analogous state or local law, as well as any amendment, rule, regulation, order or directive issued thereunder.

                  "Environmental Liens" has the meaning provided in Section 4.l(Q).

                  "Environmental Reports" means a "Phase I Environmental Site Assessment" (and, if determined by an Environmental Auditor to be necessary, a "Phase II Environmental Site Assessment" and further site assessments) as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-94 (or any successor thereto published by ASTM), and an asbestos survey (including random sampling of materials and air quality testing), with respect to the Real Property, prepared by an Environmental Auditor and delivered to the Administrative Agent and any amendments, supplements or other modifications thereto delivered to the Administrative Agent.

                  "Equipment" means all "equipment" as defined in the UCC, now or hereafter owned by the Borrower or in which the Borrower has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with the Real Property, and shall also mean and include all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, cars, trucks, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by the Borrower and now or hereafter used in the operation of the business conducted at the Real Property (including, without limitation, curtains, draperies, carpets and rugs, screens, awnings, shades and blinds, furniture, furnishings, equipment, chairs, chests, desks, bookcases, tables, hangings, pictures, divans, couches, ornaments, electrical equipment, lamps, mirrors, heating and lighting fixtures and equipment, steam and hot water boilers, engines, generators, cooling systems, air conditioning machines, fire prevention and extinguishing apparatus, security systems, elevators, escalators and fittings, printing presses, individual motor drives for machines, pipes, radiators, plumbing fixtures, and all similar and related articles located in the bathrooms, halls, closets, offices, lobbies, basements and cellars, vaults and other portions of the Real Property, and paper goods, brochures, office supplies, stationery, consumable goods, soap, toiletry, and other operational supplies in the Real Property), and all Proceeds thereof and as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by the Borrower and used or intended to be used in connection with, or with the operation of, the Real Property or the buildings, structures, or other improvements now or hereafter located at the Real Property, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on the Real Property or are located elsewhere (including, without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions and replacements to, and proceeds of, any of the foregoing.

                  "Equipment   Financing"  has  the  meaning  given  within  the
definition of "Equipment Lien".

                  "Equipment Lease" means a lease between a Person that is not an Affiliate of Borrower, as lessor, and Borrower, as lessee, (i) that solely covers Equipment located at, and used in connection with, the Mall Improvements,
(ii) that contains fair market terms, provisions and conditions (including, without limitation, those pertaining to the payment of rent and other amounts) and (iii) the leasehold estate under which the Collateral Agent shall hold, for the benefit of the Lenders, pursuant to the Deed of Trust, a perfected first priority Lien on, securing the payment of the Indebtedness and the Borrower's other obligations under the Loan Documents.

                  "Equipment Lien" means a Lien granted by Borrower, as borrower, to a Person that is not an Affiliate of Borrower, as lender, (i) that solely encumbers Equipment located at, and used in connection with, the Mall Improvements and (ii) that solely secures repayment of a loan made to the Borrower, the proceeds of which were used solely to purchase such Equipment and the terms, provisions and conditions of which are "fair market" (such loan, an "Equipment Financing"); provided that no such Lien shall encumber any such Equipment unless the Collateral Agent shall hold, pursuant to the Deed of Trust, a perfected second priority Lien (i.e. second only to such Equipment Lien) for the benefit of the Lenders, securing the payment of the Indebtedness and the Borrower's other obligations under the Loan Documents.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" means any Person or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                  "ESA" means the collective reference to (i) that certain Energy Services Agreement dated as of May 1, 1997 between Atlantic-Pacific, Las Vegas, LLC and Mall Construction, as amended pursuant to that certain Energy Services Agreement Amendment No. 1 dated as of July 1, 1999, as the same was assigned by Mall Construction to Grand Canal pursuant to that certain Assignment of Contracts, Intangible Personal Property and Utility Deposits dated as of November 12, 1999 and as the same was further assigned by Grand Canal to Borrower pursuant to Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals dated as of the date hereof, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and (ii) Easement Agreement dated as of November 14, 1997 between Mall Construction and Atlantic-Pacific, Las Vegas, LLC, as the same was assigned by Mall Construction to Grand Canal pursuant to Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals dated as of November 12, 1999 and as the same was further assigned by Grand Canal to Borrower pursuant to Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals dated as of the date hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

                  "Event of Default" has the meaning provided in Section 7.1.

                  "Excess Cash Flow" means, for any period of time, the excess of (i) Operating Income for such period over (ii) the sum of (A) Operating Expenses for such period plus (B) amounts paid or required under the Loan Documents to be paid by the Borrower during such period in respect of the Indebtedness plus (C) Capital Expenditures paid or required under the terms of the Loan Documents to be paid by the Borrower during such period (except to the extent paid using funds in any of the Bank Accounts (other than the Cash Management Account) or the Mall Retainage Escrow Account in accordance with the terms, provisions and conditions hereof) plus (D) amounts deposited or required to be deposited by Borrower during such period, in accordance with the terms of the Loan Documents, into the REA Insurance Premium Account, the Tax Escrow Account, the Management Fees Account, the TI Costs Account, the Mall Retainage Escrow Account or any other accounts (other than the Cash Management Account), as applicable (the amounts described in this clause (D), collectively, "Required Reserves").

                  "Existing Environmental Report" means that certain Phase I Environmental Site Assessment of The Venetian Casino Resort 3355 Las Vegas Boulevard South Las Vegas, Nevada 89109 prepared by EMG for GSMC, having EMG Project No. 65910 and dated December 7, 1999.

                  "FADAA" means that certain Funding Agents' Disbursement and Administration Agreement among LVSI, Venetian, Mall Construction, Scotiabank, as bank agent, First Trust National Association, as indenture trustee, Mall
Construction Lender, Atlantic-Pacific, Las Vegas, LLC and Scotiabank, as disbursement agent, as affected by that certain FADAA Limited Waiver dated as of November 12, 1999 among Scotiabank, as bank agent, Mall Construction Lender, Scotiabank, as Disbursement Agent, Venetian, LVSI, Mall Construction and Principal. With respect to the FADAA, for purposes of the Loan Documents, notwithstanding anything to the contrary contained in the FADAA, or in the Loan
Documents: (i) capitalized terms that are used in any Loan Document and defined by reference to the FADAA shall have the respective meanings ascribed in the FADAA as the FADAA existed on November 14, 1997, with such amendments, supplements and other modifications thereto as shall be approved by the Administrative Agent in writing, (ii) references in any Loan Document to sections, paragraphs, terms or provisions of the FADAA shall mean such sections, paragraphs, terms or provisions, as applicable, of the FADAA, with such amendments, supplements and other modifications thereto as shall be approved by the Administrative Agent in writing, (iii) the "Construction Consultant" shall mean Tishman Construction Corporation of Nevada, a Nevada corporation, and any replacement thereof selected in accordance with the provisions of the FADAA, provided that such replacement must be acceptable to the Administrative Agent (which consent will not be unreasonably withheld), (iv) the "Project Architect" shall mean the collective reference to TSA of Nevada, LLP, and WAT&G, Inc. Nevada, and any replacement thereof selected in accordance with the provisions of the FADAA, provided that such replacement must be acceptable to the Administrative Agent (which consent will not be unreasonably withheld), and (v) when any document, instrument, agreement or other writing is referred to in any definition of any term that is contained in the FADAA and incorporated by reference into any Loan Document (e.g., the term "Project Documents")(each, a "Referenced Document"), only such amendments, supplements or other modifications of such Referenced Document that are approved by Administrative Agent (which approval, other than with respect to Plans and Specifications, shall not be unreasonably withheld) shall be included in such definition for purposes of the Loan Documents. The foregoing shall not be deemed to prohibit the parties to the FADAA (x) from amending, supplementing or otherwise modifying the FADAA without the Administrative Agent's approval (to the extent permitted by the FADAA), provided that the term "FADAA", as used in any Loan Document, shall not include such amendments, supplements or other modifications and, for purposes of reading and construing the Loan Documents, no effect shall be given to such amendments, supplements or other modifications or (y) from amending, supplementing or otherwise modifying any Referenced Document without the Administrative Agent's approval (to the extent permitted by the FADAA), provided that the reference to such Referenced Document, as incorporated by reference into any Loan Document, shall not include such amendments, supplements or other modifications and, for purposes of reading and construing the Loan Documents, no effect shall be given to such amendments, supplements or other modifications.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated at H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)"), for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate." If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                  "First Class Mall" means, at any given time, a Venetian-theme retail and restaurant complex of the highest standards and quality (by reference to recognized standards with respect thereto then prevailing in Clark County, Nevada; provided that, if, at any given time, the REA shall require Borrower to operate or manage the Trust Property with reference to standards or at a level of quality that is higher than that which would otherwise be imposed by this Agreement (without giving effect to this proviso), then Borrower shall be required to operate and manage the Trust Property at such higher standards or quality.

                  "Fiscal Year" means the 12-month period ending on December 31st (or, in the case of the first fiscal year, the shorter period from the Closing Date through such date) of each calendar year or such other fiscal year of the Borrower as the Borrower may select from time to time with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

                  "Funds" shall mean immediately available funds.

                  "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report, consistently applied.

                  "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction over the Person or property in question and any Person, including any regulatory or administrative authority or court, with jurisdiction over the Person or property in question exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Grand Canal" means Grand Canal Shops Mall, LLC, a Delaware limited liability company.

                  "GS&Co." means Goldman, Sachs & Co., a New York limited
                   ------
partnership.

                  "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership.

                  "Hazardous Substances" means the collective reference to (i) all petroleum or petroleum products or waste oils, explosives, flammable or radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, (ii) all chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "special wastes", "regulated wastes", "pollutants" or words of similar import under any Environmental Law and (iii) all other chemicals or materials or substances, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                  "Impositions" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Loan), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character, (including, without limitation, all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (i) the Borrower (including all income, franchise, single business or other taxes imposed on the Borrower for the privilege of doing business in the jurisdiction in which the Real Property, or any other collateral delivered or pledged to the Collateral Agent in connection with the Loan, is located) or any Agent or any Lender, (ii)(A) the Collateral, or any other collateral delivered or pledged to the Collateral Agent in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (B) to the extent the same shall constitute a stamp, mortgage recording, intangibles or similar tax, fee or charge, any Loan Document or the making and/or recordation of any Loan Document or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Collateral or the leasing or use of the Collateral or any part thereof, or the acquisition or financing of the acquisition of the Collateral by the Borrower; provided that "Impositions" shall not include net income taxes or gross receipts or franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender.

                  "Improvements" has the meaning provided in the Deed of Trust.

                  "Indebtedness" means, at any time, the then Outstanding Principal Indebtedness, together with all other obligations and liabilities due or to become due to any Agent or any Lender pursuant hereto, under any Note or under or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses then or thereafter payable to any Agent or any Lender hereunder or pursuant to any Note or any of the other Loan Documents.

                  "Indemnified Parties" has the meaning provided in Section 5.1(I).

                  "Independent" means, when used with respect to any Person, a Person who (i) does not have any direct or indirect financial interest in the Collateral, in Borrower or in any Affiliate of the Borrower or in any constituent, shareholder, or beneficiary of the Borrower, and (ii) is not connected with the Borrower, the Principal or any Affiliate of the Borrower or the Principal or any constituent, shareholder, or beneficiary of the Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  "Independent Director" has the meaning given on Schedule E attached hereto.

                  "Independent Expert" means an appropriately licensed and/or registered (as applicable), reputable and independent, architect or engineer that is not affiliated with the Borrower or the Principal (or any Affiliate of either) or the Administrative Agent or any Lender (or any Affiliate of either) having at least ten (10) years of relevant experience and expertise with respect to large commercial real estate projects in Las Vegas, Nevada and/or Clark County, Nevada and who is reasonably acceptable to the Administrative Agent and the Borrower.

                  "Index Maturity" has the meaning provided in the definition of LIBOR.

                  "Information" has the meaning provided in subsection 5.1(W).

                  "Initial  Interest Period" has the meaning provided in Section
2.

                  "Instruments" means (i) all "instruments" as defined in the UCC, "chattel paper" as defined in the UCC, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Collateral (including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances) and chattel paper obtained by the Borrower in connection with the Collateral (including, without limitation, all ledger sheets, computer records and printouts, data bases, programs, books of account and files of the Borrower relating thereto) and (ii) notes or other obligations of indebtedness owing to the Borrower from whatever source arising, in each case now owned or hereafter acquired by the Borrower.

                  "Insurance Policies" means, at any given time, the collective reference to the insurance policies then required to be maintained by REA Owners and/or the Trustee under the REA.

                  "Insurance Premiums" has the meaning provided in Section 5.1(X)(ii).

                  "Insurance Proceeds" means, in the event of a fire or other casualty or other loss with respect to the Real Property (or any portion thereof), the proceeds received under any insurance policy maintained or required to be maintained under the REA, less (x) the REA Lenders' and the Trustee's actual reasonable out-of-pocket costs of recovering and paying out such proceeds in accordance with the terms of this Agreement and of the REA (including, without limitation, reasonable attorneys' fees and expenses) and (y) the applicable REA Owner(s)' actual reasonable out-of-pocket costs of recovering such proceeds in accordance with the terms of this Agreement and of the REA (including, without limitation, reasonable attorney's fees and expenses).

                  "Insurance Requirements" means all terms of any insurance policy required pursuant to the REA, this Agreement or the Deed of Trust, all requirements of the issuer of any such policy and all regulations and then current standards applicable to or affecting the Real Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Real Property, or such other body exercising similar functions.

                  "Insured Casualty" has the meaning provided in subsection 5.1(X)(x).

                  "Interest Accrual Period" means, in connection with the calculation of interest accrued with respect to any specified Payment Date, (i) initially, the Initial Interest Period and (ii) thereafter, the period from and including the preceding Payment Date to but excluding such specified Payment Date, provided, however, that no Interest Accrual Period shall extend beyond the Maturity Date. Solely for purposes of this definition, the day next following the last day of the Initial Interest Period shall be deemed to be a "Payment Date".

                  "Interest Determination Date" means, in connection with the calculation of interest accrued for any Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.

                  "Interest Rate" has the meaning provided in subsection 2.5(a).

                  "Interest Rate Cap Agreement" means any interest rate cap agreement that Borrower enters into in accordance with the provisions of subsection 5.1(T).

                  "Inventory" means all "inventory" as defined in the UCC from time to time owned by Borrower or any Affiliate thereof, whether now or hereafter existing or acquired, and which arises out of or is used in connection with, directly or indirectly, the ownership and operation of the Collateral (or any portion thereof), all Documents (as defined in the UCC) representing the same and all proceeds and products of such Inventory. Without limiting the generality of the foregoing, the term "Inventory" shall include, without limitation:

(i) all goods, merchandise, raw materials, work in process and other personal property, wherever located, now or hereafter owned or held by the Borrower for manufacture, processing, the providing of services or sale, use or consumption in the operation of the Collateral (or any portion thereof) (including, without limitation, fuel, supplies and similar items and all substances commingled therewith or added thereto); and

(ii) all rights and claims of the Borrower against anyone who may store or acquire the Inventory for the account of Borrower, or from whom Borrower may purchase the Inventory.

                  "Junior Lender" means SGA Development, Inc., a Nevada
                   -------------
corporation and any successor or assign permitted under the Junior Loan Transfer Restrictions.

                  "Junior Loan" means that certain loan in the principal amount of $35,000,000, the other material terms of which are set forth on Exhibit J-1 attached hereto (the "Material Junior Loan Document Provisions").

                  "Junior Loan Documents" means loan documents relating to the Junior Loan, which loan documents shall consist of a loan agreement, a promissory note, a deed of trust, a collateral assignment of contracts, an assignment of leases and rents, and an environmental indemnity, which loan documents shall (i) be between Borrower, as borrower, and Junior Lender, as lender, (ii) shall contain the Material Junior Loan Document Provisions and
(iii) shall contain such other terms, provisions and conditions as the Administrative Agent shall approve (which approval shall not be unreasonably withheld or delayed so long as such other terms, provisions and conditions are not inconsistent with the Material Junior Loan Document Provisions), as any or all of such loan documents may be amended, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Junior Loan Estoppel Certificate" means the certificate, in the form of Exhibit J-2 attached hereto, from the Junior Lender and Borrower in favor of the Collateral Agent for the benefit of the Lenders and the Agents.

                  "Junior Loan Subordination Provisions" shall mean the terms, conditions and provisions set forth on Exhibit J-3 attached hereto.

                  "Junior Loan Transfer Restrictions" shall mean the terms, conditions and provisions set forth on Exhibit J-4 attached hereto.

                  "Leases" means all leases, subleases, lettings, underlettings, occupancy agreements, rental agreements, concession agreements, tenancies, licenses by the Borrower as landlord, lessor or licensor of the Trust Property or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and all other modifications thereof, and all guaranties thereof and all security therefor.

                  "Leasing Broker" means any individual or entity appointed in accordance with the terms hereof to procure tenants for the Trust Property pursuant to a Brokerage Agreement.

                  "Leasing Broker's Subordination" means an agreement, executed and delivered by the relevant Leasing Broker, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Leasing Broker subordinates its Brokerage Agreement, and all of its rights, interests and remedies thereunder, to the Loan Documents and to the Indebtedness, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Legal Requirements" means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting the Borrower, the Trust Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto, at any time in force affecting the Borrower or the Trust Property or any part thereof (including any which may (i) require repairs, modifications or alterations in or to the Trust Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof).

                  "Lender" means each lender listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to the terms hereof and their respective successors.

                  "Lending Office" means, as to each Lender, such office as such Lender may from time to time designate as its Lending Office by notice to the Borrower and the Administrative Agent.

                  "Letter of Credit" shall mean an unconditional, irrevocable, and transferable demand letter of credit, in form and substance reasonably satisfactory to the Administrative Agent, issued by and drawn on a bank that is acceptable to the Administrative Agent, for the account of the Principal (or an Affiliate thereof), and the beneficiary of which shall be the Collateral Agent for the benefit of the Lenders, together with all replacements hereof satisfying the provisions of this definition.

                  "LIBOR" means the rate per annum calculated as set forth below:

(i) On each Interest Determination Date, LIBOR for the next Interest Accrual Period will be determined on the basis of the offered rate for a period of one month (the "Index Maturity"), commencing on such Interest Determination Date, which appears on Telerate Page 3750 as of 11:00 a.m., London time (or such other page as may replace the Telerate Page on that service for the purposes of displaying London interbank offered rates of major banks).

(ii) With respect to an Interest Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (i) above, LIBOR for the next Interest Accrual Period shall be the arithmetic mean, expressed as a percentage, of the offered rates for deposits in U.S. dollars for the Index Maturity which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such date.

(iii) With respect to an Interest Determination Date on which no such offered rate appears on Telerate Page 3750 or on the Reuters Screen LIBO Page, LIBOR for the next Interest Accrual Period shall be a rate determined by the Administrative Agent as the arithmetic mean (rounded upward, if necessary, to the nearest one hundredth of a percentage point) of the rates quoted at approximately 11:00 A.M., London time, on such Interest Determination Date, by four major banks in the London interbank market, selected by the Administrative Agent in its sole discretion, to prime banks in the London interbank market for one-month Dollar deposits commencing on such Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such market at such time; provided, that the
                                                  --------
         Administrative Agent will request the principal London office of each of such four major banks to provide a quotation of its rate; provided,

                                                                      --------
         further, that if at least two such quotations are provided, the rate
         -------
         for such Interest Accrual Period will be the arithmetic mean of such quotations, and if fewer than two quotations are provided as requested, the rate for such Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrative Agent in its sole discretion, at approximately 11:00 A.M., New York City time, on the Interest Determination Date for loans in Dollars to leading European banks with a one-month maturity commencing on such Interest Determination Date in a principal amount equal to an amount that is representative for a single transaction in such market at such time.

(iv) If on any Interest Determination Date the Administrative Agent is required but unable to determine LIBOR in the manner provided in paragraphs (i), (ii) and (iii) above, the Administrative Agent shall not be liable to any party therefor, and the Base Rate shall be substituted in lieu of LIBOR plus the Applicable Margin.

         All percentages resulting from any calculations referred to in this definition will be rounded upwards, if necessary, to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

                  "Lien" means, with respect to any property, any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting such property or any portion thereof, or any estate or interest therein (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances).

                  "Limited Payment Guaranty" means that certain Limited Payment Guaranty in the form attached hereto as Exhibit H, dated as of the Closing Date and executed by the Principal, as the same may from time to time be amended, supplemented, extended or otherwise modified.

                  "Loan" means the loan in the principal amount of $105,000,000 to be made, subject to the terms and conditions contained herein, by the Lenders to the Borrower on the Closing Date.

                  "Loan Amount" means an amount equal to $105,000,000.

                  "Loan Commitment Letter" that certain letter agreement dated as of November 14, 1997 among Goldman Sachs Mortgage Company, Grand Canal and the Principal relating to the Loan, as the same may have been amended, supplemented or otherwise modified.

                  "Loan Commitment Percentage" means, for any given Lender, the fraction, represented as a percentage, the numerator of which is the portion of the Outstanding Principal Indebtedness then held by such Lender and the denominator of which is the aggregate Outstanding Principal Indebtedness. As of the date hereof, the Loan Commitment Percentage of each Lender is the percentage identified as such in the signature pages hereto.

                  "Loan Documents" means the collective reference to this Agreement, the Notes, the Deed of Trust, the Contract Assignment, the Cash Collateral Agreement, the Limited Payment Guaranty, the Scope Change Guaranty, the Manager's Subordination, the Broker's Subordination, the Assignment of Leases and Rents, the Environmental Indemnity, the Principal Non-Recourse Carve-Out and Limited Environmental Matters Guaranty, the Mall Retainage Escrow Agreement, the Mall Retainage Escrow Pledge Agreement, and all other agreements, instruments, certificates and documents evidencing, securing or otherwise relating to the Loan to which Borrower, the Principal and/or an Affiliate of either shall be a party, as any or all of the same may be amended, extended, supplemented or otherwise modified from time to time.

                  "Losses" has the meaning provided in subsection 5.1(J).

                  "Loss Proceeds" means Condemnation Proceeds and/or Insurance
                   -------------
Proceeds, as applicable.

                  "LVSI" means Las Vegas Sands, Inc., a Nevada corporation.
                   ----

                  "Lutece Additional Premises" means the premises demised under the Lutece Master Lease.

                  "Lutece Master Lease" means that certain Master Lease for Additional Lutece Space dated as of May 20,1999 between Venetian, as landlord, and Mall Construction, as tenant, the tenant's interest under which was assigned by Mall Construction to Grand Canal pursuant to the that certain Assignment and Assumption of Master Lease for Additional Lutece Space dated as of November 12, 1999 by and between Mall Construction and Grand Canal and further assigned by Grand Canal to Borrower pursuant to that certain Assignment and Assumption of Master Lease for Additional Lutece Space dated as of the date hereof, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of the Deed of Trust.

                  "Lutece Operating Lease" means that certain Lease dated as of May 20, 1999 between Venetian and Mall Construction, as landlord, and Las Vegas Lutece Corp., as tenant, Venetian's interest under which was assigned by Venetian to Mall Construction pursuant to that certain Assignment and Assumption of Lutece Lease dated as of May 20, 1999, further assigned by Mall Construction to Grand Canal pursuant to that certain Assignment and Assumption of Lutece Lease dated as of November 12, 1999 and further assigned by Grand Canal to Borrower pursuant to that certain Assignment and Assumption of Lutece Lease of even date herewith, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with the terms hereof

                  "Madame Tussaud Lease" shall mean that certain Lease dated as of May 15, 1998 by and between Mall Construction, as landlord and Madame Tussaud Las Vegas Inc., a Delaware corporation dba Madame Tussaud Las Vegas, as Tenant.

                  "Mall" has the meaning provided in the Deed of Trust.

                  "Mall Construction" means Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company.

                  "Mall Construction Lender" means Salomon Brothers Realty
                   ------------------------
Corp., as successor-in-interest to GMAC Commercial Mortgage Corporation.

                  "Mall Holdings" means Grand Canal Shops Mall Holding Company,
                   -------------
LLC, a Delaware limited liability company.

                  "Mall Improvements" has the meaning provided in the Deed of Trust.

                  "Mall Phase I" shall mean the Trust Property (as its exists immediately prior to the commencement of the construction of Mall Phase II).

                  "Mall Phase II" shall mean a first-class shopping mall (A) that is physically connected to the Trust Property at one or more locations and
(B) the architecture of which, and the theme with respect to which, is harmonious with that of Mall Phase I.

                  "Mall Retainage  Escrow  Account" has the meaning  provided in
Section 2.12(a) hereof.

                  "Mall   Retainage   Escrow  Account   Collateral"   means  the
collective reference to:

(i) all of the Borrower's right, title and interest in and to the Mall Retainage Escrow Account and the Instruments and securities (including, without limitation, Permitted Investments (as defined in the Mall Retainage Escrow Agreement)), if any, from time to time deposited or held in the Mall Retainage Escrow Account or otherwise held by or for the benefit of the Disbursement Agent pursuant to the terms of the Mall Retainage Escrow Agreement;

(ii) all interest, dividends, Money, and other funds and other property from time to time on deposit in the Mall Retainage Escrow Account or received, receivable or otherwise payable in respect of, or in exchange for, the Mall Retainage Escrow Account or Permitted Investments (as defined in the Mall Retainage Escrow Agreement); and

                  to the extent not covered by clause (i) or (ii) above, all Proceeds of any or all of the foregoing (except to the extent that such Proceeds shall have been disbursed to Borrower from the Mall Retainage Escrow Account in accordance with the provisions of the Mall Retainage Escrow Agreement and the Mall Retainage Escrow Pledge Agreement and applied in accordance with the provisions thereof).

                  "Mall Retainage Escrow Agreement" means that certain Mall Retainage/Punchlist Escrow Agreement dated as of November 12, 1999 by and between Mall Construction and Grand Canal and consented to by Mall Construction Lender, as the same was assigned by Grand Canal to Borrower pursuant to that certain Assignment and Assumption of Mall Retainage/Punchlist Escrow Agreement dated as of the date hereof and by Mall Construction Lender to Collateral Agent pursuant to that certain Assignment & Assumption of Mall Retainage/Punchlist Escrow Agreement dated as of the date hereof.

                  "Mall Retainage Pledge Agreement" means that certain pledge and security agreement in the form of Exhibit P attached hereto dated as of the date hereof, which creates in favor of Collateral Agent a perfected first priority security interest on the Mall Retainage Escrow Account and the Mall Retainage Escrow Collateral, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Mall Retainage Punchlist Amount" means $422,562.50.
                   -------------------------------

                  "Mall Space" has the meaning provided in the Deed of Trust.

                  "Mall II Sub" shall mean an Affiliate of the Principal that, at the time in question, (A) owns or leases the space in which and/or the land upon which, as applicable, Mall Phase II will be or was, as applicable, constructed and (B) owns (or if construction of Mall Phase II shall not have therefore been commenced, will, upon commencement of construction of Mall Phase II, own) Mall Phase II.

                  "Management Agreement" with respect to the Initial Manager, that certain Management Agreement dated as of July 24, 1997 between Initial Manager and LVSI and, with respect to each successor Manager appointed in accordance with the terms hereof, a property management agreement executed in accordance with the provisions hereof in any case, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Management Fees" means management fees that are payable under the Management Agreement.

                  "Manager" means Forest City Commercial Management, Inc. (the
                   -------
"Initial Manager") or any successor Manager appointed in accordance with the
 ---------------
terms hereof.

                  "Manager's Subordination" an agreement, executed and delivered by the relevant Manager, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Manager subordinates its Management Agreement, and all of its rights, interests and remedies thereunder, to the Loan Documents and to the Indebtedness, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Managing Member" means Grand Canal Shops Mall MM Subsidiary,
                   ---------------
Inc., a Nevada corporation.

                  "Material Adverse Effect" means any event or condition that has a material adverse effect upon (i) the business operations of the Borrower, taken as a whole, the Collateral, taken as a whole, the assets of the Borrower, taken as a whole, or the condition (financial or otherwise) of the Borrower, taken as a whole, (ii) the ability of the Borrower or the Principal to perform any of its material obligations under the Loan Documents, (iii) the enforceability, validity, perfection or priority of the Lien of any Loan Document or (iv) the value of the Collateral (or of any Lender's or any Agent's interest therein) or the operation thereof.

                  "Maturity Date" means the earlier to occur of (i) December 20, 2002 or (ii) the date upon which the Loan shall be due and payable pursuant to the terms of the Loan Documents.

                  "Member" means any direct or indirect member of Borrower or Managing Member.

                  "Money" means all moneys, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation of the Collateral.

                  "Moody's" means Moody's Investor Service, Inc.
                   -------

                  "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Notes" means the collective reference to the promissory notes of the Borrower, substantially in the form of Exhibit A hereto, each of which is payable to the order of a Lender and in a principal amount equal to such Lender's Loan Commitment Percentage of the Loan Amount (or, where a Lender holds multiple Notes, all of which are, in the aggregate, in a principal amount equal to such Lender's Loan Commitment Percentage), as any or all of such notes may from time to time be amended, supplemented, severed, renewed, extended or otherwise modified; "Note" means any one of such promissory notes, as such note may from time to time be amended, supplemented, severed, renewed, extended or otherwise modified.

                  "Notices" has the meaning provided in Section 10.6.

                  "Operating Expense Deposit" shall mean $5,000,000.

                  "Operating Expense Revenue Achievement Date" shall mean the first date occurring on or after the Closing Date upon which the Approval Criteria shall be satisfied.

                  "Operating  Expense  Account"  has  the  meaning  provided  in
Section 2.12(h)(1).

                  "Operating Expenses" means, with respect to any period of time, expenses that were paid or required under the Loan Documents to be paid by the Borrower during such period in connection with the operation or maintenance of the Collateral (or any portion thereof), or the operation of Borrower's business at the Trust Property (and, at the Administrative Agent's request, certified as such by the Borrower pursuant to a Borrower's Certificate), including: (i) all rent and other amounts payable under any ground lease or underlying lease (including the Billboard Master Lease, Lutece Master Lease and the Canyon Ranch Master Lease), (ii) Impositions, (iii) Insurance Premiums (to the extent payable by Borrower under the REA), (iv) wages, salaries, and fringe benefits of employees engaged in the operation or management of the Collateral (or any portion thereof) or the Borrower's business, (v) fees and other amounts paid in respect of utilities serving the Trust Property, (vi) fees, costs and expenses for cleaning, janitorial and security services with respect to the Trust Property (or any portion thereof), (vii) professional fees incurred in connection with the operation or management of the Trust Property (or any portion thereof), (viii) repair and maintenance costs with respect to the Trust Property (or any portion thereof), (ix) advertising, marketing and other promotional expenses incurred in connection with the Trust Property (or any portion thereof) or the Borrower's business, (x) travel and entertainment costs incurred in connection with the Trust Property or the Borrower's business, (xi) amounts payable under Equipment Leases, (xiii) amounts payable by the Borrower under the Property Agreements (including Common Charges) and (xiv) amounts payable by the Borrower to the Interest Rate Cap Agreement counterparty. "Operating Expenses" shall not include (a) depreciation or amortization or other noncash items (other than expenses that are or were, as applicable, due but not yet paid or are described in the parenthetical contained in clause (d) below),
(b) income or franchise taxes payable by the Borrower, (c) Capital Expenditures (except to the extent includable, under GAAP, in Borrower's operating expenses for the period of time in question), (d) any amounts that are payable under the Loan Documents or the Junior Loan Documents and (e) all amounts covered by the preceding sentence to the extent paid using funds in any of the Bank Accounts (other than the Cash Management Account) or the Mall Retainage Escrow Account in accordance with the terms, provisions and conditions hereof.

                  "Operating Income" means, for any period of time, all Rents that are actually received by, or for the benefit of, Borrower during such period.

                  "Other Borrowings" means, without duplication (but not including the Indebtedness) (i) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of the Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of the Borrower and, without duplication, all unreimbursed amounts drawn thereunder and obligations evidenced by bankers' acceptances, (iv) all indebtedness of the Borrower secured by a Lien on any property owned by the Borrower (whether or not such indebtedness has been assumed), (v) all Contingent Obligations of the Borrower, (vi) all liabilities and obligations for the payment of money relating to a capitalized lease obligation or sale/leaseback obligation, (vii) all liabilities and obligations representing the balance deferred and unpaid of the purchase price of any property or services, except those permitted under the express terms of this Agreement and (viii) all payment obligations of the Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements (other than the Interest Rate Cap Agreement).

                  "Outstanding Principal Indebtedness" means, at any time of determination, the aggregate principal amount of the Loan that is then outstanding.

                  "Participant" has the meaning provided in subsection 10.9(f).

                  "Participation" has the meaning provided in subsection 5.1(W).

                  "Payment Date" has the meaning provided in Section 2.5.

                  "PBGC" means the Pension Benefit Guaranty Corporation
                   ----
established under ERISA, or any successor thereto.

                  "Permanent Mall Certificate of Occupancy" means a permanent certificate of occupancy for the Mall issued by the Building Department pursuant to applicable Legal Requirements which permanent certificate of occupancy shall
(a) permit the Real Property Collateral to be used for the Mall Intended Uses and (b) be in full force and effect. Capitalized terms that are used in this definition but not defined in this Agreement have the respective meanings given in the FADAA.

                  "Permits" means all licenses, permits, variances and certificates used in connection with, or otherwise pertaining to, the ownership, operation, use or occupancy of the Collateral (including, without limitation, certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained or obtainable from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Collateral).

                  "Permitted   Easements"  has  the  meaning  given  within  the
definition of Permitted Liens.

                  "Permitted Encumbrances" means, collectively, (i) Permitted Liens, (ii) rights of existing and future lessees as lessees only pursuant to Leases executed in accordance with the provisions of the Loan Documents, (iii) Liens permitted pursuant to subsection 6.1(A), (iv) the Liens created by the Deed of Trust and the other Loan Documents, and (v) Transfers permitted under
Section 6.1(B).

                  "Permitted   Investments"   means  any  one  or  more  of  the
following:

                  (a) obligations with a remaining maturity of one year or less that are (i) direct obligations of the United States of America for the full and timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, and guaranteed as a full faith and credit obligation which shall be fully and timely paid by, the United States of America (including a depository receipt issued by a Lender (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to such obligations or a specific payment of principal of or interest on any such obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt);

                  (b) debt obligations with a remaining maturity of one year or less, other than obligations referred to in clause (a) above, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry, deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, investment contracts, funding agreements or other instruments, which shall be rated not lower than (i) Aaa by Moody's or if it has a short-term debt rating then a short-term debt rating not lower than P-1 by Moody's and (ii) AAA by S&P or if it has a short-term debt rating then the highest short-term debt rating category by S&P and bonds or other obligations with a remaining maturity of 91 days or less rated Aaa by Moody's and AAA by S&P, issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing; or any combination of the foregoing;

                  (c) investments in money market mutual funds held through an account with an Eligible Institution, which funds invest only in the instruments specified in (a)(i) and (a)(ii) above; and

                  (d) deposit accounts maintained at a Bank; provided, however, that none of (a) and (b) above may mature later than the Business Day preceding the Maturity Date.

                  "Permitted Lease" shall have the meaning given in Section 5.1(z) hereof.

                  "Permitted Liens" means, collectively, (i) all Liens and other matters disclosed on Schedule B-1 to the Title Insurance Policy, (ii) Liens, if any, for Impositions imposed by any Governmental Authority not yet delinquent and with respect to which no penalties are or will be payable or being contested in good faith and by appropriate proceedings in accordance with the Deed of Trust, (iii) mechanics' or materialmen's Liens, if any, being contested in good faith and by appropriate proceedings in accordance with the Deed of Trust or which, under the terms of Section 6(e) of the Deed of Trust, are not yet required to be discharged, (iv) easements created under, or in accordance with the express terms of, the REA or the ESA and, in either case, in accordance with the terms of this Agreement, (v) other easements ("Permitted Easements") that, when taken together with all other easements, Liens, encumbrances and other matters affecting the Trust Property (including, without limitation, the Permitted Encumbrances) (A) do not (1) interfere (other than to an immaterial extent) with the use or operation of the Trust Property in accordance with the terms of this Agreement, (2) adversely affect (other than to an immaterial extent) the value of the Trust Property and/or (3) impose any material obligation on the owner of the Trust Property or the Trust Property itself (other than the granting of the easement in question) and (B) are not reasonably likely to cause a Material Adverse Effect, (vi) Liens for workers' compensation, unemployment insurance and similar programs, in each case, arising in the ordinary course of Borrower's business of operating a First Class Mall in accordance with the provisions hereof and being contested in good faith and by appropriate proceedings in accordance with the Deed of Trust and (vii) Equipment Leases permitted under this Agreement and Equipment Liens permitted under this Agreement.

                  "Permitted Mall Expansion" means Mall Phase II but only if the same is constructed in accordance with the terms, provisions and conditions of the Loan Documents (including, without limitation, Article VIII hereof).

                  "Permitted Renovation" means a Renovation that satisfies each of the following: (i)(A) with respect to any Renovation consisting of work to be performed by a tenant, or by Borrower for a tenant, under a Permitted Lease to build-out such tenant's premises for its initial occupancy thereof, such Renovation as would be made by a Commercially Reasonable Owner, provided that the making of such Renovation is not likely to cause a Material Adverse Effect,
(B) such Renovation is a Permitted Mall Expansion or (C) with respect to any Renovation not described in the foregoing clauses (A) or (B), the aggregate cost of such Renovation and all Renovations related thereto shall be less than $5,000,000 and (ii) in the case of any Renovation described in the foregoing clause (i), such Renovation, together with all related Renovations (collectively, the "Related Renovations") do not (upon completion of any or all of such Related Renovations), individually, or in the aggregate (w) result in a material diminution of the value of the Trust Property (the Lenders and the Agents hereby agreeing that, solely with respect to the Permitted Mall Expansion, if the Approval Criteria are satisfied, the Lenders and the Agents shall not assert that there will be a material diminution of the value of the Trust Property due to the construction of Mall Phase II arising from the fact that (notwithstanding Mall Sub I and Mall Sub II's compliance with the terms of the COREA) (1) tenants in Mall Phase II and tenants in Mall Phase I may compete for the same customers and/or (2) prospective tenants may elect to lease space in Mall Phase II rather than in Mall Phase I), (x) materially or fundamentally change the nature, function or use of the Trust Property and/or fundamentally change the design of the Trust Property, (y) materially adversely affect (1) access to or from, parking serving and/or the provision of utilities to, the Trust Property and/or (2) the ability of the owner of the Trust Property to lawfully use and operate the Trust Property in accordance with the terms of the Loan Documents and/or (z) permit any tenant to terminate its Lease (unless, taking into account the benefit to accrue to the Trust Property by reason of such Renovation, (aa) a Commercially Reasonable Owner would permit such termination to occur and (bb) such termination is not likely to have a Material Adverse Effect).

                  "Permitted Transfer" means any of the following: (i) any Permitted Encumbrance, (ii) any transfer, directly as a result of the death of a natural person, of stock, membership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (iii) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, (iv) with respect to stock, membership interests or other ownership interests in any Person that is not a natural person, any transfer or pledge of stock, membership or other ownership interests in such Person (or of options to purchase such stock, membership or other ownership interests), provided that, assuming (A) the exercise of all such options (and after giving effect to the exercise of all such options) and (B) the foreclosure of all such pledges (and after giving effect to such foreclosure and the related transfer of the stock, membership or other ownership interests), the Principal (or, in the case of the death or legal incapacity of the Principal, the applicable Person or Persons referenced in clause (ii) or (iii), as applicable) retains control (as defined within the definition of Affiliate) of the Borrower and the Principal (or, in the case of the death or legal incapacity of the Principal or in the case of a transfer made pursuant to clause
(v) below, the applicable Person or Persons  referenced in clause (ii), (iii) or
(v), as applicable) owns, directly or indirectly, at least 51% of the beneficial ownership interests of Borrower; provided that no more than 10%, in the aggregate, of the direct or indirect stock, membership or other ownership interests of Borrower shall be transferred, pursuant to this clause (iv), to Persons that are not (aa) bona fide employees of the Borrower (or of an Affiliate of Borrower) or (bb) family members of the Principal; (v) any transfer of stock, membership interests or other ownership interests in a Person that is not a natural person (an "Entity") by a natural person to any Person, provided that in the case of transfers of stock, membership interests or other ownership interests held by the Principal, each such transfer must be to a member of his family (or to a trust the sole beneficiary or beneficiaries of which is a member of his family) (but only to the extent, in any of the foregoing cases, that (x) any such transfer is made for estate planning purposes and (y) the Principal (or, in the case of the death or legal incapacity of the Principal, the applicable Person or Persons referenced in clause (ii) or (iii), as applicable) retains control (as defined within the definition of Affiliate) of the Borrower,
(vi) any transfer of Collateral to the successor or surviving Person resulting from a merger or consolidation of Borrower with any other Person in accordance with, and subject to, the terms, provisions and conditions of, this Agreement and (vii) the Takings described on Schedule I attached hereto, provided that, solely with respect to any of the Takings described on such Schedule I that shall be "consensual" (A) a Commercially Reasonable Owner would agree to permit such "consensual" Takings on the terms thereof (including, without limitation, those relating to the Condemnation Award payable with respect thereto) and (B) the consummation of such "consensual" Takings will not cause a Material Adverse Effect; provided further that, notwithstanding the fact that the Takings described on such Schedule I shall be Permitted Transfers, the provisions of
Section 5.1(X) hereof shall be applicable to such Takings.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                  "Plan" means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate during the five-year period ended prior to the date of this Agreement or to which the Borrower or any ERISA Affiliate makes, is obligated to make, or has, within the five-year period ended prior to the date of this Agreement, been required to make contributions that is covered by Title IV of ERISA (other than a Multiemployer Plan).

                  "Policies" and "Policy" have the meanings provided in Section 5.1(X)(ii).

                  "Prepayment Date" shall have the meaning given in subsection 2.6(b).

                  "Prime Rate" means the rate that Scotiabank announces from its New York office from time to time as its United States dollar prime lending rate as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Scotiabank or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "Principal" means Sheldon G. Adelson.
                   ---------

                  "Principal Non-Recourse Carve-Out and Limited Environmental Matters Guaranty" means that certain Indemnity and Guaranty Agreement in the form attached hereto as Exhibit E attached hereto, dated as of the date hereof made by the Principal in favor of the Agents for the benefit of the Lenders and in favor of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Proceeds" means all proceeds, both cash and noncash, of the Collateral (or any portion thereof).

                  "Projected Rent" shall mean, for any period of time, with respect to (A) any COREA Qualified Lease or any COREA Qualified Lease Commitment that provides for the use of the leased premises in question as a restaurant (but excluding any such leased premises that are located within a "food court"), the greater, of (1) the aggregate minimum (i.e. exclusive of percentage or additional) rent that is required to be paid by the tenant thereunder with respect to such period (other than minimum rent payable with respect to any portion of such leased premises that is not located within the Mall) or (2) the sum of (a)(i) the product of $50 (or, with respect to any net rentable square foot of the leased premises that is or will be located on the first level of the Mall over which there will not be constructed, prior to the time that the Borrower delivers such leased premises to such tenant, a second level of Mall, $75) pro rated for the period in question based upon the ratio that the number of calendar months (or portions thereof) in such period bears to twelve (12) multiplied by (ii) the aggregate net rentable square footage of the leased premises that is or will be located on the first level of the Mall plus (b) the product of (i) $25 (pro rated as aforesaid) multiplied by (ii) the aggregate net rentable square footage of the leased premises that is or will be located on the second level of the Mall, (B) the Billboard Operating Lease, $945,000 pro rated as aforesaid, (C) the Madame Tussaud LOI/Lease, $960,000 pro rated as aforesaid, and (D) with respect to any other COREA Qualified Lease or COREA Qualified Lease Commitment, minimum (i.e. exclusive of percentage or additional) rent that is required to be paid by the tenant thereunder with respect to such period minus, in the case of the Canyon Ranch Operating Lease, all rent reasonably projected by Administrative Agent to be payable under the Canyon Ranch Master Lease for the period in question.

                  "Project Impositions" means all Taxes (as defined the REA) relating to the Real Property with respect to which REA Owners are required, under the REA, to make deposits into the REA Tax Escrow Account.

                  "Property   Agreements"   means  all  agreements,   grants  of
easements and/or rights-of-way, reciprocal easement agreements, Permits, declarations of covenants, conditions and restrictions, disposition and development agreements, construction management agreements, architectural agreements, construction agreements, planned unit development agreements, parking agreements, party wall agreements and all other instruments, agreements and documents relating to the acquisition, construction, ownership, use, operation or maintenance of the Collateral, including, without limitation, the documents and instruments that constitute Permitted Encumbrances, the REA, the ESA, the FADAA, the Mall Retainage Escrow Agreement, the Sale and Contribution Agreement, the Trademark Cross License Agreement, the COREA (if entered into) and all management agreements and service contracts but excluding the Leases and the Loan Documents.

                  "Property Insurance" has the meaning provided in subsection 5.1(X)(x).

                  "Proposed Plans and Specifications Notice" means, with respect to any proposed Renovation (other than a Permitted Renovation) that the Administrative Agent shall approve (or shall be deemed, in accordance with the provisions of this Agreement, to have approved), a notice from the Borrower to the Administrative Agent attached to which shall be the description of such proposed Renovation that was contained in the relevant Proposed Renovation Notice, as well as the plans and specifications relating to such proposed Renovation and a statement as to which tenants, if any, would be permitted to terminate their Leases if such proposed Renovation were made (without giving effect to any relocation right afforded Borrower under the Leases). Each Proposed Plans and Specifications Notice shall be legended (in bold, capitalized letters) with the following:

                  "This is a Proposed Plans and Specifications Notice referred to in that certain Loan Agreement dated as of December 20, 1999 among the Lenders from time to time parties thereto, Goldman Sachs Mortgage Company, as Syndication Agent, The Bank of Nova Scotia, as Collateral Agent, The Bank of Nova Scotia, as Administrative Agent and Grand Canal Shops Mall Subsidiary, LLC, as borrower (the "Loan Agreement") with respect to the proposed Renovation described in that certain Proposed Renovation Notice dated _____ furnished to you in accordance with the terms of the Loan Agreement. If you do not approve or disapprove, in writing, the proposed plans and specifications attached hereto within twenty (20) Business Days after the date upon which you have actually received this Proposed Plans and Specifications Notice and the plans and specifications relating to the aforesaid proposed Renovation (without giving effect to the "deemed receipt" provisions of subsection 10.6 of the Loan Agreement), then you shall be deemed to have approved such plans and specifications."

                  "Proposed Renovation Materials" means, with respect to any Proposed Renovation Notice, the materials and data upon which Borrower based its estimate, set forth in such Proposed Renovation Notice, of the cost of the proposed Renovation in question, as well as such other information or materials with respect to such proposed Renovation as the Administrative Agent shall reasonably request.

                  "Proposed Renovation Notice" means, with respect to any Renovation (other than a Permitted Renovation) that Borrower desires to make, a notice from the Borrower to the Administrative Agent containing a reasonably detailed description of such proposed Renovation and Borrower's reasonable estimate of the aggregate cost thereof. Each Proposed Renovation Notice shall be legended (in bold, capitalized letters) with the following:

                  "This is a Proposed Renovation Notice referred to in that certain Loan Agreement dated as of December 20, 1999 among the Lenders from time to time parties thereto, Goldman Sachs Mortgage Company, as Syndication Agent, The Bank of Nova Scotia, as Collateral Agent, The Bank of Nova Scotia, as Administrative Agent and Grand Canal Shops Mall Subsidiary, LLC, as borrower (the "Loan Agreement"). If you do not approve or disapprove, in writing, the proposed Renovation described herein within twenty (20) Business Days after the date upon which you have actually received this Proposed Renovation Notice and all Proposed Renovation Materials (without giving effect to the "deemed receipt" provisions of subsection 10.6 of the Loan Agreement), then you shall be deemed to have approved such proposed Renovation."

                  "Qualified Bank" means any commercial bank having a combined
                   --------------
capital and surplus of at least $500,000,000.
                  "Qualified Insurer" has the meaning set forth in Section 5.1(X)(ii).

                  "REA"  means that  certain  Amended  and  Restated  Reciprocal
Easement, Use and Operating Agreement dated as of November 14, 1997 among Interface Group - Nevada, Inc., Mall Construction (as predecessor-in-interest to Grand Canal, as predecessor-in-interest to Borrower) and Venetian, as amended pursuant to that certain First Amendment to Amended and Restated Reciprocal Easement, Use and Operating Agreement dated as of the date hereof, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.

                  "REA Insurance Premium Escrow Account" means the Insurance Escrow Account (as such term is defined in the REA).

                  "REA Lender" means any Mortgagee (as such term is defined in the REA) that is not an Affiliate of an REA Owner.

                  "REA Owner" means any Owner (as such term is defined in the REA).

                  "REA Tax Escrow Account" means the Tax Escrow Account (as such term is defined in the REA).

                  "Real Property" has the meaning provided in the Deed of Trust.

                  "Recorder's Office" means the office of the county recorder of Clark County, Nevada.

                  "Regulatory Change" means any change after the date of this Agreement (or with respect to any Assignee hereunder, after the date such Assignee becomes a Lender) in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to a class of banks, companies controlling banks or lenders, including a Lender or any company controlling a Lender, of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

                  "Remedial Work" has the meaning provided in subsection 5.1(D).

                  "Renovation"  means  the  demolition,   removal,  replacement,
construction, rebuilding, change or alteration of or to the Trust Property (or any portion thereof).

                  "Rents" means such term as it is defined in the Deed of Trust.

                  "Replacement Equipment" has the meaning provided in subsection 6.1(U).

                  "Required COREA Lease" a Lease is a "Required COREA Lease" if such Lease (or a COREA Qualified Lease Commitment relating thereto) was, prior to the time in question, included in the calculation of COREA Rent in connection with any determination as to whether the Approval Criteria were satisfied.

                  "Required Lenders" means at any time Lenders holding at least 66-2/3% of the aggregate then Outstanding Principal Indebtedness.

                  "Required Reserves" has the meaning given in the definition of "Excess Cash Flow".

                  "Reserve Percentage" means, for any day, the stated maximum rate (expressed as a decimal) in effect on such day at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by a member bank of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D) but without benefit of or credit for proration, exemptions or offsets that might otherwise be available to such member bank from time to time under Regulation D as reported by the affected Lender or Lenders. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by such member bank against (i) any category of liabilities which includes deposits by reference to which Adjusted LIBOR for the Loan is to be determined or (ii) any category of extension of credit or other assets that includes the Loan, but not including any risk-based or other capital requirements relating to extensions of credit. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages. The parties hereto acknowledge that, as of the Closing Date, the Reserve Percentage is 0.

                  "Restoration" has the meaning provided in Section 5.1(X)(x).

                  "Retail Annex" has the meaning provided in the Deed of Trust.

                  "Retail Annex Land" has the meaning provided in the Deed of Trust.

                  "Sale and Contribution Agreement" means that certain Second Sale and Contribution Agreement dated as of the date hereof between Grand Canal, as seller, and Borrower, as purchaser, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.

                  "Scope Change Guaranty" means that certain Mall Scope Change Guaranty in the form attached hereto as Exhibit L, dated as of the Closing Date and executed by the Principal, as the same may from time to time be amended, supplemented, extended or otherwise modified.

                  "Scotiabank" means the Bank of Nova Scotia.
                   ----------

                  "Securities  Act"  has  the  meaning  provided  in  subsection
6.1(S).

                  "Service Contracts" means service contracts executed in the ordinary course of operation of the Trust Property that would not be binding on the Trust Property (or any portion thereof) or the Collateral Agent if the Collateral Agent were to become the owner of the Trust Property for the benefit of the Lenders or that are terminable by the Borrower (or its successor or assign), without the payment of a termination fee or any other similar amount, upon not more than thirty (30) days notice.

                  "Single-Purpose Entity" means a Person, other than an individual, which (i) is formed or organized solely for, and the nature of business and objects proposed to be transacted and carried on by it are, the limited purposes described on Schedule D-1 attached hereto (with respect to Borrower) or Schedule D-2 attached hereto (with respect to Managing Member) and, in any case, none other (the "Permitted Activities"), (ii) does not engage in any business other than the Permitted Activities, (iii) does not have any assets other than those related to its interest in the Collateral (in the case of Borrower) or a 1% managing member membership interest in Borrower (in the case of Managing Member) or, in any case, any indebtedness other than as permitted by this Agreement, the Deed of Trust or the other Loan Documents, (iv) has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person,
(v) is subject to all of the limitations on powers set forth in the organizational documentation of the Borrower or Managing Member, as applicable, as of the Closing Date, (vi) holds itself out as being a Person separate and apart from any other Person and (vii) has, in the case of Managing Member, at least one Independent Director.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "second level" means, (A) with respect to the Mall, the mezzanine level of the Mall and (B) with respect to the Retail Annex, the second level of the Retail Annex.

                  "SNDA" means a subordination non-disturbance and attornment agreement substantially in the form of Exhibit M hereto.

                  "SNDA  Deposit  Escrow  Account"  has the meaning  provided in
Section 2.12(d)(iv).

                  "SNDA Qualified Lease" means, as of any date of determination, a Lease (i)(a) that substantially conforms to the applicable (e.g., retail or restaurant) standard lease form attached hereto as Exhibit I-1 or Exhibit I-2, as applicable (with such changes thereto as both (x) a Commercially Reasonable Owner would agree to and (y) are not likely to result in a Material Adverse Effect), provided that in no event shall such changes include a right of the tenant to terminate the Lease (except for rights to terminate, due to a Casualty or Taking, that both a Commercially Reasonable Owner would agree to and that are not likely to result in a Material Adverse Effect)), (b) with respect to which, in the case of a Lease that was theretofore entered into, such Lease is in full force and effect and there is no monetary default or material non-monetary default and (c) that complies with the provisions of Schedule H-1 attached hereto (as such provisions may be changed from time to time with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) (any such Lease, and any Lease described on Schedule H-2 hereto, shall each be referred to as an "Automatically Qualified SNDA Lease") or
(ii) is otherwise approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, each Lease described on Schedule H-2 hereto shall be deemed to be a "SNDA Qualified Lease" so long as, at the time in question, such Lease is in full force and effect and there is no monetary default or material non-monetary default under such Lease.

                  "Start-Up Cost Escrow Accounts" means the collective reference to the "Operating Expense Account", the "Brokerage Commission Account" and the "TI Costs Account".

                  "Subsection  4.1(J)   Representation  and  Warranty"  has  the
meaning provided in subsection 4.1(J).

                  "Subordinate Lease" means a Lease that (A) shall, by its terms, be expressly subordinate in all respect to the Deed of Trust and the other Loan Documents (without any non-disturbance or similar protection being afforded the tenant or other occupant thereunder) and (B) will terminate as a matter of law, or may be terminated by the Collateral Agent as a result of, or in connection with, foreclosure of the Deed of Trust.

                  "Syndication Agent" means Goldman Sachs Mortgage Company, in its capacity as syndication agent for the Lenders hereunder, and its successors in such capacity.


                  "Taking" means a taking or other conveyance during the term hereof of all or part of the Real Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting the Real Property or any portion thereof whether or not the same shall have actually been commenced.

                  "Tax Distributions" means tax distributions to members of Borrower to the extent necessary to cover income taxes (x) on such members' distributive share of limited liability company income and gains (which distributive share must be included in such members' taxable income notwithstanding the fact that the partnership made no actual distribution as a result of the provisions of this Section 3) or (y) on accrued and unpaid interest in respect of the Subordinate Loan, in each case, assuming that the applicable marginal income tax rate is the Applicable Tax Percentage (such tax distributions described in clause (y), "Interest Tax Distributions").

                  "Taxes" has the meaning provided in subsection 2.10(a).

                  "Tax Escrow Account" has the meaning provided in subsection 2.12(b).

                  "Tenant   Claims"   shall  mean  claims  made  by  tenants  in
connection with, or as a result of, the construction and/or opening of the Mall Improvements.

                  "TI Costs" means the costs of tenant space build-out work and other tenant concessions and inducements payable by Borrower under, or in connection with, Leases.

                  "TI Costs Deposit" shall mean $1,165,393.19.

                  "TI Costs Revenue Achievement Date" shall mean the first date occurring on or after the Closing Date upon which the Approval Criteria shall be satisfied (provided that for purposes of this definition of "TI Deposit Revenue Achievement Date", "$28,000,000" shall be substituted for "$21,000,000" each time it appears in the definition of "Approval Criteria").

                  "TI Costs Account" has the meaning provided in Section 2.12(d)(ii).

                  "Title Insurance Policy" means the mortgagee's title insurance policy insuring the Deed of Trust issued by one or more title companies to, and accepted by, the Collateral Agent at, and in connection with, the Closing.

                  "Trademark" means the trademark licenses, trademarks, rights in intellectual property, trade names, service marks and copyrights relating to the Trust Property or the license to use intellectual property such as computer software owned or licensed by the Borrower or other proprietary business information relating to the Borrower's policies, procedures, manuals and trade secrets.

                  "Trademark Cross License Agreement" means that certain Trademark Cross License Agreement dated November 14, 1997 by and between LVSI, Venetian and Mall Construction (as predecessor-in-interest to Grand Canal as predecessor-in-interest to Borrower), as amended, supplemented or otherwise modified in accordance with the terms hereof.

                  "Transaction" means the transactions contemplated by the Loan Documents.

                  "Transaction Costs" means all costs and expenses paid or payable by the Borrower relating to the Transaction (including, without limitation, appraisal fees, legal fees, and accounting fees and costs and expenses associated therewith); provided that "Transaction Costs" shall not, except to the extent provided in Section 10.23 hereof (or otherwise expressly provided in any Loan Document), include legal fees and other expenses of the Lenders (other than GSMC), any cost or expense of syndicating the Loan or any legal fees or other expenses of any Agent (other than the Syndication Agent) incurred on or prior to the Closing Date.

                  "Transfer" means the conveyance, transfer, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a Lien in or on, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Collateral; (b) in the membership or other ownership interests in, the Borrower; (c) in the Borrower (or any trust of which the Borrower is a trustee); or (d) in any Person having a direct or indirect legal or beneficial ownership in the Borrower and shall also include, without limitation to the foregoing, the following: an installment sales agreement wherein the Borrower agrees to sell the Collateral or any part thereof or any interest therein for a price to be paid in installments; an agreement by the Borrower leasing all or a substantial part of the Collateral to one or more Persons pursuant to a single or related transactions, or a sale, assignment or other transfer or, or the grant of a security interest in, the Borrower's right, title and interest in and to any Leases or any Rent; any instrument subjecting the Collateral to a condominium regime or transferring ownership to a cooperative corporation; and the dissolution or termination of the Borrower or the merger or consolidation of the Borrower with any other Person.

                  "Transfer Notice" has the meaning provided in subsection 6.1(B)(ii).

                  "Trustee" has the meaning given in the REA.

                  "Trust Property" has the meaning given in the Deed of Trust.

                  "UCC" means with respect to the Trust Property, the Uniform Commercial Code as in effect on the date hereof in the state where the Trust Property is located, as amended from time to time; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state where the Trust Property is located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  "UCC Searches" has the meaning specified in subsection 3.1(T).

                  "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

                  "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling, burying, retention, refining, production, disposition or storage of such Hazardous Substance or transportation of such Hazardous Substance.

                  "Venetian" means Venetian Casino Resort, LLC, a Nevada limited liability company.

                  "Welfare Plan" means an employee welfare benefit plan (as defined in Section 3(1) of ERISA) established or maintained by the Borrower or any Subsidiary or that covers any current or former employee of the Borrower or any Subsidiary (other than a Multiemployer Plan).

                                   ARTICLE II.
                                  GENERAL TERMS

                  Section 2.1. The Loan. (a) The Loan shall consist of one advance of the Loan (the "Loan Advance"), in a principal amount equal to the Loan Amount, to be made to the Borrower on the Closing Date and there shall be no advances of the Loan made after the Closing Date. Each Lender shall, on the Closing Date, fund its Lender's Commitment Percentage of the Loan Amount. The borrowing of the Loan Advance under this Section shall be made from the several Lenders ratably in proportion to their respective Loan Commitment Percentages. Failure of any Lender to make any Loan Advance required to be made by such Lender hereunder shall not relieve such Lender, or any other Lender, of any of its obligations hereunder. No Lender shall have any responsibility for any failure by any other Lender to fulfill its obligations hereunder.

                  (a)(b) Not later than 11:00 a.m., New York City time, on the Closing Date, each Lender shall make available its share of the requested Loan Advance (determined as aforesaid), in Funds, by deposit to the Administrative Agent's account specified in Section 10.6 or otherwise specified in writing by the Administrative Agent to the Lenders (at least two (2) Business Days prior to the Closing Date). Unless the Syndication Agent shall determine that any applicable condition to the making of the requested Loan Advance has not been satisfied and shall notify the Administrative Agent prior to the Closing Date of the same (in which case, the Syndication Agent shall also instruct the Administrative Agent to refund to each Lender such Lender's share of such Loan Advance (to the extent actually funded to the Administrative Agent by such
Lender) and the Administrative Agent shall so refund the same), the Administrative Agent will wire transfer the amount of the requested Loan Advance to the account described in the Borrower's wiring instructions on the Closing Date. The proceeds of the Loan shall be used solely for the purposes identified in Section 2.2 hereof.

                  (c)  [Intentionally omitted]

                  (d) The Loan shall constitute the general obligation of the Borrower to the Lenders and shall be secured by the security interest in and Liens granted upon all of the Collateral and by all other security interests and Liens at any time or times hereafter granted by the Borrower to the Collateral Agent.

                  Section 2.2.      Use of Proceeds. Proceeds of the Loan shall
                                    ---------------
be used solely to finance a portion of the purchase price of the Trust Property in accordance with the provisions of the Sale and Contribution Agreement.

                  Section 2.3. Security for the Loans. (a) The Notes and the Borrower's obligations hereunder and under the other Loan Documents shall be secured by the Deed of Trust and the other Collateral Security Instruments.

                  Section 2.4. The Notes. (a) The portion of the Loan Advance made by each Lender shall be evidenced by a single Note (or, at the request of a Lender, two or three Notes) payable to the order of such Lender for the account of its Lending Office in a principal amount (in the case of a Lender holding two or three Notes, in an aggregate principal amount) equal to such portion of the Loan Advance. The Borrower's obligation to pay the principal of and interest on the portion of the Loan made by each Lender shall be evidenced by the Note (or Notes) that is payable to the order of such Lender. Each Note shall provide for a final maturity on the Maturity Date.

                  (a)(b) Each Lender is hereby authorized to endorse on the schedule attached to its Note(s) (or on a continuation of such schedule attached to such Note(s) and made a part thereof) an appropriate notation evidencing each payment of interest or other amounts due under the Loan Documents, in respect thereof and may, if such Lender so elects in connection with any transfer or enforcement of its Note(s), endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information. Such schedule shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. The failure of any Lender to make a notation on the schedule to its Note(s) as aforesaid shall not affect the obligations of the Borrower hereunder or under such Note(s) or any other Loan Document in any respect.

                  Section 2.5. Principal and Interest. (a) Borrower shall pay to the Administrative Agent for the benefit of the Lenders interest on the Loan from the Closing Date to but excluding the date upon which the Loan shall be repaid in full as described in this Section 2.5. The Loan shall bear interest for each Interest Accrual Period with respect thereto at a rate per annum equal to the sum of the Adjusted LIBOR determined as of the relevant Interest Determination Date immediately preceding such Interest Accrual Period plus the Applicable Margin (the "Interest Rate"). Interest on the Loan shall accrue on the outstanding principal amount thereof commencing on the Closing Date. Interest with respect to the period commencing on the Closing Date and ending on (and including) the last day of the calendar month in which the Closing occurs (such period, the "Initial Interest Period") shall be payable on the date hereof and, commencing with the second calendar month next following the calendar month in which the Closing Date occurs, interest shall be payable in arrears on the earlier of (i) the first (1st) day of each and every calendar month through the calendar month in which the Maturity Date occurs or (ii) the last day of the applicable Index Maturity, unless, in any such case, such day is not a Business Day, in which event such interest shall be payable on the first Business Day following such date (such date for any particular month, the "Payment Date"). The entire Outstanding Principal Indebtedness of the Loan, together with all accrued but unpaid interest thereon shall be due and payable by the Borrower, on the Maturity Date, to the Administrative Agent for the benefit of the Lenders and Borrower shall pay, on the Maturity Date, all other amounts due under the Loan Documents on the Maturity Date to the parties entitled thereto under the Loan Documents. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

                  (a)(b) At such time as an Event of Default shall exist, the Borrower shall pay to the Administrative Agent for the benefit of the Lenders interest at the Default Rate on the Outstanding Principal Indebtedness, and on due but unpaid interest thereon (but not on interest payable pursuant to this subsection 2.5(b)), and shall pay to the applicable Lender or the applicable Agent, as applicable, interest at the Default Rate on any other amount owing to such Lender or such Agent, as applicable, not paid when due, in each case, from the date that such amount first becomes due until such amount is paid in full.

                  (c) The Administrative Agent shall determine each interest rate applicable to the Loan hereunder, and its determination thereof shall be conclusive in the absence of manifest error. On each Interest Determination Date (and otherwise upon request therefor by the Borrower or any Lender), the Administrative Agent shall give oral notice to the Borrower and to each Lender (or, upon any such request, to the Borrower or to such Lender, as applicable) of the then applicable interest rate.

                  Section 2.6. Prepayment. (a) So long as no Event of Default shall exist, subject to the other terms, provisions and conditions of this Section, the Borrower may prepay the Loan in whole on any Business Day, without any prepayment fee or premium; provided, however, that, any such prepayment shall be accompanied by (i) all accrued interest on the Loan, and (ii) all Breakage Costs and any other amounts then due under the Loan Documents.

                  (a)(b) In the event of any prepayment described in Section 2.6(a) above, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay, which notice shall be given at least ten (10) Business Days, but not more than twenty (20) Business Days, prior to the date upon which prepayment is to be made and shall specify the Business Day on which such prepayment is to be made (such date, the "Prepayment Date"). If any such notice is given, all amounts described in subsection 2.6(a) shall be due and payable on the Prepayment Date specified therein (and such prepayment notice shall be irrevocable).

                  (c) Borrower shall not be entitled to prepay a portion of the Loan.

                  (d) Loan Advances that are repaid, whether pursuant to the provisions of this Section 2.6, or otherwise, may not be reborrowed.
                       -----------
                  Section 2.7. Application of Payments After an Event of Default. All proceeds relating to any repayments of the Loan occurring while an Event of Default shall exist shall be applied to pay: first, any reasonable out-of-pocket costs and expenses of the Agents and the Lenders arising as a result of such repayment or Event of Default or enforcement of the Loan in connection therewith, and any other portion or portions of the Indebtedness other than principal and interest; second, any accrued and unpaid interest then payable with respect to the Loan or the portion thereof being repaid; and third, the outstanding principal amount of the Loan.

                  Section 2.8. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to the Administrative Agent by 11:00 a.m. New York City time, on the date such payment or prepayment, as applicable, is due in lawful money of the United States of America by wire transfer in federal or other Funds, by deposit to an account specified in writing by Administrative Agent to Borrower (as the same may be changed in writing by the Administrative Agent at least two (2) Business Days prior to the due date). Any funds received by the Administrative Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. All payments made by the Borrower hereunder, or by the Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims. The Administrative Agent will on the day such funds are received distribute to each Lender its ratable share of each such payment received hereunder by the Administrative Agent for the account of the Lenders to the account of such Lender designated below its signature below (or to such other account as such Lender may instruct the Administrative Agent in writing at least two (2) Business Days prior to the applicable Borrowing Date), provided, however, that if such payment is received after 11:00 a.m., New York City time, the Administrative Agent shall make such distributions on the next Business Day.

                  (a)(b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for such day. Nothing contained in this subparagraph
(b), and no action taken in connection with this subparagraph (b), shall (i) relieve, or shall be deemed to relieve, the Borrower from its obligation to make any payment hereunder or (ii) constitute, or be deemed to constitute, a waiver of any Default or Event of Default.

                  Section 2.9.      Collateral for Certain Tenant Claims;
                                    --------------------------------------
Deposits Into and Withdrawals from SNDA Deposit Escrow Account; Delivery of
----------------------------------------------------------------------------
SNDAs.
-----
                  (a) Borrower hereby represents and warrants that all Tenant Claims of which, as of the date hereof, Borrower or any of its Affiliates has knowledge or received notice is set forth on Schedule C-1 hereto (collectively, "Existing Tenant Claims") and that such Schedule C-1 accurately describes each such Tenant Claim (including, without limitation, the estimated amount of each such Tenant Claim). To the extent that the amount of any Existing Tenant Claim, as set forth on such Schedule C-1, shall be blank (an "Unquantified Existing Tenant Claim") Borrower, on or prior to December 27, 1999, will provide a certificate to Administrative Agent, in form reasonably satisfactory to Administrative Agent, certifying as to the amounts of such Existing Tenant Claims, which amounts shall be subject to Administrative Agent's confirmation (in its reasonable discretion) ("Updated Existing Tenant Claims Amounts"). Immediately after Borrower or any Affiliate thereof receives notice or otherwise obtains knowledge of any Tenant Claim (other than Existing Tenant Claims), Borrower shall furnish to Administrative Agent a description of such Tenant Claim, in reasonable detail (including, without limitation, the estimated amount of each such Tenant Claim) together with all tenant notices and other relevant materials relating to such Tenant Claim. Schedule C-2 hereto sets forth a list of Leases ("SNDA Required Leases") with respect to which Collateral Agent is entitled, under the Loan Commitment Letter, to receive, but has not yet received, an SNDA and/or an estoppel certificate reasonably acceptable to the Lenders as a condition to the Lenders' obligation to fund the Loan (the "SNDA/Estoppel Condition"). In order to induce the Lenders to make the Loan notwithstanding the non-satisfaction of the SNDA/Estoppel Condition, and for other good and valuable consideration, Borrower, and the Junior Lender (which is an Affiliate of the Borrower and will benefit directly and indirectly from the making of the Loan by the Lenders) have agreed to the terms and provisions of this Section 2.9.

                  (b)(i) On the Closing Date, Junior Lender shall deposit with Willkie Farr & Gallagher, as escrow agent (in such capacity, "Escrow Agent") the Junior Note (duly endorsed to the Collateral Agent) and the Junior Deed of Trust to be held in accordance with the provision of the Escrow Agreement (as defined below); provided that prior to execution of the Escrow Agreement (as defined below), the terms, conditions and provisions of Exhibit N hereto shall be applicable to Escrow Agent's obligations with respect to the escrow being created hereby. Each of Borrower and Junior Lender hereby represents and warrants that the Junior Note and the Junior Deed of Trust are the only Junior Loan Documents that exist as of the date hereof.

                  (ii) On February 25, 2000 and  thereafter on the  twenty-fifth
(25th) day of each calendar month thereafter occurring, all Excess Cash Flow for the immediately preceding Interest Accrual Period shall be paid directly by Borrower to Collateral Agent to be held in the SNDA Deposit Escrow Account as security for the Indebtedness until the amount of funds then on deposit in the SNDA Deposit Escrow Account is equal to the aggregate amount of the Tenant Claims that are then outstanding (as determined by Administrative Agent, in its reasonable discretion), at which point Excess Cash Flow shall be payable to Borrower until such time(s), if any, as the aggregate amount of Tenant Claims shall exceed the amount of funds then on deposit in the SNDA Deposit Escrow Account, at which time Excess Cash Flow shall again be payable to Collateral Agent as aforesaid.

                  (iii) The  parties  agree that (A) the amount of an  "Existing
Tenant Claim" for any given tenant shall be the amount set forth under the heading "Total Claim" on Schedule C-1 hereto (or in the case of any Unquantified Existing Tenant Claim, the applicable Updated Existing Tenant Claims Amount),
(B) the amount of any "Tenant Claim" that is not an Existing Tenant Claim shall be the aggregate amount of the Tenant Claims of such tenant (as certified to by Borrower as aforesaid and confirmed by Administrative Agent in its reasonable discretion)(an "Additional Tenant Claim"), (C) the amount of any Tenant Claim, as contained in an estoppel certificate or other writing reasonably acceptable to Administration Agent executed and delivered by the applicable tenant, shall supersede the amount determined pursuant to the foregoing clause "(A)" or "(B)", as applicable, above, (D) if the amount of any claim that would, in the absence of this clause "(D)", be an Additional Tenant Claim shall be less than $50,000, then it shall not be deemed to be a Tenant Claim for any purpose hereof and (E) Administrative Agent, in its sole discretion, may determine whether a particular Tenant Claim should be reduced by the amount of any claims that Borrower has against the applicable tenant in respect of delinquent Rent under the applicable Lease. Furthermore, Borrower, at its election, exercisable at any time upon at least five (5) Business Days' notice to Administrative Agent, may elect to substitute a Letter of Credit in lieu of its obligation to fund Excess Cash Flow into the SNDA Deposit Escrow Account or to maintain funds on deposit in the SNDA Deposit Escrow Account. The Letter of Credit shall (x) be in an amount that is equal to the aggregate amount of all Tenant Claims then outstanding (i.e., the Letter of Credit must be continually replaced so that the amount thereof equals or, at Borrower's election, exceeds the then aggregate amount of Tenant Claims as determined at any given time by Administrative Agent, in its reasonable discretion)), (y) have a term of six (6) months (which Letter of Credit must, at all times prior to the Tenant Claims Satisfaction Date, be replaced, at least thirty (30) days prior to each expiration date thereof, with a Letter of Credit providing for an expiration date that occurs six (6) months from the expiration date of the Letter of Credit being replaced), together with an Account Party Sideletter executed and delivered by the account party under the Letter of Credit.

                  (c) On or prior to January 20, 2000, Borrower and Junior Lender shall deliver or cause to be delivered to the Collateral Agent the following (the form and substance of each of which shall be subject to the approval of the Administrative Agent and the Syndication Agent (not to be unreasonably withheld or delayed)), all of which shall be duly executed by the Junior Lender and, to the extent applicable, Borrower: (i) a pledge agreement, limited recourse guaranty, an assignment of mortgage, financing statements, and such other documents as the Administrative Agent and the Syndication Agent shall reasonably require in order for the Collateral Agent to hold a perfected first priority Lien on and security interest in the Junior Loan Documents as additional security for the Loan (collectively, the "Pledge Documents"), (ii) such documents and financing statements as the Administrative Agent and the Syndication Agent shall reasonably require in order for the Collateral Agent to hold a perfected first priority Lien on and security interest in the SNDA Deposit Escrow Account and the related Bank Account Collateral as security for the payment of the Indebtedness (the "SNDA Account Documents") and (iii) the Escrow Agreement.

                  (d) The Pledge Documents shall contain, among other things, provisions to the following effect:

                  (i) Immediately after Borrower or any Affiliate thereof receives notice or otherwise obtains knowledge of any Tenant Claim (other than Existing Claims), Borrower shall furnish to Administrative Agent a certificate, reasonably satisfactory to Administrative Agent, pursuant to which Borrower describes such Tenant Claim, in reasonable detail (including, without limitation, the estimated amount of each such Tenant Claim), together with all tenant notices and other relevant materials relating to such Tenant Claim;

                  (ii) On February 25, 2000 and  thereafter on the  twenty-fifth
(25th) day of each calendar month thereafter occurring, all Excess Cash Flow for the immediately preceding Interest Accrual Period shall be paid directly by Borrower to Collateral Agent to be held in the SNDA Deposit Escrow Account as security for the Indebtedness until the amount of funds then on deposit in the SNDA Deposit Escrow Account is equal to the aggregate amount of the Tenant Claims that are then outstanding (as determined by Administrative Agent, in its reasonable discretion), at which point Excess Cash Flow shall be payable to Borrower until such time(s), if any, as the aggregate amount of Tenant Claims shall exceed the amount of funds then on deposit in the SNDA Deposit Escrow Account, at which time Excess Cash Flow shall again be payable to Collateral Agent as aforesaid.

                  (iii) If and when (A) Borrower shall provide to the Administrative Agent, a certificate reasonably acceptable to the Administrative Agent pursuant to which Borrower shall certify that a particular outstanding Tenant Claim has been, (or, upon the payment by Collateral Agent out of the funds then on deposit in the SNDA Deposit Escrow Account to the tenant in question of a sum certain will be) unconditionally released by the tenant in question (together with a "clean" tenant estoppel certificate or other writing executed by the tenant in question, in any case, reasonably satisfactory to the Administrative Agent, substantiating the accuracy of Borrower's certificate (and in the case where the "quid pro quo" for the delivery by the tenant of its release as aforesaid is a rent abatement or future payments or obligations by Borrower to such tenant, a copy of the document(s) setting forth the same (which must comply with the applicable provisions of the Loan Documents)) and (B) the Administrative Agent, in its reasonable discretion, shall have confirmed the accuracy of such certificate, then Administrative Agent shall direct Collateral Agent to release to such tenant (or if the "quid pro quo" for the delivery by the tenant of its release as aforesaid is a rent abatement as aforesaid, to Borrower) funds then on deposit in the SNDA Deposit Escrow Account in the amount equal to such Tenant Claim (or, in the case of a settlement between Borrower and a tenant that involves installment payments by Borrower, the amount of the installment that will be payable within the next thirty days). If and when the aggregate amount of all Tenant Claims then outstanding shall be $250,000 or less, provided that no Default or Event of Default shall then exist (the date upon which all of the foregoing conditions shall be satisfied, the "Tenant Claim Satisfaction Date"), the Administrative Agent shall direct Escrow Agent to release all funds then on deposit in the SNDA Deposit Escrow Account and terminate the Pledge Documents (other than any provisions thereof, if any, that by their terms survive satisfaction of the Indebtedness) and return the Junior Loan Documents to Junior Lender.

                  (e) As used herein, the "Escrow Agreement" means an escrow agreement, reasonably satisfactory to Administrative Agent and Collateral Agent, executed and delivered by Borrower and Junior Lender for the benefit of the Collateral Agent, and which contains such indemnities, limitations of liability and other escrow-related provisions as Escrow Agent shall reasonably require as well as provisions, among others, to the following effect:

                  (i) the Escrow Agent shall hold the Pledge Documents, the Junior Loan Documents and the SNDA Account Documents until March 20, 2000 ("Outside Date");

                  (ii) if, on the Outside Date, the aggregate amount of all Tenant Claims then outstanding shall be $250,000 or less, then, so long as no Default or Event of Default shall then exist, Administrative Agent shall direct Escrow Agent to release all funds then on deposit in the SNDA Deposit Escrow Account to Borrower and return the Junior Loan Documents to Junior Lender;

                  (iii) if, on the Outside Date, the aggregate amount of all Tenant Claims then outstanding shall be greater than $250,000, then (A) at any time thereafter, Collateral Agent shall be entitled to cause Escrow Agent to release from escrow and deliver to Collateral Agent the Junior Loan Documents, the Pledge Documents and the SNDA Account Documents, (B) on the date upon which Escrow Agent releases the Junior Loan Documents, the Pledge Documents and the SNDA Account Documents to Collateral Agent as described in the immediately preceding clause "(A)", Borrower and Junior Lender shall cause to be delivered to Administrative Agent, an opinion or opinions of counsel reasonably satisfactory to the Administrative Agent with respect to the enforceability of the Pledge Documents and the SNDA Account Documents and such other matters as the Administrative Agent shall reasonably request and (C) Borrower shall pay all reasonable costs and expenses incurred by the Agents and/or the Lenders in connection with the transactions contemplated by this Section 2.9, the Pledge
Documents, the SNDA Account Documents or the Escrow Agreement, including, without limitation, reasonable attorneys' fees, disbursements and other expenses.

                  (f) Borrower shall use commercially reasonable efforts to cause the tenants under the SNDA Required Leases to execute and deliver SNDA's as expeditiously as possible.

                  (g) Borrower and the Junior Lender hereby agree that all interest on the Junior Note that is not paid to the Junior Lender pursuant to the provisions of this Section 2.9 shall accrue interest to the extent set forth in the Junior Note and shall be due when there is Excess Cash Flow available to pay it (in any such case, to the extent permitted under the Loan Documents and the Junior Loan Documents).

                   Section 2.10.    Taxes.
                                    -----

                  (a) All payments made by the Borrower under any Note, this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, assessments, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than gross receipts taxes, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender (including, without limitation, any Assignee of a Lender) or Participant as a result of a payment under the Loan Documents) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter collectively referred to as "Taxes"). If any Taxes are required to be withheld from any amounts payable to any Agent, any such Lender, or any Participant hereunder, under any Note or under any other Loan Document, the amounts so payable to such Agent, such Lender or such Participant, as applicable, shall be increased to the extent necessary to yield to such Agent, such Lender, or such Participant, as applicable, (after payment of all Taxes) such amounts payable at the rates or in the amounts, as applicable, specified in the applicable Loan Document. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the affected Agent, the affected Lender or the affected Participant, as applicable, for its own account a certified copy of an official receipt showing payment thereof.

                  (a)(b) Any Lender (including, without limitation, any Assignee of any Lender) or Participant that is organized under the laws of a jurisdiction outside the United States of America (a "Foreign Lender") as to which payments to be made under this Agreement or any other Loan Document are exempt from or subject to a reduced rate of United States Federal withholding tax under an applicable statute or tax treaty ("Exempt Payments") shall (x) provide to the Administrative Agent for the benefit of the Lenders and to the Borrower, on or prior to the date upon which such Foreign Lender becomes a Lender or Participant, as applicable, a properly completed and executed IRS Form 4224, Form 1001 or Form W-8 or other applicable form, certificate or document prescribed by the Internal Revenue Service or the United States of America certifying as to such Foreign Lender's entitlement to such exemption or reduction (all of the foregoing, "Exemption/Reduction Forms") and (y) represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrower), in writing, that such Foreign Lender is entitled, under applicable Legal Requirements, to such exemption or reduction (which writing shall also contain an indemnification by such Foreign Lender in favor of the transferor Lender, the Agents and the Borrower from any damages, loss, cost or expense (including, without limitation, reasonable attorney's fees, disbursement and expenses) resulting from a breach of such representation). Each such Foreign Lender shall also deliver appropriate replacement Exemption/Reduction Forms promptly upon the obsolescence or invalidity of any such Exemption/Reduction Form previously delivered by such Foreign Lender.

                  (c) The Borrower shall not be required to pay any additional amounts to any Foreign Lender under subsection 2.10(a) to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Foreign Lender became a Lender or a Participant, as applicable, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender or to provide an Exemption/Reduction Form in accordance with the provisions of subsection 2.10(b) or (iii) a representation or warranty made or deemed to be made by such Foreign Lender in any Exemption/Reduction Form proves to have been incorrect, false or misleading in any material respect when so made or deemed to have been made.

                  (d) Unless the Administrative Agent and the Borrower shall have received Exemption/Reduction Forms in accordance with the provisions of subsection 2.10(b), the Borrower and the Administrative Agent shall withhold Taxes from applicable payments under the Loan Documents at the applicable statutory rate. In the event that, after the date that a Foreign Lender becomes a Lender or Participant, as applicable, Taxes consisting of a withholding tax of the United States of America or any political subdivision thereof shall become applicable to payments made to such Lender or Participant, as applicable, such Lender or Participant, as applicable, shall use its best efforts to transfer the Note(s) (or the interest therein) that it holds to another lending office of such Foreign Lender if such transfer would avoid or reduce such Taxes and would not in the sole opinion of such Foreign Lender be otherwise disadvantageous to such Foreign Lender.

                  (e) The provisions of this Section 2.10 shall survive the termination of this Agreement and the payment and performance of all obligations under the Loan Documents.

                  Section 2.11. Mortgage Recording Taxes. The Lien to be created by the Deed of Trust is intended to encumber the Trust Property described therein to the full extent of the Loan Amount. On the Closing Date, the Borrower shall have paid all state, county and municipal recording and all other Taxes imposed upon the execution and recordation of the Deed of Trust.

                  Section 2.12. Mall Retainage Escrow Account; Tax Escrow Accounts; REA Insurance Premium Escrow Account; Brokerage Commission Account; TI Costs Account; Operating Expense Account; Springing Cash Management Account. (a) On or before the Closing Date, the Collateral Agent shall establish and maintain, in accordance with the terms of the Mall Retainage Pledge Agreement, the Mall Retainage Escrow Account (as defined in the Mall Retainage Pledge Agreement). On the Closing Date, Borrower shall cause to be funded into the Mall Retainage Escrow Account, the Mall Retainage Punchlist Amount. Borrower's and the Agents' and the Lenders' respective rights and obligations with respect to the Mall Retainage Escrow Account and the Mall Retainage Escrow Account Collateral are set forth in the Mall Retainage Escrow Agreement and the Mall Retainage Escrow Pledge Agreement.

                  (a)(b) On or before the Closing Date, the Collateral Agent shall establish and maintain, in accordance with the terms of the Cash Collateral Agreement, the Tax Escrow Account (as defined in the Cash Collateral Agreement). On the Closing Date, Borrower shall deposit Funds (other than proceeds of the Loan) in the amount of $180,157.29 into the Tax Escrow Account. On each Deposit Date, the Borrower shall deposit into the Tax Escrow Account Funds in an amount equal to the greater of (x) one-twelfth (1/12) of the Taxes and Other Charges that the Administrative Agent, in good faith, shall estimate will be payable during the next following twelve (12) months or (y) the Taxes and Other Charges that the Administrative Agent, in good faith, shall estimate will be payable during the next following three (3) months (but in no event less than the amount that the Administrative Agent, in good faith, determines shall be necessary in order to accumulate in the Tax Escrow Account sufficient funds to pay all Taxes and Other Charges at least fifteen (15) Business Days prior to their respective delinquency dates). In determining, at any given time, the amounts to be deposited by the Borrower into the Tax Escrow Account pursuant to this subsection 2.12(b), the Administrative Agent shall take into account the Bank Account Collateral, if any, then on deposit in the Tax Escrow Account and not necessary, in the good faith determination of the Administrative Agent, to pay Taxes and Other Charges.

                  (c) Borrower shall make the deposits into the REA Insurance Premium Escrow Account in the amounts, and at the times, that Borrower is required so to do under the REA.

                  (d)(i) On or before the Closing Date, the Collateral Agent shall establish and maintain, in accordance with the terms of the Cash Collateral Agreement, the Brokerage Commission Account (as defined in the Cash Collateral Agreement). On the Closing Date Borrower shall deposit into the Brokerage Commission Account Funds (other than proceeds of the Loan) in the amount of the Brokerage Commissions Deposit. If, at any time, (A) Borrower shall provide a certificate (together with appropriate back-up materials) reasonably acceptable to the Administrative Agent that there would be Realized Savings (as defined in the FADAA) if the amount of funds then on deposit in the Brokerage Commissions Account were a Line Item (as defined in the FADAA) in a Project Budget (as defined in the FADAA), and (B) the Administrative Agent, in its reasonable discretion, shall confirm the accuracy of such certificate, then, provided no Default or Event of Default shall then exist, Borrower shall be entitled to direct the Administrative Agent to direct the Collateral Agent to disburse funds to Borrower in the amount of such Realized Savings.

                  (ii) On or before the Closing Date, the Collateral Agent shall establish and maintain, in accordance with the terms of the Cash Collateral Agreement, the TI Costs Account (as defined in the Cash Collateral Agreement). On the Closing Date Borrower shall deposit into the TI Costs Account Funds (other than proceeds of the Loan) in the amount of the TI Costs Deposit. If, at any time, (A) Borrower shall provide a certificate (together with appropriate back-up materials) reasonably acceptable to the Administrative Agent (x) that there would be Realized Savings (as defined in the FADAA) if the amount of funds then on deposit in the TI Costs Account were a Line Item (as defined in the FADAA) in a Project Budget (as defined in the FADAA), and (y) there is no Default or Event of Default and (B) the Administrative Agent, in its reasonable discretion, shall confirm the accuracy of such certificate, then, provided that no Default or Event of Default shall then exist, the Administrative Agent shall direct the Collateral Agent to disburse funds to Borrower in the amount of such Realized Savings. If, at any time, the amount of funds then on deposit in the TI Costs Account is less than the Required Minimum TI Budget Amount (as defined in the FADAA), as determined by the Administrative Agent in its reasonable discretion, then Borrower, within five days thereafter, shall deposit Funds into the TI Costs Account to the extent necessary for there to be on deposit in the TI Costs Account, the Required Minimum TI Budget Amount.

                  (iii) On or before the Closing Date, the Collateral Agent shall establish and maintain in accordance with the terms of the Cash Collateral Agreement the Management Fees Escrow Account (as defined in the Cash Collateral Agreement). Within fifteen (15) days after the Closing Date, and on the first day of each calendar quarter thereafter, the Borrower shall deposit into the Management Fees Escrow Account Funds in an amount equal to the projected Management Fees that Borrower will be required to pay during the next following three months under the Management Agreement (as reasonably estimated by Administrative Agent).

                  (iv) On or before the Closing Date, the Collateral Agent shall establish and maintain, in accordance with the terms of the Cash Collateral Agreement and Section 2.9 hereof, the SNDA Deposit Escrow Account (as defined in the Cash Collateral Agreement).

                  (e) The Borrower shall have no right of withdrawal from the Bank Accounts and the Bank Accounts shall be maintained in the name of and subject to the exclusive dominion and control of the Collateral Agent for the benefit of the Lenders (except as otherwise expressly set forth in this Section 2.12).

                  (f) Any and all Moneys remitted to a Bank Account, together with any Permitted Investments in which such Moneys are or shall be invested or reinvested during the term of this Agreement and all amounts earned, credited or received with respect to such Moneys and Permitted Investments, shall be held in such Bank Account (except as provided for in the Pledge Agreement and Cash Collateral Agreement), and applied in accordance with the terms hereof.

                  (g) As directed by the Administrative Agent, the Collateral Agent will withdraw from the Tax Escrow Account amounts as are necessary, and shall use such amounts, to pay Taxes and Other Charges that are then payable and with respect to which the Administrative Agent shall have received a bill, statement or estimate from a public office or other Governmental Authority; provided that it shall be the Borrower's, and not the Administrative Agent's, obligation to ensure that the Administrative Agent receives all such bills, statements and estimates. In making any payment from the Tax Escrow Account in respect of Taxes and Other Charges, the Administrative Agent may do so according to any bill, statement or estimate received from a public office or other Governmental Authority without inquiry as to the accuracy or validity of such bill, statement or estimate or into the validity of any Imposition, sale, forfeiture, Tax Lien or title or claim thereof; provided that the Collateral Agent shall not make a given payment if (x) the Borrower shall be contesting its obligation to make such payment in accordance with the provisions of Section 23 of the Deed of Trust and (y) the Collateral Agent and the Administrative Agent shall have received from the Borrower notice of the same prior to the Collateral Agent's making of such payment. If, at any time, the Administrative Agent, in good faith, shall determine that the amount that is or will be in the Tax Escrow Account fifteen (15) Business Days prior to the date upon which any Taxes and Other Charges will be delinquent, then Borrower, promptly upon receipt thereof of notice from the Administrative Agent, shall pay to the Administrative Agent, for deposit into the Tax Escrow Account, Funds necessary (as determined by the Administrative Agent in good faith) to pay, at least fifteen (15) Business Days prior to delinquency all Taxes and Other Charges.

                  (h)(1) On or before the Closing Date, the Collateral Agent shall establish and maintain at its office located at One Liberty Plaza, New York, NY 10006 (or such other office of Collateral Agent as the Collateral Agent shall designate in a notice to Borrower, the Lenders and the other Agents) an Eligible Account specified in writing by Collateral Agent to Borrower (such Eligible Account, together with any other Eligible Account that the Collateral Agent shall establish in lieu thereof, the "Operating Expense Account").

                  (2) Within fifteen (15) days after the Closing Date, Borrower shall either (A) deposit into the Operating Expense Account Funds in an amount equal to the Operating Expense Deposit or (B) furnish to Collateral Agent, on behalf of the Lenders, a Letter of Credit in an amount that is equal to the Operating Expense Deposit and with a term of six (6) months (which Letter of Credit must, at all times prior to the Operating Expense Revenue Achievement Date, be replaced, at least thirty (30) days prior to each expiration date thereof, with either (x) a Letter of Credit providing for an expiration date that occurs six (6) months from the expiration date of the Letter of Credit being replaced or (y) Funds in an amount equal to the Operating Expense Deposit, which Funds shall be held in the Operating Expense Account), together with an Account Party Sideletter executed and delivered by the account party under the Letter of Credit.

                  (3) If (A) Borrower shall provide a certificate (together with appropriate back-up materials) reasonably acceptable to the Administrative Agent that the Operating Expense Revenue Achievement Date has occurred and (B) the Administrative Agent, in its reasonable discretion, shall have confirmed the accuracy of such certificate, then, so long as no Default or Event of Default shall then exist, the Collateral Agent upon notice from the Administrative Agent (which the Administrative Agent shall be obligated to give) shall release all funds then on deposit in the Operating Expense Account to the Borrower for its own account or shall return the Letter of Credit, as applicable. Furthermore, notwithstanding anything to the contrary contained herein, if the Operating Expense Revenue Achievement Date shall occur on the Closing Date or within fifteen (15) days after the Closing Date, then Borrower shall not, at such time or thereafter, be required to deposit the Operating Expense Deposit into the Operating Expense Account and shall not, at such time or thereafter, be required to furnish a Letter of Credit in lieu thereof. Borrower shall furnish to Administrative Agent, promptly upon request therefor by the Administrative Agent made from time to time, and as a condition precedent to the obligations of Administrative Agent and Collateral Agent under this subparagraph (3), all rent information, Leases and information regarding the creditworthiness of tenants that the Administrative Agent shall reasonably request to determine whether the Operating Expense Revenue Achievement Date has occurred.

                  (4) If (A) Borrower shall provide a certificate (together with appropriate back-up materials) reasonably acceptable to the Administrative Agent that the TI Costs Revenue Achievement Date has occurred and (B) the Administrative Agent, in its reasonable discretion, shall have confirmed the accuracy of such certificate, then, so long as no Default or Event of Default shall then exist, the Collateral Agent upon notice from the Administrative Agent (which the Administrative Agent shall be obligated to give) shall release all funds then on deposit in the TI Costs Account to the Borrower for its own account. Borrower shall furnish to Administrative Agent, promptly upon request therefor by the Administrative Agent made from time to time, and as a condition precedent to the obligations of Administrative Agent and Collateral Agent under this subparagraph (4), all rent information, Leases and information regarding the creditworthiness of tenants that the Administrative Agent shall reasonably request to determine whether the TI Costs Revenue Achievement Date has occurred.

                  (5) Subject to the other provisions of this Section 2.12, the Collateral Agent shall disburse funds from time to time on deposit in the Brokerage Commission Account or the TI Costs Account to the Borrower to pay Brokerage Commissions or TI Costs for which the Borrower shall not have previously requested a disbursement of funds from the applicable Account and that are then due and payable or that will be due and payable within the thirty
(30) days next following the requested disbursement date ("Leasing Costs") upon satisfaction of each of the following conditions:

                  (A) no Default or Event of Default shall exist on the date upon which the Borrower furnishes a Leasing Cost Disbursement Request (as defined in clause (B) below) to the Collateral Agent and to the Administrative Agent or the date upon which the requested disbursement is to be made;

                  (B) at least ten (10) (but no more than thirty (30)) days prior to the date on which the Borrower desires for the Collateral Agent to disburse such funds, the Borrower shall have given to the Collateral Agent and to the Administrative Agent a written request for such disbursement (a "Leasing Cost Disbursement Request") specifying, in reasonable detail, the Leasing Costs to which such funds are to be applied (and the amount of each Leasing Cost), the amount of the disbursement sought, and the date upon which the Borrower desires for the Collateral Agent to disburse such funds; and

                  (C) the Leasing Cost Disbursement Request shall be accompanied
(1) by a Borrower's Certificate, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the Leasing Costs for which the Borrower is seeking the disbursement of funds have been incurred by the Borrower and are then due and payable (or will be due and payable within the next following thirty (30) days) and (2) invoices or other evidence reasonably satisfactory to the Administrative Agent that the Leasing Costs in question are then due and payable (or will be due and payable within the next following thirty (30) days).

                  (6) Subject to the other provisions of this Section 2.12, the Collateral Agent shall disburse funds from time to time on deposit in the Management Fees Escrow Account to the Borrower to pay Management Fees for which the Borrower shall not have previously requested a disbursement of funds from the Management Fees Escrow Account and that are then due and payable under the Management Agreement or that will be due and payable under the Management Agreement within the thirty (30) days next following the requested disbursement date upon satisfaction of each of the following conditions:

                  (A) no Default or Event of Default shall exist on the date upon which the Borrower furnishes a Management Fees Disbursement Request (as defined in clause (B) below) to the Collateral Agent and to the Administrative Agent or the date upon which the requested disbursement is to be made; provided that the Administrative Agent may (but shall not be required by Borrower to) elect to cause Collateral Agent to make the requested disbursement notwithstanding any Default or Event of Default;

                  (B) at least ten (10) (but no more than thirty (30)) days prior to the date on which the Borrower desires for the Collateral Agent to disburse such funds, the Borrower shall have given to the Collateral Agent and to the Administrative Agent a written request for such disbursement (a "Management Fees Disbursement Request") specifying, in reasonable detail, the amount of the disbursement sought, and the date upon which the Borrower desires for the Collateral Agent to disburse such funds; and

                  (C) the Management Fees Disbursement Request shall be accompanied (1) by a Borrower's Certificate, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the Management Fees for which the Borrower is seeking the disbursement of funds have been incurred by the Borrower and are then due and payable (or will be due and payable within the next following thirty (30) days) and (2) invoices or other evidence reasonably satisfactory to the Administrative Agent that the Management Fees in question are then due and payable (or will be due and payable within the next following thirty (30) days).

                  (i)(i) Within fifteen (15) days after the Trust Property shall first have been open for business for six (6) consecutive full calendar months, and, thereafter, within fifteen (15) days after request therefor by the Administrative Agent (which request shall be made not more than once during any calendar month) (each such fifteenth (15th) day, a "Delivery Date"), or at any time as Borrower shall desire to do so (but in no event more than once per calendar month) Borrower shall furnish to the Administrative Agent (for its reasonable approval) a calculation of the DSCR with respect to the period of six full calendar months immediately preceding such Delivery Date (each such six-month period, a "Preceding Period"), together with all relevant financial and other information and materials relating to such calculation (collectively, "DSCR Materials"). If the DSCR for any such Preceding Period shall be less than
1.25 or Borrower shall fail to furnish such DSCR Materials to the Administrative Agent within 15 days after Administrative Agent's request (except in the case of the initial deliver of DSCR Materials required hereunder) as aforesaid (either of the foregoing, a "DSCR Event"), then, during the period commencing on the applicable Delivery Date and ending at such future time as the DSCR for the Trust Property for six consecutive full calendar months shall equal or exceed
1.25 (each, a "DSCR Period"), and for each DSCR Period thereafter occurring, the provisions of paragraph (ii) below shall be applicable.

                  (ii) Promptly upon the occurrence of a DSCR Event, the Collateral Agent shall establish and maintain at an office to be determined and designated in a notice to Borrower, the Lenders and the other Agents) an interest bearing deposit account that is an Eligible Account specified in writing by Collateral Agent to Borrower (such Eligible Account, together with any other Eligible Account that the Collateral Agent shall establish in lieu thereof, the "Cash Management Account").

                  (iii) If, at any time, a DSCR Event shall occur, then (A) Borrower will cause all Rents to be deposited directly into the Cash Management Account on a daily basis and (B) if on the last banking day prior to the date of the Loan interest payment that is then next due, the funds in the Cash Management Account are less than the amount of the Loan interest payment then due, Borrower shall deposit the shortfall into the Cash Management Account. The Collateral Agent shall have control over, and a first priority security interest in, the Cash Management Account and all Bank Account Collateral relating thereto. At any time that no Event of Default shall exist, Borrower shall have the right to make withdrawals from the Cash Management Account solely for the purpose of paying amounts payable in respect of the Indebtedness, any bona fide Operating Expenses or Capital Expenditures relating to the Trust Property that are certified as such by Borrower pursuant to an Officer's Certificate, Tax Distributions and any other expenditures that are approved by the Administrative Agent (collectively, "Permitted Payments"). The Collateral Agent shall have the right to debit the Cash Management Account in payment for each monthly interest payment and any other amounts owed to any Lender or Agent under the Loan Documents. All interest earned under the Cash Management Account shall be credited to Borrower. Promptly upon request therefor by the Administrative Agent, Borrower shall execute and deliver to the Collateral Agent all documents, instruments and financing statements that the Administrative Agent shall reasonably require in order for the Collateral Agent to obtain a perfected first priority security interest in the Cash Management Account and all Bank Account Collateral relating thereto including, but not limited to, a cash collateral agreement with respect to the Cash Management Account on terms and conditions similar to the Cash Collateral Agreement, with such changes to recognize that the Cash Collateral Account is an interest bearing depository account as shall be reasonably acceptable to Agents and such legal opinion(s) as the
Administrative Agent shall reasonably require. If, at any time after a DSCR Event shall occur, the DSCR for the Property for six consecutive full calendar months shall equal or exceed 1.25, then, provided no Event of Default shall then exist, the Collateral Agent shall release the funds then on deposit in the Cash Management Account to Borrower.

                  (j) The Collateral Agent, at the direction of the Administrative Agent, shall cause the Moneys in the Bank Accounts and in the Mall Retainage/Punchlist Escrow Account to be invested and reinvested in one or more Permitted Investments; provided that the Borrower, upon reasonable prior notice given by the Borrower to the Collateral Agent, shall be entitled to select a particular Permitted Investment(s) so long as no Default or Event of Default shall then exist. All such Permitted Investments shall be made in the name of and be under the sole dominion and control of the Collateral Agent for the benefit of the Lenders. The Collateral Agent shall direct that all income or other gain from investments of Money held in any Bank Account and/or the Mall Retainage/Punchlist Account be deposited in such Bank Account or the Mall Retainage/Punchlist Account upon receipt thereof and any loss resulting from such investments shall be charged to such Bank Account or the Mall Retainage/Punchlist Account. The Borrower shall include all such income or gain on any Bank Account and/or the Mall Retainage/Punchlist Account as income of the Borrower for federal and applicable state tax purposes. Notwithstanding the foregoing, the Administrative Agent shall be entitled, without notice or liability to the Borrower, to direct the Collateral Agent to (and, promptly upon receiving such direction, the Collateral Agent, in accordance with such directions, shall) liquidate Permitted Investments and/or to cause Moneys on deposit in the Bank Accounts and the Mall Retainage/Punchlist Account not to be invested or reinvested in Permitted Investments if (x) the Administrative Agent, in good faith, determines that it is prudent or necessary to do so in order to honor a disbursement request from the Borrower or (y) an Event of Default shall exist.

                  (k) The Collateral Agent shall not be required to (i) disburse funds from any Start-Up Costs Escrow Account more than once during any calendar month or (ii) disburse funds from any Bank Account (including, without limitation, any Start-Up Costs Escrow Account) in excess of the amount of cash then on deposit in such Bank Account.

                  (l)(1) Borrower shall use any funds disbursed to Borrower pursuant to the provisions of subsection 2.12(h)(5) hereof to pay the Leasing Costs with respect to which such funds were requested. Borrower shall immediately redeposit into the applicable Start-Up Cost Escrow Account (such redeposited funds to constitute Bank Account Collateral), any funds not used by Borrower, within sixty (60) days of the date disbursed, to pay the Leasing Costs with respect to which such funds were requested. Borrower shall furnish to the Collateral Agent and the Administrative Agent, within fifteen (15) Business Days of request therefor by the Administrative Agent, evidence, reasonably satisfactory to the Administrative Agent, that Borrower used funds disbursed under subsection 2.12(h)(5) hereof to pay the Leasing Costs with respect to which such funds were requested.

                  (2) Borrower shall use any funds disbursed to Borrower pursuant to the provisions of subsection 2.12(h)(6) hereof to pay the Management Fees with respect to which such funds were requested. Borrower shall immediately repay to the Collateral Agent, to be redeposited into the Management Fees Escrow Account and held as Bank Account Collateral, any funds not used by Borrower, within sixty (60) days of the date disbursed, to pay the Management Fees with respect to which such funds were requested. Borrower shall furnish to the Collateral Agent and the Administrative Agent, within fifteen (15) Business Days of request therefor by the Collateral Agent or the Administrative Agent, evidence, reasonably satisfactory to the Administrative Agent, that Borrower used funds disbursed under subsection 2.12(h)(5) hereof to pay the Management Fees with respect to which such funds were requested.

                  (m) Borrower shall use any funds disbursed to Borrower pursuant to the provisions of subsection 2.12(i) hereof to pay Permitted Payments. Borrower shall immediately redeposit into the Cash Management Account (such redeposited funds to constitute Bank Account Collateral), any funds not used by Borrower, within sixty (60) days of the date disbursed, to pay Permitted Payments. Borrower shall furnish to the Administrative Agent, within fifteen
(15) Business Days of request therefor by the Administrative Agent, evidence, reasonably satisfactory to the Administrative Agent, that Borrower used funds disbursed under subsection 2.12(i) hereof to pay Permitted Payments.

                  (n) Without limiting any other provision of this Agreement, if, at any time, an Event of Default shall exist, then the Collateral Agent may at any time thereafter, without demand of performance or other demand, advertisements and/or notices of any kind (all of which demands, advertisements, and/or notices are hereby expressly waived), withdraw the Bank Account Collateral from the Bank Accounts and apply the Bank Account Collateral to the payment of the Indebtedness as the Required Lenders shall determine in their sole discretion and the Collateral Agent may sell all or any portion of the instruments and securities constituting part of the Bank Account Collateral and apply the Bank Account Collateral and/or the Proceeds to the payment of the Indebtedness as aforesaid. No Agent and no Lender shall have any responsibility for any loss of value to the Bank Account Collateral resulting from the timing of any such sale.

                  (o) Upon payment and satisfaction in full of the Loan and of all other obligations and liabilities of the Borrower under the Loan Documents (but excluding any indemnification obligations that shall not have theretofore arisen and that shall survive the payment of the Principal Indebtedness), the Collateral Agent shall release any and all amounts on deposit in the Bank Accounts and Mall Retainage Punchlist Account to the Borrower; provided that, if any Person other than Borrower shall make or assert a claim to, or with respect to, such amounts, the Collateral Agent shall be entitled to retain such amounts until such claim shall be finally determined by a court of competent jurisdiction or otherwise act as required under applicable law.

                  (p) On the tenth Business Day of each calendar month, the Collateral Agent shall furnish to the Administrative Agent, each Lender and the Borrower a reasonably detailed statement of all deposits into and disbursements from the Accounts during the immediately preceding month and during the period from the beginning of the calendar year in which such month occurs to the end of such month.

                  (q) Notwithstanding anything else contained herein to the contrary, the parties hereto agree that Collateral Agent may operate the Accounts in accordance with the provisions of Section 4 of each of the Pledge Agreement and the Cash Collateral Agreement.

                  Section 2.13.  Regulatory Change, etc.  If, as a result of any
                                 ----------------------
Regulatory Change:

                  (a) the basis of taxation of payments to any Lender or any company controlling any Lender of the principal of or interest on the Loan is changed; or (b) any reserve, special deposit or similar requirements (other than such requirements as are taken into account, pursuant to the definition of "Adjusted LIBOR", in determining Adjusted LIBOR) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any Lender or any company controlling any Lender is imposed, modified or deemed applicable; or (c) any other condition affecting the Loan is imposed on any Lender or any company controlling any Lender and such Lender reasonably determines that, by reason thereof, the cost to such Lender or any company controlling such Lender of making or maintaining the Loan is increased, or any amount receivable by such Lender or any company controlling such Lender in respect of any portion of the Loan is reduced, in each case by an amount deemed by such Lender, in good faith, to be material (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then Borrower agrees that it will pay to such Lender upon such Lender's request such additional amount or amounts as will compensate such Lender or any company controlling such Lender for such Increased Costs to the extent such Lender reasonably determines that such Increased Costs are allocable to the Loan. Such Lender will notify Borrower of any event occurring after the date hereof which will entitle such Lender to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Such Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its portion of the Loan becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become entitled to a payment in respect of Increased Costs, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain its portion of the Loan through another lending office of such Lender, or (ii) to take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be entitled to such payment would cease to exist or the amounts which would otherwise be required to be paid to such Lender pursuant to this Section would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of its portion of the Loan through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this Section unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office (provided that such incremental expenses are less than the Increased Costs payment which would otherwise be due to such Lender). Notwithstanding the foregoing, in no event shall Borrower be required to compensate such Lender for any portion of the income, gross receipts or franchise taxes of such Lender or the company controlling such Lender. If a Lender requests compensation under this Section, Borrower may, by notice to such Lender, require that such Lender furnish to Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. The amounts payable by the Borrower under this Section 2.13 to any Lender shall be without duplication of amounts payable by the Borrower under
Section 2.10 hereof to such Lender.

                  Section 2.14. Unavailability, etc. Without limiting the effect of Section 2.13, in the event that, (a) by reason of any Regulatory Change, (i) a Lender or a company controlling such Lender incurs Increased Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender or such company controlling a Lender, which includes, without limitation, deposits by reference to which Adjusted LIBOR is determined and (ii) the cost to Borrower of converting the interest rate applicable to the Outstanding Principal Indebtedness to the Base Rate as described below is less than the aggregate amount of such Increased Costs, (b) the Administrative Agent shall have determined in good faith after reasonable investigation that Dollar deposits in the principal amount of the Loan are not generally available in the London interbank market, (c) reasonable means do not exist for ascertaining Adjusted LIBOR or (d) it shall be unlawful for a Lender to make or maintain a Loan Advance that bears interest at an interest rate based upon LIBOR, then, in the case of (d), automatically, and in the case of (a), (b) or (c), if the Required Lenders so elect, the
Administrative Agent shall so notify Borrower, and, in any such case, the interest rate applicable to the Outstanding Principal Indebtedness shall be converted to the Base Rate on the last day of the applicable Interest Accrual Period (or on such earlier date as shall be required by law); provided that, in the case of (a), from and after the date, if any, upon which the interest rate applicable to the Outstanding Principal Indebtedness shall be converted to the Base Rate as aforesaid, the Borrower shall no longer be required to pay Increased Costs that are attributable to the Regulatory Change that gave rise to the Lenders' right so to convent such interest rate.

                                  ARTICLE III.

                              CONDITIONS PRECEDENT

                  Section 3.1. Conditions Precedent to the Lenders' and the Agents' Obligation to Execute and Deliver this Agreement and the Lenders' obligation to Make the Loan. The Lenders' and the Agents' obligation to execute and deliver this Agreement and, in the case of the Lenders, to fund the Loan is subject to the satisfaction, in accordance with the terms thereof, prior to or concurrently with the Lenders' and the Agents' execution and delivery of this Agreement and the making by the Lenders of the Loan, of all conditions and requirements set forth in the Loan Commitment Letter (including, without limitation, Exhibits A and B thereto). Borrower hereby acknowledges and agrees that notwithstanding the execution and delivery by GSMC of that certain Take Out Lender/Construction Lender Agreement dated as of November 12, 1999 between Mall Construction Lender and GSMC (acknowledged and agreed to by LVSI, Venetian, Mall Construction, Grand Canal and Principal)(the "Take Out Lender/Construction Lender Agreement"), and notwithstanding the fact that the Lenders may fund the Loan while one or more Default(s) or Event(s) of Default exist (including, without limitation, any Default(s) or Event(s) of Default under Section 7.1(xix) hereof relating to the Construction Litigation (as defined in the Take Out Lender/Construction Lender Agreement) and regardless of whether such Default(s) or Event(s) of Default shall be known to any Lender or Agent at the time of such funding), neither such execution and delivery nor such funding shall constitute a waiver of such Default(s) or Event(s) of Default, and, at any time after funding the Loan during which any Default or Event of Default shall exist, the Lenders and Agents shall be entitled to exercise any and all rights and remedies afforded the Agents and Lenders under the Loan Documents, at law or in equity (subject to the provisions of Section 9.5 hereof). From and after the funding of the Loan hereunder, neither GSMC nor any other party thereto nor any other party hereto shall have (or be deemed to have) any further obligations under the Loan Commitment Letter, as amended, supplemented or otherwise modified, or the Tri-Party Agreement (as defined in the Loan Commitment Letter), as amended, supplemented or otherwise modified, except to the extent that any of the obligations of Borrower or any Affiliate of Borrower under the Loan Commitment Letter and/or the Tri-Party Agreement by their terms survive the expiration of the Loan Commitment Letter or the Tri-Party Agreement, as amended, supplemented or otherwise modified.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1.      Representations and Warranties. The Borrower
                                    ------------------------------
represents and warrants to the Agents and to the Lenders that:

(A) Organization. The sole member of Borrower is Grand Canal and the sole member of Grand Canal is Mall Holdings. Immediately after the funding of the Loan (but on the Closing Date) (i) Managing Member will be admitted as the managing member of Borrower with the result that Managing Member will hold a 1% managing member membership interest in Borrower, and Grand Canal will hold a 99% non-managing member membership interest in Borrower and (ii) Grand Canal Shops Mall MM, Inc. ("MM Inc.") will be admitted as the managing member of Grand Canal with the result that MM Inc. will hold a 1% managing member membership interest in Grand Canal, and Mall Holdings will hold a 99% non-managing member membership interest in Grand Canal. (i) Each of Borrower, Grand Canal and Mall Holdings is a duly organized and validly existing Delaware limited liability company in good standing under the laws of the State of Delaware, (ii) each of Borrower, Grand Canal and Mall Holdings has the requisite power and authority to own its properties (including, in the case of Borrower, the Trust Property) and to carry on its business as now being conducted (and as contemplated to be conducted) and is qualified to do business in the jurisdiction in which the Trust Property is located, and (iii) Borrower has the requisite power and authority to execute and deliver, and perform its obligations under, this Agreement, the Notes, the Deed of Trust and all of the other Loan Documents to which it is a party. Each of Managing Member and MM Inc. (x) is a duly organized and validly existing Nevada corporation in good standing under the laws of the State of Nevada, (y) has the requisite power and authority to own its properties and to carry on its business as now being conducted and is qualified to do business in the jurisdiction in which the Trust Property is located, and (z) in the case of Managing Member, has the requisite power and authority to perform, on behalf of Borrower, Borrower's obligations under, this Agreement, the Notes, the Deed of Trust and all of the other Loan Documents to which Borrower is a party.

(B) Authorization, No Conflict; Consents and Approvals. The execution and delivery by Borrower of this Agreement, the Notes, the Deed of Trust and each of the other Loan Documents to which Borrower is a party, Borrower's performance of its obligations hereunder and thereunder and the creation of the security interests and Liens provided for in this Agreement and the other Loan Documents to which Borrower is a party (i) are within the powers of the Borrower and have been duly authorized by all requisite action on the part of the Borrower and on the part of each Member (and no approval or action of Member is required to authorize any such execution, delivery, performance or creation other than as have been obtained), (ii) shall not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the certificate of formation or the limited liability company agreement of the Borrower or the organizational documents of any Member, or any indenture, contract, agreement or other instrument to which the Borrower, or any Member is a party or by which the Borrower, any Member, or the Trust Property or any other property, assets or revenues of the Borrower, or any Member is bound, and (iii) shall not be in conflict with, result in an acceleration or a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever (other than those in favor of the Collateral Agent as provided in the Loan Documents) upon any of the property or assets of the Borrower, or any Member pursuant to, any such indenture, contract, material agreement or instrument. Other than those obtained or filed on or prior to the Closing Date copies of which have been furnished to the Syndication Agent, the Borrower and any Member are not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency or any other Person in connection with or as a condition to the execution, delivery or performance of this Agreement, the Notes, the Deed of Trust or the other Loan Documents to which the Borrower is a party.

(C) Enforceability. Each of this Agreement, each Note, the Deed of Trust and each other Loan Document to which the Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. This Agreement, each Note, the Deed of Trust and such other Loan Documents are not, at each time this representation and warranty is being made or remade (or deemed made or remade) subject to any right of rescission, set-off, counterclaim or defense by the Borrower (including the defense of usury).

(D) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the best knowledge of Borrower, threatened against it, Grand Canal, Managing Member or the Collateral which are not fully covered (other than the deductible in the amount permitted under this Agreement) by insurance of the Borrower, Grand Canal or Managing Member, as applicable, that is currently in effect (and with respect to which the applicable insurers have acknowledged the same) or which if determined adversely to the Borrower or such member, as applicable, might reasonably be expected to cause a Material Adverse Effect.

(E) Agreements. Neither Borrower nor Grand Canal is in violation of its certificate of formation or limited liability company agreement, is in monetary or material non-monetary default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or its property is bound, or is in violation, in any material respect, of any Legal Requirement applicable to the Borrower, Grand Canal or any property of either. Managing Member is not in violation of its articles of incorporation or by-laws, in monetary or material non-monetary default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or its property is bound, or is in violation, in any material respect, of any Legal Requirement applicable to Managing Member or its property. Neither the Borrower nor Managing Member nor any member in the Borrower is a party to any agreement or instrument or subject to any restriction which might reasonably be expected to cause a Material Adverse Effect.

(F) Title to the Trust Property. Borrower owns (i) good, marketable and insurable fee simple title to the Mall Space and to the Retail Annex Land, free and clear of all Liens, other than the Permitted Encumbrances, (ii) good, marketable and insurable fee simple title to the Mall Improvements, free and clear of all Liens, other than the Permitted Encumbrances, (iii) pursuant to the Billboard Master Lease, a good and valid leasehold estate in the Billboard Additional Premises, free and clear of all Liens, other than the Permitted Encumbrances, (iv) pursuant to the Canyon Ranch Master Lease, a good and valid leasehold estate in the Canyon Ranch Additional Premises, free and clear of all Liens, other than the Permitted Encumbrances, (v) pursuant to the Lutece Master Lease, a good and valid leasehold estate in the Lutece Additional Premises, free and clear of all Liens, other than the Permitted Encumbrances and (vi) owns good and valid title to the rest of the Collateral, free and clear of all Liens, other than the Permitted Encumbrances. The Borrower has the right, power and authority to grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate, with power of sale, the Collateral. There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting the Collateral. The Collateral comprises (i) all real property and personal property (both tangible and intangible) that will be necessary to operate the "Grand Canal Shops Mall" as a First Class Mall and (ii) all real property and personal property (both tangible and intangible) that is the subject of the Appraisal.

(G) No Bankruptcy Filing. Neither the Borrower nor the Principal nor the Managing Member nor any other direct or indirect member of the Borrower or the Managing Member has filed, and neither the Borrower nor the Managing Member nor the Principal nor any such member is contemplating either the filing of, a petition by it under any state or federal bankruptcy, insolvency or similar laws or the liquidation of all or a major portion of its assets or property. Neither the Borrower nor the Managing Member nor the Principal nor any such member has any knowledge of any filing, or any Person contemplating the filing, of any such petition against it.

(H) Solvency. Giving effect to the transactions contemplated hereby, the fair salable value of the Borrower's assets exceeds and shall, immediately following the making of the Loan, exceed its total liabilities (including, without limitation, subordinated, unliquidated, disputed and contingent liabilities). The fair salable value of the Borrower's assets is and shall, immediately following the making of the Loan, be greater than Borrower's probable liabilities (including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured). The Borrower's assets do not and, immediately following the making of the Loan shall not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrower does not intend to, and does not believe that it shall, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations). None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of the Borrower and the Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents.

(I) Other Debt. Except for the debt permitted under Section 6.1(C), and the Loan, the Borrower has not borrowed or received other debt financing whether unsecured or secured by the Collateral or any part thereof, nor does the Borrower have any Other Borrowings, which, in either case, are presently outstanding or are Contingent Obligations.

(J) Full and Accurate Disclosure. No statement of fact made by or on behalf of the Borrower in this Agreement or any of the other Loan Documents or in any certificate, document or schedule furnished by the Borrower to any Agent or to any Lender pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact relating specifically to the Loan, the Collateral, the Borrower or the business operated (or to be operated) at the Trust Property, that is known to Borrower or any Affiliate thereof and is necessary to make statements contained herein or therein not misleading. There is no event or circumstance relating specifically to the Loan, the Collateral, the Borrower and/or the business operated (or to be operated) at the Trust Property presently known to the Borrower which has not been disclosed to the Syndication Agent which might reasonably be expected to cause a Material Adverse Effect. The representations and warranties contained in this subsection 4.1(J) are hereinafter collectively referred to as the "Subsection 4.1(J) Representation and Warranty".

(K) Financial Information. All financial data, if any, concerning the Borrower, the Trust Property or the remainder of the Real Property that has been delivered in writing by, or on behalf of, the Borrower to any Agent or to any Lender (i) is true, complete and correct in all material respects, (ii) accurately represents the financial condition and results of operations of the Persons covered thereby as of the date on which the same shall have been furnished, and
(iii) (other than with respect to financial projections), has been prepared in accordance with GAAP throughout the periods covered. The Borrower does not have any material contingent liability, material liability for taxes or other material unusual or forward commitment not reflected in such financial data. The Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or the Trust Property.

(L) Investment Company Act; Public Utility Holding Company Act. The Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended,
(ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(M) Compliance. Except to the extent otherwise disclosed on Schedule B ("Environmental Matters Schedule") attached hereto (i) neither the Borrower nor any Affiliate thereof has received any notice that the Borrower, the Trust Property or the Common Facilities is in violation of the Americans with Disabilities Act and, in the Borrower's commercially reasonable judgment, the Trust Property, the Common Facilities and the Borrower's use thereof and operations thereat comply with the Americans with Disabilities Act and (ii) the Borrower, the Trust Property, the Common Facilities and the Borrower's use thereof and operations thereat comply, in all material respects, with all other applicable Legal Requirements (including, without limitation, Environmental Laws, ERISA, and building and zoning ordinances and codes) and all applicable Insurance Requirements. The Borrower is not in default or violation, in any material respect, of any order, writ, injunction, decree or demand of any Governmental Authority. No portion of the Real Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity conducted by Borrower, the Principal or any Affiliate of either.

(N) Condemnation. No Taking has been commenced or, to the Borrower's knowledge, except as described on Schedule I attached hereto, is contemplated with respect to all or any portion of the Real Property or for the relocation of roadways providing access to the Real Property.

(O) Use of Proceeds; Margin Regulations. It shall use the proceeds of the Loan for the purposes described in Section 2.2. No part of the proceeds of the Loan shall be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations G, T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

(P) Utilities and Access. The Trust Property has legal access to, and is served by, fire and police protection, parking and water, gas, electric, sewer, sanitary sewer, storm drain and other facilities and utilities, in each case, as is necessary to the use and enjoyment of the Trust Property as a First Class Mall and in order to comply, in all material respects, with all applicable Legal Requirements (including, without limitation, those pertaining to zoning and land use). All utilities and services necessary to the use and enjoyment of the Trust Property as a First Class Mall and in compliance, in all material respects, with all applicable Legal Requirements (including, without limitation, those pertaining to zoning and land use), are located in the public right-of-way (or on private property over which there exists an irrevocable easement in favor of Borrower pursuant to the REA) abutting the Real Property, and all such utilities are connected so as to serve the Trust Property without passing over other property (other than property over which there exists an irrevocable easements in favor of Borrower pursuant to the REA). All roads and ways necessary to the use and enjoyment of the Trust Property as a First Class Mall and in order to comply, in all material respects, with all applicable Legal Requirements (including, without limitation, those pertaining to zoning and land use) have been completed and dedicated to public use and accepted by all Governmental Authorities (or are private roads and ways over which there exists an irrevocable easement in favor of Borrower pursuant to the REA) and the Trust Property has direct legal access to all such roads and ways (or legal access to such roads and ways via irrevocable and perpetual easements over property in favor of Borrower pursuant to the REA.

(Q) Subdivision. The Mall Space, the Mall Improvements, and the Retail Annex Land collectively constitute one or more legal parcel(s) and one or more tax parcel(s) that do not include, or comprise a portion of, any other property.

(R)       Environmental Compliance.  Except for matters set forth in the
          ------------------------
Environmental Matters Schedule:

                  (i) Borrower, the Trust Property and the Common Facilities are, and the same are used, in compliance, in all material respects, with all applicable Environmental Laws and Borrower (or, in the case of Common Facilities that are not located on the Trust Property, the applicable REA Owner) has obtained all permits required under applicable Environmental Law, such permits are in full force and effect and Borrower or such REA Owner, as applicable, is in compliance with all such permits.

                  (ii) There is no past non-compliance, in any material respect (by the Borrower, any Affiliate of Borrower or, to the best of Borrower's knowledge, any other Person that was a prior owner or operator of any portion of the Trust Property or any Common Facilities) with Environmental Laws, or with permits issued pursuant thereto, in connection with the Trust Property or any Common Facilities. Without limiting the foregoing, neither the Borrower nor any Affiliate of the Borrower has, and, to the best knowledge of the Borrower after due inquiry and investigation, no other Person has at any time Used or Released any Hazardous Substance on, under, to or from the Trust Property or any Common Facilities, except such Use as is in the ordinary course of operation of the Trust Property or any Common Facilities as presently (i.e., on or about the date hereof) operated and in material compliance with all Environmental Laws and such Release as will not require investigation or remediation or otherwise give rise to material liability pursuant to any applicable Environmental Law.
         Neither the Borrower nor any Affiliate of the Borrower has been requested or required by any Governmental Authority to perform any material Remedial Work or other responsive action at the Trust Property or any Common Facilities in connection with any Environmental Claim. Neither the Trust Property nor any Common Facilities is included or, to the knowledge of the Borrower, proposed for inclusion on the National Priorities List issued by the United States Environmental Protection Agency, nor has the Trust Property nor any Common Facilities been included or, to the knowledge of the Borrower, proposed for inclusion on any list or inventory issued pursuant to any Environmental Law.

                  (iii) There is no material Environmental Claim pending or, to the best knowledge of the Borrower, threatened, and no penalties arising under Environmental Laws have been assessed, against the Borrower, or any Affiliate of the Borrower, or to the best knowledge of the Borrower (after due inquiry and investigation), any tenant, subtenant, licensee or sublicensee of the Trust Property or any Common Facilities or, to the best knowledge of the Borrower, against any Person whose liability for any Environmental Claim the Borrower has or may have retained or assumed either contractually or by operation of law, and no material investigation or review is pending or, to the best knowledge of the Borrower, threatened by any Governmental Authority, citizens group, employee or other Person with respect to any alleged failure by the Borrower, any Affiliate of the Borrower or any tenant, licensee or sublicensee of the Trust Property or any of the Common Facilities to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower or any Affiliate of the Borrower for any Use or Release of any Hazardous Substances.

                  (iv) There have been and are no past or present Releases by Borrower or any Affiliate of Borrower or, to the best of Borrower's knowledge, any other Person, of any Hazardous Substance in a condition which requires investigation or remediation or which would otherwise give rise to material liability pursuant to any applicable Environmental Law, and no Hazardous Substance exists due to the acts of Borrower or any Affiliate of Borrower, or to the best of Borrower's knowledge, any other Person, in, on or under the Trust Property or any Common Facilities, except in compliance, in all material respects, with Environmental Laws.

                  (v) Without limiting the generality of the foregoing, there is not present at, on, in or under the Trust Property or any Common Facilities, PCB-containing equipment, asbestos or asbestos containing materials, insulating material containing urea formaldehyde, (to the best of Borrower's knowledge) underground treatment or storage tanks or pumps or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint, except as (x) would not give rise to material liability pursuant to any applicable Environmental Law and (y) which will not cause a Material Adverse Effect.

                  (vi) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Trust Property or any Common Facilities and, to the Borrower's knowledge, no Governmental Authority has been taking or is in the process of taking any action that could subject the Trust Property or any Common Facilities to Liens under any Environmental Law ("Environmental Liens").

                  (vii)  Borrower  has  furnished to the  Syndication  Agent all environmental investigations, studies, audits, reviews or other analyses prepared within the past ten (10) years, conducted by or that are in the possession of the Borrower or any Affiliate of Borrower in relation to the Real Property which the Borrower, exercising reasonable diligence, has been able to locate.

                  (viii) The Borrower has not waived any Person's liability with respect to any Hazardous Substances in, on, under or around the Trust Property or any Common Facilities.

(R)       Single-Purpose Entity.
          ---------------------

                  (a)(i) Each of the Borrower, and the Managing Member is, as of the date hereof, a Single Purpose Entity.

                  (ii) Neither the Borrower nor Managing Member (A) owns any asset other than (x) in the case of Borrower, the Trust Property and
         (y) in the case of Managing Member, its membership interest in Borrower, (B) is engaged in any business other than Permitted Activities, (C) is a party to any contract, agreement or transaction with any direct or indirect member of the Borrower, with any Affiliate of the Borrower or with any Affiliate of any such member except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an Affiliate, (D) has incurred any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) that is, in any case, presently outstanding or is a Contingent Obligation (other than, in the case of Borrower, the Loan and the debt described in Section 6.1(C)), and (E) has made any loans or advances to any Person (including any Affiliate).

                  (iii) Except for any indemnification expressly set forth in the organizational documents of Borrower and/or the Managing member, neither Borrower nor Managing Member has, at any time since its formation, assumed or guaranteed the liabilities of any of its direct or indirect members or shareholders, any Affiliates of such members or shareholders, or any other Persons other than liabilities that are not presently outstanding and are not Contingent Obligations. Neither Borrower nor Managing Member has, at any time since its formation, acquired obligations or securities of its direct or indirect members or shareholders (or any predecessor entity), or any Affiliates of such members or shareholders. Neither Borrower nor Managing Member has, at any time since its formation, made loans to its direct or indirect members or shareholders (or any predecessor), or any Affiliates of such members or shareholders that are presently outstanding.

                  (iv) The Borrower does not own any stock, membership interests, partnership interests or other securities or interests of any other Person. Managing Member does not own any stock, membership interests, partnership interests or other securities or interests of any other Person (other than its membership interest in Borrower).

(S) Deed of Trust and Other Liens; Concession Income. The Deed of Trust creates a valid and enforceable first priority Lien on the Trust Property as security for the repayment of the Indebtedness, subject only to the Permitted Liens. Each Collateral Security Instrument establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by any Collateral Security Instrument on which a Lien is capable of being perfected by the filing of a UCC financing statement is subject to a UCC financing statement filed and/or recorded, as appropriate (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the UCC. All Concession Income is solely the property of Borrower and neither any Affiliate of Borrower nor any other Person has any right, title or interest in, or any claim to, any Concession Income. The Collateral includes all personal property necessary or desirable to operate the Gondola Concession (as such capitalized term is defined in the definition of Concession Income).

(T) Assessments. Except to the extent the same shall constitute Permitted Encumbrances, there are no pending or, to the best knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting the Trust Property and/or the Common Facilities.

(U) No Joint Assessment; Separate Lots. Borrower has not suffered, permitted or initiated the joint assessment of the Trust Property (i) with any other real property constituting a separate tax parcel, and (ii) with any portion of the Trust Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any Taxes which may be levied or assessed or charged against such personal property shall be assessed or levied or charged to the Trust Property as a single Lien. The Trust Property does not benefit from any tax abatement or exemption.

(V) No Prior Assignment. The Collateral Agent, for the benefit of the Lenders, is the assignee of the Borrower's interest under the Leases. There are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding.

(W) Permits. Borrower has obtained all Permits necessary to the use and operation of the Collateral as a First Class Mall on the date hereof, and all of such Permits are current and in full force and effect. Borrower is not in violation, in any material respect, of any Permits pertaining to the Collateral and Borrower is in compliance, in all material respects, with all Legal Requirements and Insurance Requirements affecting the Collateral and with all Leases affecting the Trust Property. The Borrower has not received any notice from any Governmental Authority or other Person alleging any uncured material violation of any Legal Requirement or Insurance Requirement relating to the Collateral (including with respect to zoning).

(X) Flood Zone. The Trust Property is not located in a flood hazard area as defined by the Federal Insurance Administration or in a 100-year flood plain identified by the Secretary of Housing and Urban Development or any other Governmental Authority.

(Y) Physical Condition. Except as expressly permitted under Section 3.AA of Exhibit B to the Loan Commitment Letter, the Trust Property and the Common Facilities are free of damage and destruction from casualty that has not been repaired and from structural defects and all building systems contained therein are in good working order subject to ordinary wear and tear.

(Z)       Security Deposits.  The Borrower is in compliance with all Legal
          -----------------
Requirements  relating  to all  security  deposits  with  respect  to the  Trust
Property.

(AA) No Defaults. No Default or Event of Default exists and no Default or Event of Default shall occur as a result of the consummation of the transactions contemplated by the Loan Documents.

(BB) Intellectual Property. Other than the intents to use the trademarks/service marks "THE GRAND CANAL" and "GRAND CANAL SHOPPES" and the intellectual property described on Exhibit R hereto (collectively, the "Enumerated IP Rights"), there is no right under any trademark, trade name, service mark or other intellectual property necessary to the business of the Borrower as a First Class Mall or as the Borrower contemplates conducting its business. The Borrower owns, and has not licensed out, the Enumerated IP Rights and the Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names, service marks and other intellectual property of others.

(CC) No Encroachments. All of the Improvements which were included in determining the appraised value of the Trust Property as set forth in the Appraisal lie wholly within the boundaries and building restriction lines of the Mall Space, the Retail Annex Land, the Billboard Additional Premises, the Lutece Additional Premises and the Canyon Ranch Additional Premises (or there are appropriate easements for the same pursuant to the REA). No improvements on adjoining properties encroach upon the Trust Property (except as otherwise expressly set forth in the REA).

(DD) Plans and Welfare Plans. The assets of the Borrower are not treated as "plan assets" under final regulations currently promulgated, as of the date of this Agreement, under ERISA. Each Plan, Welfare Plan, and, to the best knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish, but has not furnished, a report to the Syndication Agent under Section 5.1(V). There are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan that could reasonably be expected to have a Material Adverse Effect. No event has occurred, and there exists no condition or set of circumstances, in connection with any Plan or Welfare Plan under which the Borrower or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could reasonably be expected to be subject to any material liability under Section 409 or 502(i) of ERISA or
Section 4975 of the Code. Except to the extent that the same would not reasonably be expected to result in a Material Adverse Effect, no Welfare Plan provides benefits (including, without limitation, death or medical benefits) (whether or not insured) with respect to any current or former employee of the Borrower, or any ERISA Affiliate beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by fully paid up insurance or (iii) severance benefits. No Plan has any Unfunded Benefit Liabilities which, if paid, would reasonably be expected to result in a Material Adverse Effect.

(EE) Location of Chief Executive Offices. The location of the Borrower's principal place of business and chief executive office is 3355 Las Vegas
Boulevard South, Las Vegas, Nevada 89101 (or such other location in Clark County, Nevada as to which Borrower shall have given the Administrative Agent at least thirty (30) days prior written notice).

(FF)      Not Foreign Person.  The Borrower is not a "foreign person" within the
          ------------------
meaning ofss. 1445(f)(3) of the Code.

(GG) Labor Matters. The Borrower is not a party to any collective bargaining agreements. There are no controversies or unfair labor practice proceedings pending or, to the Borrower's knowledge, threatened between the Borrower and any of its current or former employees or any labor or other collective bargaining unit representing any current or former employee of the Borrower that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise that, in each such case, could reasonably be expected to have a Material Adverse Effect.

(HH) Leases. The Trust Property is not subject to any Leases other than the Leases described in the rent roll (the "Closing Date Rent Roll") delivered to Syndication Agent to satisfy a condition precedent to the Syndication Agent's obligation to execute and deliver this Agreement, and the Lenders' obligation to fund the Loan (collectively, the "Existing Leases"), as to which Borrower executed a written certification. The Borrower has delivered to the Syndication Agent true, correct and complete copies of all Existing Leases (including any amendments, supplements, modifications and assignments related thereto) described in said Closing Date Rent Roll and each Existing Lease is a Permitted Lease. No Person has any possessory interest in the Trust Property or right to occupy the same except under and pursuant to the provisions of the Existing Leases. Except as set forth on Exhibit I hereto, each Existing Lease is in full force and effect, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms (subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles), and, to the knowledge of the Borrower, each such Lease constitutes the legal, valid and binding obligation of the tenant thereunder and is enforceable against such tenant in accordance with its terms (subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles). There is no monetary or material non-monetary default under any such Existing Lease by the Borrower (and no conditions which with the passage of time and/or notice would constitute such a default by the Borrower thereunder), and, to the best knowledge of the Borrower, except as set forth on Exhibit I, there is no monetary or material non-monetary default thereunder by any other party (and no condition which with the passage of time and/or notice would constitute such a default by any other party thereunder). No tenant under any such Existing Lease has, as of the date hereof, paid Rent more than 30 days in advance (except to the extent otherwise permitted under the express terms of such Existing Lease), and the Rents under such Existing Lease have not been waived, released, or otherwise discharged or compromised. To the best of the Borrower's knowledge, except as set forth on
Exhibit I, no tenant under any such Existing Lease is the subject of any bankruptcy, arrangement, insolvency, reorganization or other similar action, case or proceeding and no such tenant has made a general assignment for the benefit of creditors. No Existing Lease provides any party with the right to obtain a Lien upon the Trust Property. With respect to each Existing Lease that is not a Subordinate Lease, all work heretofore required to be performed by the Borrower under such Existing Lease has been performed, in all material respects, and all contributions which are due and payable to be made by the Borrower to the tenant thereunder have been made.

(II) Pre-Closing Date Activities. The Borrower has not conducted any business or other activity on or prior to the Closing Date, other than in connection with the acquisition, development, operation and ownership of the Trust Property. The Managing Member has not conducted any business or other activity on or prior to the Closing Date, other than in connection with the acquisition and ownership of its membership interest in Borrower.

(JJ) Tax Filings. The Borrower has filed all material federal, state and local tax returns required to be filed and has paid all federal, state and local taxes, charges and assessments payable by the Borrower. The Borrower's tax returns properly reflect the income and taxes of the Borrower for the periods covered thereby.

(KK) Impositions. All Impositions due and owing in respect of, or otherwise affecting, the Trust Property and/or the Common Facilities have been paid (except to the extent that the Borrower shall be contesting the same in accordance with the provisions of the Loan Documents and, to the extent applicable, of the REA).

(LL)   Insurance.   The  Trust  Property  is  insured  in  accordance  with  the requirements set forth in the Loan Documents.

(MM) Property Agreements. The Borrower has delivered to the Syndication Agent true, correct and complete copies of the Management Agreement, the Brokerage Agreement, the ESA, the REA, the Sale and Contribution Agreement, the COREA (if entered into), the Trademark Cross License Agreement, the FADAA, the Mall Retainage Escrow Agreement and all other material Property Agreements in effect on the date hereof. No monetary default and no material non-monetary default exists, or with the passing of time or the giving of notice or both, would exist under any Property Agreement (x) on the part of Borrower or (y) to the best knowledge of Borrower, any other Person (unless, in the case of a default by any party other than Borrower, such default is a default that (x) a Commercially Reasonable Owner would irrevocably waive and (y) is not reasonably likely to result in a Material Adverse Effect). No party to any Property Agreement (other than a Service Contract) has given or received any written notice or claim of monetary or material non-monetary default under such Property Agreement which has not been cured (other than notices or claims of default given and addressed to a party other than Borrower relating to defaults that (x) a Commercially Reasonable Owner would waive and (y) are not reasonably likely to result in a Material Adverse Effect). No condition exists whereby the Borrower or any future owner of the Collateral may be required to purchase any other parcel of land which is subject to any Property Agreement or which gives any Person a right to purchase, right of reversion, a right of first refusal, right of first offer or another similar right or interest in or with respect to, the Collateral. No material exclusions or restrictions on the utilization, leasing or improvement of the Collateral (including non-compete agreements) exist in any Property
Agreement (other than those set forth in the REAs and the Permitted Encumbrances). The Administrative Agent hereby approves the Trademark Cross License Agreement.

(NN) Personal Property. Schedule A attached hereto is a true, correct and complete schedule of all categories of all tangible personal property, if any, owned by the Borrower and located upon the Trust Property or used in connection with the use and operation of the Collateral. The Borrower has good and marketable title to all such personal property, free and clear of all Liens except for Liens created under the Loan Documents or permitted under the terms of this Agreement.

(OO) Plans and Specifications. No Scope Changes (as defined in the FADAA) to the Existing Plans and Specifications (as defined in the Loan Commitment Letter) have been made other than Scope Changes to the Existing Plans and Specifications that constitute Safe Harbor Scope Changes (as defined in the FADAA) and/or which do not, under Section 6.2.1 of the FADAA, require the Required Scope Change Approval (as defined in the FADAA).

                  Section 4.2. Survival of Representations. The Borrower agrees that all of the representations and warranties of the Borrower set forth in
Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive the delivery of the Notes and making of the Loan.

                                   ARTICLE V.

                              AFFIRMATIVE COVENANTS

                  Section 5.1.      Affirmative Covenants.  The Borrower
                                    ---------------------
covenants and agrees that:

(A) Existence; Compliance with Legal Requirements; Insurance. The Borrower shall do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect (a) its existence as a Delaware limited liability company and (b) all rights and Permits necessary or desirable for the conduct of its business as a First Class Mall (it being agreed, however, that the foregoing shall not be construed to prohibit Borrower from changing any trade name, trademark, service mark or other intellectual property (so long as no Event of Default shall exist and Borrower shall maintain, preserve and protect such trade name, trade mark, service mark or other intellectual property, as applicable, as so changed)) and (ii) comply with all Legal Requirements and Insurance Requirements applicable to it or the Trust Property. The Borrower shall at all times maintain, preserve and protect all franchises, trade names, trademarks, service marks and other intellectual property, if any, and preserve all the remainder of its property, necessary for the continued conduct of its business (it being agreed, however, that the foregoing shall not be construed to prohibit Borrower from changing any trade name, trademark, service mark or other intellectual property (so long as no Event of Default shall exist and Borrower shall maintain, preserve and protect such trade name, trade mark, service mark or other intellectual property, as applicable, as so changed)) and keep the Trust Property in good repair, working order and condition, except for reasonable wear and use and damage caused by a casualty or taking with respect to which the Borrower is effectuating a Restoration (or is causing a Restoration to be effectuated), or is not required to effectuate, or to cause to be effectuated, a Restoration, as applicable, in each case, in accordance with the provisions of the Loan Documents and from time to time the Borrower shall make, or cause to be made, all repairs, renewals and replacements thereto necessary so to maintain the Trust Property.

(B) Impositions and Other Claims. Without duplication of amounts payable under subsection 2.10 hereof, the Borrower shall pay and discharge all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Loan Documents; provided that Borrower shall not be deemed to be in Default for its failure to pay those Impositions that (x) prior to the Assessment Date, the Trustee shall cause to be paid out of Money then on deposit in the REA Tax Escrow Account or (y) from and after the Assessment Date, the Collateral Agent shall cause to be paid out of Money then on deposit in the Tax Escrow Account pursuant to Section 2.12). The Borrower shall pay, or shall cause to be paid, all Insurance Premiums with respect to the Borrower, the Trust Property and the Common Facilities in accordance with the provisions of the Loan Documents and the REA.

(C) Litigation. The Borrower shall give prompt written notice to the Administrative Agent of any litigation or governmental proceedings pending or, to the best of Borrower's knowledge, threatened against the Borrower or the Trust Property and/or the Common Facilities (1) in which the amount involved is greater than $1,000,000 and that is not fully covered by insurance (excluding any deductible relating thereto permitted under this Agreement) or (2) that, if determined adversely to the Borrower, would be reasonably likely to cause a Material Adverse Effect (regardless of whether damages and/or injunctive or similar relief is sought and regardless of the amount involved and whether such matter is covered by insurance). Without limiting any rights or remedies that the Lenders and Agents have under the Loan Documents in connection with the Construction Litigation, the Borrower (x) has notified the Administrative Agent regarding the existence of the Construction Litigation, (y) is diligently defending (and will continue to diligently defend) the Construction Litigation and (z) will continue to keep the Administrative Agent apprised as to the status of the Construction Litigation.

(D)       Environmental Remediation.
          -------------------------

                  (i) If any investigation, site monitoring, cleanup, removal, restoration or other remedial work of any kind or nature is required pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law (collectively, the "Remedial Work"), because of or in connection with the current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance on, under or from the Trust Property or any portion thereof, the Borrower shall promptly commence and diligently prosecute to completion (or shall promptly cause to be commenced and diligently prosecuted to completion) all such Remedial Work, and shall conduct such Remedial Work in accordance with the National Contingency Plan promulgated under the Comprehensive Environmental Response, Compensation and Liability Act, if applicable, and in accordance with all other applicable Environmental Laws. In all events, such Remedial Work shall be commenced within thirty (30) Business Days after any demand therefor by the Administrative Agent or such shorter period as may be required under any applicable Environmental Law or as may be necessary to prevent further Release of Hazardous Substances, and shall be diligently performed to completion in a good and workmanlike manner.

                  (ii) If requested by the Administrative Agent, all Remedial Work under clause (i) above shall be performed by contractors, and under the supervision of a consulting Engineer, each approved in advance by the Administrative Agent. All costs and expenses incurred in connection with such Remedial Work shall be paid by the Borrower. If the Borrower does not promptly commence and diligently prosecute to completion (or cause to be promptly commenced and diligently prosecuted to completion) the Remedial Work, the Administrative Agent may (but shall not be obligated to), upon ten (10) Business Days' prior written notice to Borrower of its intention to do so, cause such Remedial Work to be performed. The Borrower shall pay or reimburse the Administrative Agent on demand for all expenses (including reasonable attorneys' fees and disbursements) relating to or incurred by the Administrative Agent in connection with monitoring, reviewing or performing any Remedial Work.

                  (iii)  The  Borrower  shall  not  (A)  without  obtaining  the
         Administrative Agent's prior written consent (which consent, if no Event of Default shall then exist, shall not be unreasonably withheld or delayed), commence any Remedial Work under clause (i) above or (B) without obtaining the Administrative Agent's prior written consent (which consent the Administrative Agent may grant or withhold in its sole discretion), enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which might reasonably be expected to cause a Material Adverse Effect.


(E)       Environmental Matters; Inspection.
          ---------------------------------

                  (a)(i) The Borrower shall not permit any Release from the Trust Property, and the Borrower shall not permit any Hazardous
         Substance to be present in, on, under or above the Trust Property (except to the extent such presence (A) is in the ordinary course of operation of the Trust Property as presently (i.e., on or about the date hereof) operated and (B) is in compliance with all Environmental
         Laws), and, in the event that such Hazardous Substances are present on, under or emanate from the Trust Property, or migrate onto or into the Trust Property, the Borrower shall cause the removal or remediation of such Hazardous Substances, to the extent required by any applicable Environmental Laws, in accordance with this Agreement and Environmental Laws (including, where applicable, the National Contingency Plan promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act). The Borrower shall use the efforts that a Commercially Reasonable Owner would use to prevent, and to seek the remediation of, to the extent required by any applicable Environmental Laws, any migration of Hazardous Substances onto or into the Trust Property from any adjoining property.

                  (ii) Upon reasonable prior written notice, each Agent and each Lender shall have the right, at all reasonable times, to enter upon and inspect all or any portion of the Trust Property and/or the Common Facilities (to the extent permitted under the REA), provided that such inspections shall not unreasonably interfere with the operation or the tenants of the Trust Property. If the Administrative Agent has reasonable grounds to suspect that Remedial Work may be required, the Administrative Agent shall notify the Borrower and, if Borrower has not selected an Environmental Auditor acceptable to Lender within ten (10) days of such notice, may select an Environmental Auditor to conduct and prepare reports of such inspections. The Borrower shall be given a reasonable opportunity to review drafts of any reports, data and other documents or materials reviewed or prepared by the Environmental Auditor, to submit comments and suggested revisions or rebuttals to same, and to receive copies of the final versions of the same. If an Environmental Auditor selected by Borrower conducts such inspections, Lender shall have the right (x) to review, comment on and approve (which approval, if no Event of Default shall then exist, shall not be unreasonably withheld or delayed) any draft reports, (y) to review copies of any data or other documents or materials reviewed or prepared by the Environmental Auditor and (z) receive and rely upon final copies of any reports prepared by the Environmental Auditor. The inspection rights granted to the Agents and to the Lenders in this Section 5.1(E) shall be in addition to, and not in limitation of, any other inspection rights granted to the Agents and to the Lenders in the Loan Documents, and shall expressly include the right (if the Administrative Agent reasonably suspects that Remedial Work may be required or if an Event of Default shall then exist) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits, without, so long as no Event of Default shall then exist, interfering with Borrower's operations on the Trust Property, except as may be necessary to comply with any applicable Environmental Law. The Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to this clause (ii) of Section 5.1(E), including but not limited to providing all relevant information and making knowledgeable persons available for interviews.

                  (iii) The Borrower agrees to bear and shall pay or reimburse the Administrative Agent on demand for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements) relating to, or incurred by Administrative Agent in connection with, the inspections and reports described in this Section 5.1(E).

                  (iv) The Borrower shall cause all uses and operations on or of the Trust Property, whether by the Borrower or any other Person, to be in compliance with all applicable Environmental Laws.

                  (v) The Borrower shall keep the Trust Property free and clear of all Environmental Liens, whether due to the act or omission of the Borrower or any other Person.

                  (vi) The Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Trust Property and/or the Common Facilities, pursuant to any reasonable written requests of the Administrative Agent (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas) and share with the Administrative Agent the reports and other results thereof, and the Agents and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof.

(F)       Environmental Notices.  The Borrower shall promptly provide notice to
          ---------------------
Administrative Agent of:

                  (b)(i) any Environmental Claim asserted by any Governmental Authority with respect to any Hazardous Substance on, in, under or emanating from the Trust Property or the Common Facilities if (A) the potential loss is alleged to be, or reasonably may be expected to be, greater than $50,000 and/or (B) such Environmental Claim, or the circumstances giving rise to it, may reasonably be expected to cause a Material Adverse Effect;

                           (ii) any proceeding, investigation or inquiry commenced or threatened in writing by any Governmental Authority, against the Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by Borrower (including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq.) if (A) the potential loss is alleged to be, or reasonably may be expected to be, greater than $50,000 and/or (B) such proceeding, investigation or inquiry, or the circumstances giving rise to it, may reasonably be expected to cause a Material Adverse Effect;

                           (iii) all Environmental Claims asserted or threatened against the Borrower, against any other party occupying the Trust Property or any portion thereof which become known to the Borrower or against the Trust Property and/or the Common Facilities which are known to Borrower or any Affiliate thereof if (A) the potential loss is alleged to be, or reasonably may be expected to be, greater than $50,000 and/or (B) such Environmental Claim, or the circumstances giving rise to it, may reasonably be expected to cause a Material Adverse Effect;

                           (iv) the discovery by the Borrower of any presence or Releases or threatened Releases of Hazardous Substances in, on, above, under, from or migrating towards the Trust Property and/or the Common Facilities, unless (A) no reasonable person could conclude that remediation or investigation at a cost greater than $50,000 could be required and (B) no reasonable person could conclude that such presence, Release or threatened Release may reasonably be expected to cause a Material Adverse Effect;

                           (v)  any material non-compliance with any
         Environmental Laws related in any way to the Trust Property and/or the Common Facilities;

                           (vi) any actual or potential Environmental Lien against the Trust Property (or any portion thereof) and/or the Common Facilities (or any portion thereof) of which the Borrower or any Affiliate thereof has knowledge;

                           (vii) any required or proposed Remedial Work relating to the Trust Property, the Common Facilities or the Borrower unless (A) no reasonable person could conclude that the cost of such Remedial Work or proposed Remedial Work could be greater than $50,000 and (B) no reasonable person could conclude that such Remedial Work or proposed Remedial Work (or the circumstances giving rise to such Remedial Work or proposed Remedial Work) may reasonably be expected to cause a Material Adverse Effect; and

                  (viii) any other written or oral notice or other communication of which the Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Remedial Work or possible liability of any Person pursuant to any applicable Environmental Law, in each case in connection with the Trust Property and/or the Common Facilities or activities of the Borrower unless (A) no reasonable person could conclude that the cost of such Remedial Work or the potential loss arising out of the circumstances giving rise to such communication, as applicable, could be greater than $50,000 and (B) no reasonable person could conclude that such Remedial Work or (or the circumstances giving rise to such Remedial Work) or the circumstances giving rise to such communication, as applicable, may reasonably be expected to cause a Material Adverse Effect.

(G) Copies of Notices. The Borrower shall transmit to the Administrative Agent copies of any citations, orders, notices or other written communications received from any Person and any notices, reports or other written communications submitted to any Governmental Authority with respect to any proceeding or Environmental Claim described in Section 5.1(F).

(H) Environmental Claims. Any Agent may join and participate in, as a party if such Agent so determines, any legal or administrative proceeding or action concerning the Trust Property, the Common Facilities or any portion of either under any Environmental Law, if, in such Agent's reasonable judgment, the interests of such Agent or any Lender shall not be adequately protected by the Borrower. Borrower shall pay or reimburse each Agent on demand for all reasonable sums advanced and expenses incurred (including reasonable attorneys' fees and expenses) by such Agent in connection with any such action or proceeding.

(I) Environmental Indemnification. The Borrower shall indemnify, reimburse, defend, and hold harmless each Agent and each Lender, each Participant, each Person who is or will have been involved in originating the Loan, each Person who is or will have been involved in servicing the Loan, each Person in whose name the encumbrance created by the Deed of Trust is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, without limitation, those who may acquire any interest in any Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, members, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, the Loan Documents or the Collateral, whether during the term of the Loan or as part of or following foreclosure pursuant to the Loan) and including but not limited to any successors by merger, consolidation or acquisition of all or a substantial part of any Agent or any Lender's or Participant's assets and business (collectively, the "Indemnified Parties") for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses), asserted against, resulting to, imposed on, or incurred by any Indemnified Party, directly or indirectly, in connection with any of the following (other than those arising solely (x) from a state of facts that first came into existence after (1) the Collateral Agent acquired title to the Trust Property for the benefit of the Lenders through foreclosure or a deed in lieu thereof (or through the exercise by any Agent or Lender of any other remedy available to it at law or in equity) and the Borrower relinquished possession of the Trust Property to the Collateral Agent for the benefit of the Lenders or (2) Borrower relinquished possession of the Trust Property to the Collateral Agent for the benefit of the Lenders upon demand therefor by the Collateral Agent on behalf of the Lenders or to a receiver for the Trust Property pursuant to a court order obtained by the Collateral Agent on behalf of the Lenders, or (y) from the bad faith, gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder (without relieving the Indemnitors from liability to the other Indemnified Parties):

(1)      any presence of any Hazardous Substances in, on, above, or under the
                           Real Property (or any portion thereof);

(2)      any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Real Property (or any portion thereof);

(3)      any activity by the Borrower, the Principal, any Affiliate of the
                           Borrower and/or of the Principal, or any licensee, sublicensee, tenant, subtenant or other user of the Real Property (or any portion thereof) in connection with any actual, proposed or threatened Use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Real Property (or any portion thereof) of any Hazardous Substances at any time located in, under, on or above the Real Property (or any portion thereof);

(4)      any activity by the Borrower, the Principal, any Affiliate of the
                           Borrower and/or of the Principal, or any licensee, sublicensee, tenant, subtenant or other user of the Real Property (or any portion thereof) in connection with any actual or proposed Remedial Work for any Hazardous Substances at any time located in, under, on or above the Real Property (or any portion thereof), whether or not such Remedial Work is voluntary or pursuant to court or administrative order (including, but not limited to, any removal, remedial or corrective action);

(5)      any past, present or threatened non-compliance or violations of any
                           Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Real Property (or any portion thereof) or operations thereon (including, but not limited to, any failure by the Borrower, the Principal, any Affiliate of the Borrower and/or of the Principal, or any licensee, sublicensee, tenant, subtenant or other user of the Real Property (or any portion thereof) to comply with any order of any Governmental Authority in connection with any Environmental Laws;

(6)      the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Real Property (or any portion thereof);

(7)      any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in
                           Section 5.1(D)-(H) or this Section 5.1(I);
                           ------------------         --------------

(8) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Real Property (or any portion thereof) (including, but not limited to, costs to investigate and assess such injury, destruction or loss);

(9)      any acts of the Borrower, the Principal, any Affiliate of the Borrower
                           and/or the Principal, or any licensee, sublicensee, tenant, subtenant or other user of the Real Property (or any portion thereof) in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or any similar Hazardous Substances;

(10)     any acts of the Borrower, the Principal, any Affiliate of the Borrower
                           and/or the Principal, or any licensee, sublicensee, tenant, subtenant or other user of the Real Property (or any portion thereof), in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remedial Work;

(11)     any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory (including, but not limited to, damages assessed for a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Real Property (or any portion thereof)) as a result of activities or conditions at the Real Property (or any portion thereof) or related to the Borrower, the Principal or any licensee, sublicensee, tenant, subtenant or other user of the Real Property (or any portion thereof);

(12) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants, agreements or other obligations pursuant to Section 4.1(R-1) or Sections 5.1(D)-(H); or

(13) any diminution in value of the Collateral in any way connected with any occurrence or other matter referred to in Section 4.1(R-1) or Sections 5.1(D)-(H).

         The procedures set forth in clause (iii) of Section 5.1(J) shall apply to the provisions of this Section 5.1(I) as though set forth herein in their entirety (with any conforming changes necessary due to the differences in defined terms used in the two Sections). The provisions of, undertakings and indemnification set forth in this Section 5.1(I) shall survive the satisfaction and payment of the Indebtedness and termination of this Agreement.

(J)       General Indemnity.
          -----------------

                  (c)(i)  The  Borrower  shall,  at its sole  cost and  expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), administrative and judicial actions and proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, foreseeable and unforeseeable consequential damages, and litigation costs, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings (including reasonable attorneys' fees and expenses) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties (other than those arising solely (x) from a state of facts that first came into existence after (1) the Collateral Agent acquired title to the Trust Property for the benefit of the Lenders through foreclosure or a deed in lieu thereof (or through the exercise by any Agent or Lender of any other remedy available to it at law or in equity) and the Borrower relinquished possession of the Trust Property to the Collateral Agent for the benefit of the Lenders or (2) Borrower permanently relinquished possession of the Trust Property (A) to the Collateral Agent upon demand therefor by the Collateral Agent on behalf of the Lenders or (B) to a receiver for the Trust Property pursuant to a court order obtained by the Collateral Agent on behalf of the Lenders or (y) from the bad faith, gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder (without relieving the Indemnitors from liability to the other Indemnified Parties), and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of any Note, the Deed of Trust, any of the other Loan Documents, the Collateral or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Indebtedness, and any Note, the Deed of Trust, or any of the other Loan Documents; (c) any and all lawful action that may be taken by any Agent or any Lender in connection with the enforcement of the provisions of this Agreement, any Note, the Deed of Trust or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with the Borrower or any Affiliate of the Borrower becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Real Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
         (e) any use, nonuse or condition in, on or about the Real Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower or any Affiliate thereof to perform or be in compliance with any of the terms of this Agreement or any of the other Loan Documents (including, without limitation, any Default by the Borrower in (1) the payment of any principal or interest (including, without limitation after the giving of a prepayment notice) and/or (2) making a borrowing after the Borrower has requested a borrowing (including, without limitation, in either such case, any such Loss arising from interest, fees or other amounts payable by a Lender to lender(s) of funds obtained by it in order to make or maintain its Loan Advance(s)); (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Real Property or any part thereof; (h) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Agreement is made; (i) any failure of the Real Property (or any portion thereof) to be in compliance with any Legal Requirement; (j) the enforcement by any Indemnified Party of the provisions of this Section 5.1(J); (k) any and all claims and demands whatsoever which may be asserted against any
         Agent or any Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan. The provisions of this Section 5.1(J) shall not apply to (x) the matters covered by Section 5.1(I) or
         (y) any dispute solely between Borrower, on the one hand, and any Agent and/or any Lender, on the other hand (but without prejudice to any such Agent's or Lender's right to collect, pursuant to any other provision of any Loan Document or otherwise at law or in equity, any amounts (including, without limitation, legal fees, disbursements and other expenses) relating to any such dispute). Any amounts payable to an Indemnified Party by reason of the application of this Section 5.1(J)(i) shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by such Indemnified Party until paid. The Borrower shall not be required to pay, pursuant to this subsection 5.1(J), any amount that the Borrower already paid to such Agent or Lender under subsection 2.10 or 2.13.

                           (ii) The Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in the Administrative Agent's sole discretion) that the Indemnified Parties may incur, directly or indirectly, as a result of a breach of the Borrower's covenants with respect to ERISA and employee benefits plans contained herein.

                           (iii) Upon written request by any Indemnified Party, the Borrower shall diligently defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Administrative Agent (which approval, so long as no Event of Default shall then exist, shall not be unreasonably withheld or delayed). Except to the extent that (A) a conflict of interest exists between or among the interests of Borrower, any Affiliate thereof that is involved in the claim, dispute, action or proceeding in question, and/or any applicable Indemnified Party and/or (B) an Event of Default shall exist, the Borrower shall be permitted to cause the same counsel and other professionals to defend the Borrower, all such Affiliates and all such Indemnified Parties in any such claim, dispute, action or proceeding. From and after such time, if any, as an Event of Default and/or such a conflict of interest shall arise, and/or, in the reasonable judgment of any Indemnified Part(ies), Borrower shall not be fulfilling its obligation to defend such Indemnified Part(ies) in accordance with the provisions hereof, upon notice to Borrower, any Indemnified Party (in the case of an Event of Default) or any affected Indemnified Party (in the case of such a conflict of interest or a determination by an Indemnified Party that Borrower shall not be so fulfilling its obligations) may, at its or their, as applicable, option

         (exercisable in such Indemnified Party(ies)' sole and absolute discretion), (aa) require the Borrower to cause counsel and other professionals acceptable to such Indemnified Part(ies), in its or their, as applicable, sole discretion, to defend such Indemnified Part(ies) or (bb) engage its own attorneys and other professionals to defend or assist it, and, at the option of such Indemnified Part(ies), its attorneys shall control the resolution of such claim, dispute, action or proceeding; provided that, in the case of any such conflict of interest, so long as (x) no Event of Default shall then exist and
         (y) no Indemnified Party shall have determined that Borrower shall not be so fulfilling its obligations to defend as aforesaid, then Borrower shall be required to pay for only one additional (i.e. in addition to counsel and other professionals representing Borrower and its Affiliates) set of attorneys and other professionals who will represent all of the Indemnified Parties. If any Indemnified Part(ies) shall elect the option described in the foregoing clause (bb), upon demand, the Borrower shall pay or, in the sole and absolute discretion of the Indemnified Part(ies), reimburse, the Indemnified Part(ies) for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith. Furthermore, so long as (x) no Event of Default shall then exist and (y) an Indemnified Party shall not have reasonably determined that Borrower shall not be so fulfilling its obligations to defend as aforesaid, such Indemnified Party shall not settle the claim, dispute, action or proceeding in question without the consent of Borrower (unless such Indemnified Party shall waive its right to be indemnified under this Section 5.1(J) with respect to such claim, dispute, action or proceeding). If an Event of Default shall exist or any affected Indemnified Party shall reasonably determine that Borrower shall not be so fulfilling such obligations, then the applicable
         Indemnified Part(ies) may settle the claim, dispute, action or proceeding in question without the consent of Borrower.

                  The provisions of and undertakings and indemnification set forth in this Section 5.1(J) shall survive the satisfaction and payment of the Indebtedness and termination of this Agreement.

(K) Access to Trust Property and the Common Facilities; Concessions. The Borrower shall permit agents, representatives and employees of each Agent and those of each Lender to inspect the Trust Property or any part thereof and the Common Facilities (subject to the applicable restrictions, if any, on access expressly set forth in the REA) or any part thereof (i) at any time and without notice if an Event of Default shall exist and (ii) at such reasonable times as may be requested by any Agent or any Lender upon reasonable advance notice if no Event of Default shall exist. At all times, (x) all Concession Income shall be solely the property of Borrower and neither any Affiliate of Borrower nor any other Person shall have any right, title or interest in, or any claim to, any Concession Income and (y) the Collateral shall include all personal property necessary or desirable to operate the Gondola Concession (as such capitalized term is defined in the definition of Concession Income).

(L) Notices. The Borrower shall promptly advise the Administrative Agent of the occurrence of any Default or Event of Default.

(M) Cooperate in Legal Proceedings. The Borrower shall cooperate fully with each Agent and each Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of any Agent or any Lender hereunder or any rights obtained by any Agent or any Lender under any of the Loan Documents and, in connection therewith, not prohibit the Lender, at its election, from participating in any such proceedings.

(N) Perform Loan Documents. The Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it under the Loan Documents executed and delivered by the Borrower.

(O) Insurance and Condemnation Benefits. The Borrower shall cooperate with the Collateral Agent in obtaining for the Collateral Agent (for the benefit of the Lenders) the benefits of any Insurance Proceeds or Condemnation Proceeds lawfully or equitably payable to the Collateral Agent in connection with the Real Property. The Collateral Agent shall be reimbursed for any reasonable out-of-pocket expenses incurred in connection therewith (including reasonably attorneys' fees, disbursements and other expenses) and, if the Administrative Agent shall reasonably determine that an appraisal is necessary or helpful to assist it in ascertaining its rights and obligations under Section 5.1(X), the expense of an Appraisal on behalf of the Administrative Agent, such reimbursement to be out of the Insurance Proceeds or Condemnation Proceeds, as applicable; provided that to the extent that such Insurance Proceeds or Condemnation Proceeds, as applicable, shall be less than such expenses (or if there shall not be any Insurance Proceeds or Condemnation Proceeds), then the Borrower, within ten (10) days after demand therefor by the applicable Agent, shall reimburse such Agent for such expenses.

(P)       Further Assurances.  The Borrower shall, at the Borrower's sole cost
          ------------------
          and expense:

                  (d)(i) if the Administrative Agent has a reasonable basis for believing that a Lien affecting the Collateral (or any portion thereof) that is not permitted by the Loan Documents shall exist, upon the Administrative Agent's request therefor given from time to time, pay for (a) reports of UCC, tax lien and judgment searches with respect to the Borrower and (b) searches of title to the Collateral, each such search to be conducted by search firms designated by the Administrative Agent in each of the locations designated by the Administrative Agent, each such designation, so long as no Event of Default shall then exist, to be subject to Borrower's approval (not to be unreasonably withheld or delayed);

                  (ii) furnish to the Administrative Agent all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

                  (iii) execute and deliver to the Administrative Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure any Note, as the Administrative Agent may reasonably require (including, without limitation, amended or replacement Deed of Trust, UCC financing statements or other Collateral Security Instruments); and

                  (iv) do, execute, acknowledge and deliver all and every such further lawful and reasonable acts, deeds, conveyances, mortgages, deeds of trust, assignments, notices of assignments, other documents and instruments, transfers and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as the Administrative Agent shall reasonably require from time to time or as the Borrower may be or may hereafter become bound to do.

(Q)       Management and Leasing of Trust Property.
          ----------------------------------------

                  (e)(i) The Trust Property shall be managed at all times by a Manager pursuant to a Management Agreement until terminated as herein provided. Pursuant to a Manager's Subordination, each Manager shall agree that its Management Agreement is subject and subordinate in all respects to the Lien of the Deed of Trust. Any Management Agreement may be terminated by the Administrative Agent or the Collateral Agent (with the approval of the Required Lenders) at any time at which an Event of Default shall exist. After any such termination by the Administrative Agent or Collateral Agent as aforesaid, the Administrative Agent or the Collateral Agent (in either case, with the consent of the Required Lenders) shall appoint or after any termination by the Borrower, the Borrower shall appoint (unless an Event of Default shall then exist, in which case the Administrative Agent or the Collateral Agent shall, as aforesaid, appoint), a successor Manager to manage, pursuant to a Management Agreement, the Trust Property which must be an Acceptable Manager. Notwithstanding the foregoing, any successor Manager selected hereunder by the Administrative Agent, the Collateral Agent or the Borrower to manage the Trust Property must be an Acceptable Manager. The Borrower further covenants and agrees that each Manager shall at all times during the term of the Loan maintain worker's compensation insurance as required by applicable Legal Requirements.

                  (ii) At all times, a Leasing Broker shall be responsible for procuring tenants for the Trust Property pursuant to a Brokerage Agreement until terminated as herein provided. Pursuant to a Broker's Subordination, each Leasing Broker shall agree that its Brokerage Agreement is subject and subordinate in all respects to the Lien of the Deed of Trust. Any Brokerage Agreement may be terminated by the Administrative Agent or the Collateral Agent (with the approval of the Required Lenders) at any time at which an Event of Default shall exist. After any such termination by the Administrative Agent or Collateral Agent as aforesaid, the Administrative Agent or the Collateral Agent (in either case, with the consent of the Required Lenders) shall appoint or, after any termination by the Borrower, the Borrower shall appoint (unless an Event of Default shall then exist, in which case the Administrative Agent or the Collateral Agent shall, as aforesaid, appoint), a successor Leasing Broker to procure tenants for the Trust Property which must be an Acceptable Leasing Broker. Notwithstanding the foregoing, any successor leasing broker selected hereunder by the Administrative Agent, the Collateral Agent or the Borrower to procure tenants for the Trust Property must be an Acceptable Leasing Broker. The Borrower further covenants and agrees that each Leasing Broker shall at all times during the term of the Loan maintain worker's compensation insurance as required by applicable Legal Requirements.

                  (iii) The Borrower shall: (A) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under each Management Agreement and under each Brokerage Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (B) promptly notify the Administrative Agent of any default under any Management Agreement or any Brokerage Agreement of which it is aware; (C) promptly deliver to the Administrative Agent a copy of each financial statement, business plan, capital expenditures plan, notice and report received by it under any Management Agreement or under any Brokerage Agreement; and (D) to the extent that a Commercially Reasonable Owner would do so (or if necessary to prevent the occurrence of Material Adverse Effect), promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Manager under each Management Agreement and by the Broker under each Brokerage Agreement.

(R)       Financial Reporting.
          -------------------

                  (f)(i) The Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis in accordance with GAAP consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of the Borrower and all items of income and expense in connection with the operation of the Collateral and in connection with any services, equipment or furnishings provided in connection with the operation of the Collateral. Each Agent and each Lender shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to the Borrower to examine such books, records and accounts at the office of the Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as any Agent or any Lender shall desire, which shall be done, unless an Event of Default shall then exist, at such Agent's or such Lender's, as applicable, sole cost and expense. At any time that an Event of Default shall exist, the Borrower shall pay any reasonable costs and expenses incurred by any Agent or any Lender to examine the Borrower's accounting records with respect to the Collateral as any Agent or any Lender shall reasonably determine to be necessary or appropriate in the protection of such Agent's and such Lender's respective interests.

                           (ii) The Borrower shall furnish to the Administrative Agent annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of the Borrower's financial statements audited by a "Big Four" independent certified public accounting firm in accordance with GAAP consistently applied covering the Collateral and the Borrower's financial position and results of operations for such Fiscal Year and including a balance sheet, and a statement of profit and loss, for Borrower; provided that, the Borrower shall use its best efforts to furnish such financial statements to the Administrative Agent within ninety (90) days following the end of each Fiscal Year. Each of the foregoing shall be in form, and in such detail, as shall be reasonably acceptable to the Administrative Agent. Such financial statements shall set forth the financial condition and the income and expenses for the Collateral and the Borrower for the immediately preceding Fiscal Year. The Administrative Agent and the

         Lenders shall (unless an Event of Default shall then exist, at their sole cost and expense), have the right from time to time to review the auditing procedures used in the preparation of such annual financial statements and to request reasonable additional procedures of the aforesaid independent certified public accounting firm; provided that, Borrower shall be solely responsible for all costs relating to each such review that shall occur, and each such additional procedure that shall be requested, at such time as an Event of Default shall exist. Together with the Borrower's annual financial statements, the Borrower shall furnish to the Administrative Agent a Borrower's Certificate certifying as of the date thereof that the annual financial statements present fairly in all material respects the results of operations and financial condition of the Borrower and the Collateral in accordance with GAAP consistently applied for the relevant period.

                           (iii) The Borrower shall furnish to the Administrative Agent, within sixty (60) days following the end of each quarter of each Fiscal Year (i) a quarterly and year-to-date statement of profit and loss and a balance sheet, (ii) a true, complete and correct rent roll for the Trust Property, including a list of which tenants are in default under their respective Leases, identifying each tenant, the monthly rent, percentage and additional rent, if any, payable by such tenant, the expiration date of such tenant's Lease, the security deposit, if any, held by the Borrower under the Lease, the space covered by the Lease, and the arrearages for such tenant, if any, the sales per square foot of each tenant (to the extent available to Borrower using commercially reasonable efforts), which rent roll shall be substantially in the form of the Closing Date Rent Roll (with such changes, if any, as shall be reasonably required by the Administrative Agent from time to time), (iii) quarterly and year-to-date operating statements reflecting the results of operation of the Collateral for the immediately preceding calendar quarter, (iv) a schedule of tenant security deposits for such month, together with a certification of the Manager as to the balance of such deposits and that such tenant security deposits are being held in accordance with all Legal Requirements; provided that, the Borrower shall use its best efforts to furnish such financial statements, rent roll and operating statements, described above to the Administrative Agent within forty-five (45) days following the end of each quarter of each Fiscal Year; provided further that with respect to any such financial statements, Rent Roll, operating statements, recalculation and other materials relating to the fourth quarter of any Fiscal Year, Borrower shall deliver the same to the Administrative Agent on or before the date upon which Borrower is required, under this Agreement, to deliver to the Administrative Agent the audited annual financial statements with respect to such Fiscal Year. Each of the foregoing shall be in form, and in such detail, as shall be reasonably acceptable to the Administrative Agent and shall be accompanied by an Borrower's Certificate dated as of the date of delivery of such items, certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of operations of the Borrower and the Collateral in a manner consistent with GAAP for the relevant period.

                           (iv) from time to time during the term of the Loan, within ten (10) Business Days after any request therefor by the Administrative Agent, Borrower shall furnish to the Administrative Agent true, complete and correct copies of all Leases (other than those that are no longer in full force and effect), together with a certification by the Borrower that such Leases are true, complete and correct copies of all Leases.

                           (v) The Borrower shall furnish to the Administrative Agent, within thirty (30) days after request therefor, such further information with respect to the operation of the Collateral and the financial affairs of the Borrower as may be reasonably requested by the Administrative Agent, including all business plans prepared for the Borrower; provided that, if such information shall be produced in the ordinary course of the Borrower's business, then it shall be produced at Borrower's cost and expense, and if such information shall not be produced in the ordinary course of the Borrower's business, then the Lenders shall reimburse the Borrower for the reasonable actual out-of-pocket costs that are incurred by the Borrower in producing such information.

                           (vi) The Administrative Agent and the Lenders hereby acknowledge that the forms of the quarterly and annual financial statements attached hereto as Exhibit K is acceptable to them.

(S) Conduct of Business. Without limiting the generality of any other provision of this Agreement, the Borrower shall cause the operation of the Trust Property and the Common Facilities to be conducted as follows:

                  (g)(i) the Borrower shall maintain or cause to be maintained the standard of the Trust Property at all times at a level not lower than that of, and operate or cause the Trust Property to be operated as, a First Class Mall; and

                  (ii) the Borrower shall maintain or cause to be maintained sufficient Inventory and Equipment of types and quantities at the Trust Property to enable the Borrower to operate the Trust Property in accordance with the foregoing clause (i).

(T) Interest Rate Cap Agreement. On the Closing Date, or within five (5) days after the Closing Date (or, if Borrower, within five (5) days after the Closing Date, shall pay $262,500 in Funds to Collateral Agent to be used to pay the premium of the interest rate cap described below when the cap is purchased (whether or not the cap is provided by the Collateral Agent or any Affiliate thereof), then within thirty (30) days after the Closing Date), the Borrower shall purchase from an institution reasonably satisfactory to the Syndication Agent and shall deliver to the Syndication Agent a LIBOR based interest rate cap agreement, in form and substance reasonably satisfactory to the Syndication Agent, providing for a strike rate of eight and one-half (8.50%) percent, a term that is coterminous with the term of the Loan, a notional amount equal to the Loan Amount; provided that if the premium in respect of the interest rate cap in question shall exceed the product of (x) 25 basis points multiplied by (y) the Loan Amount (the "Maximum Premium"), and the Syndication Agent shall not arrange for an interest rate cap to be provided by a provider (which may be an Affiliate of any Agent or Lender) that is reasonably satisfactory to Borrower who will provide the required interest rate cap for a premium that does not exceed the Maximum Premium (Borrower hereby acknowledging that no Agent or Lender shall be obligated to arrange, or to attempt to arrange, for such a cap or such a provider), then the notional amount of the interest rate cap that Borrower shall be required to obtain shall be reduced to the extent necessary for the premium to equal the Maximum Premium. The Collateral Agent shall have a first priority security interest upon any such interest rate cap agreement. The cap provider shall consent to the granting of the aforesaid security interest pursuant to an instrument in form and substance reasonably satisfactory to the Syndication Agent.

(U)       Single-Purpose Entity.
          ---------------------

                  (h)(i) The Borrower at all times shall be a duly formed and validly existing limited liability company under the laws of its state of formation and a Single-Purpose Entity. The Managing Member at all times shall be a duly formed and validly existing corporation under the laws of the State of its formation and a Single-Purpose Entity;

                  (ii) Each of the Borrower and the Managing Member shall at all times comply with the provisions of its organizational documentation and the laws of the State of Nevada (and, in the case of Borrower, Delaware) relating to, in the case of Borrower, limited liability companies and, in the case of Managing Member, corporations.

                  (iii) Each of the Borrower and the Managing Member shall observe all customary formalities regarding its existence.

                  (iv) Each of the Borrower and the Managing Member shall accurately maintain its financial statements, books and records and other corporate documents separate from those of its direct and indirect members and shareholders and from those of any other Person. Neither the Borrower nor the Managing Member shall commingle its assets with those of such members or shareholders or any other Person.

                  (v) Each of the Borrower and the Managing Member shall pay its own liabilities from its own separate assets.

                  (vi) Each of the Borrower and the Managing Member shall identify itself in all dealings with the public, under its own name or trade names and as a separate and distinct entity. Neither the Borrower nor the Managing Member shall identify itself as being a division or a part of any other entity. Neither the Borrower nor the Managing Member shall identify its direct or indirect members or shareholders or any Affiliates of the Borrower or Managing Member or of such members or shareholders as being a division or part of the Borrower or of Managing Member or such members or shareholders, as applicable.

                  (vii) Neither the Borrower nor the Managing Member shall assume or guarantee the liabilities of direct or indirect members or shareholders, any Affiliates of such members or shareholders, or any other Persons, except as expressly permitted by this Agreement. Neither the Borrower nor the Managing Member shall acquire obligations, interests or securities of such members or shareholders (or any predecessor entity or other Person), or any Affiliates of such members or shareholders (other than, in the case of Managing Member, its membership interest in Borrower). Neither the Borrower nor the Managing Member shall make loans to its direct or indirect members or shareholders (or any predecessor entity or other Person), any Affiliates of such members or shareholders or to any other Person.

                  (viii) Neither the Borrower nor the Managing Member shall enter into or be a party to any transaction with its direct or indirect members, shareholders, officers or directors (or any predecessor entity or other Person) or any Affiliates of any of the foregoing, except for in the ordinary course of business on terms which are no less favorable to the Borrower or Managing Member, as applicable, than would be obtained in a comparable arm's length transaction with an unrelated third party.

(V) ERISA. The Borrower shall deliver to the Administrative Agent as soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                  (i)(i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan at a time when such Plan has material Unfunded Benefit Liabilities;

                           (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                           (iii) the  institution by PBGC of  proceedings  under
         Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of the Borrower of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                           (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate of the Borrower that results in material liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of the Borrower of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
         Section 4041A of ERISA;

                           (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate of the Borrower to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                           (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate of the Borrower fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                           (vii) the imposition of a Lien in connection with a Plan; and

                  (viii) the Unfunded Benefit Liabilities of one or more Plans increase after the date of this Agreement by an amount that has a Material Adverse Effect.

(W) Assignment or Participation of Loan. In the event that any Lender notifies the Borrower that a sale or other transfer or assignment (an "Assignment") of, or a sale or other transfer of a participation interest (a "Participation") in, this Agreement, any Note and/or any of the other Loan Documents to another party is desirable to such Lender, provided that Borrower's consent to such Assignment or Participation has been obtained (to the extent such Lender is required to obtain the same pursuant to the express terms hereof), then the Borrower shall promptly cooperate, in all reasonable respects, with such Lender in connection therewith, including preparing any information reasonably requested by such Lender ("Information") and (except in connection with (x) an Assignment of the entire Loan to one Person or (y) an Assignment by any assignee of GSMC with respect to the Loan), at such Borrower's cost, entering into any amendments to the Loan Documents reasonably requested by such Lender (and consented to by the Required Lenders (including such Lender) or all of the Lenders, as required under subsection 10.4 hereof) in connection with the Assignment or Participation provided that such amendments contain only immaterial changes that will have an immaterial affect on Borrower; provided, however, that, except as provided in
Section 10.9, no such Participation or Assignment shall materially affect the Borrower's obligations under this Agreement, any Note or any other Loan Document; provided further that if the aforesaid Information shall be produced in the ordinary course of the Borrower's business, then it shall be produced at Borrower's cost and expense, and if such Information shall not be produced in the ordinary course of the Borrower's business, then such Lender shall reimburse the Borrower for the reasonable actual out-of-pocket costs that are incurred by the Borrower in producing such information. Notwithstanding the foregoing, in no event shall this covenant be deemed to obligate the Borrower to cause the Principal to deliver, or to cause to be delivered, any financial statements (audited or otherwise), certificates or documents relating to the net worth, assets or financial condition of the Principal.

(X)       Insurance and Condemnation.
          --------------------------

                  (j)(i) Without limiting Borrower's obligations under any other provision of any other Loan Document, Borrower shall comply, and shall diligently enforce all other REA Parties' obligations to comply, with the terms, conditions and provisions of the REA relating to insurance (including, without limitation Insurance Policies), Casualties, Takings and restoration or repair after a Casualty or Taking. Promptly after receipt therefor by Borrower, Borrower shall furnish to the Administrative Agent copies of each notice or other written material relating to insurance (including, without limitation Insurance Policies), Casualties, Takings and restoration or repair after a Casualty or Taking that Borrower receives. Additionally, Borrower shall obtain and maintain, promptly after request therefor by the Administrative Agent, such other insurance and in such amounts as the Administrative Agent from time to time may reasonably request, provided that such insurance and such amounts are then commonly insured against with respect to property similarly situated (or if there is no property similarly situated, for other large commercial buildings located in Las Vegas, Nevada and/or Clark County, Nevada and do not violate the provisions of the REA). All such other insurance shall be obtained under valid and enforceable policies, in such forms as may from time to time be reasonably satisfactory to the Administrative Agent, issued by financially sound and responsible insurance companies that are reasonably acceptable to the Administrative Agent. Prior to the Closing Date, Borrower furnished to the Syndication Agent all Insurance Policies then required to be in effect under the REA. Not less than fifteen (15) days prior to the expiration dates of such Insurance Policies (and any replacements thereof), the Borrower shall furnish to the Collateral Agent certificates of insurance marked "premium paid" or accompanied by evidence satisfactory to the Administrative Agent of payment of the premiums due thereunder (the "Insurance Premiums"), which insurance certificates shall also evidence the fact that each such Insurance Policy shall have been renewed; provided that if, at any time, any Insurance Policy shall be amended, supplemented or otherwise modified or replaced (other than any modification that merely extends the expiration date), then the Borrower shall furnish to the Collateral Agent for the benefit of the Lenders a copy of such amendment, supplement or modification or replacement Insurance Policy, as applicable. After the occurrence of an Event of Default, with respect to any matter relating to insurance (including, without limitation Insurance Policies), Casualties, Takings and restoration or repair after a Casualty or Taking, at the Administrative Agent's election, Borrower shall act in accordance with the directions of the Administrative Agent (as directed by the Required Lenders) or the Administrative Agent (at the direction of the Required Lenders) shall be entitled to act in lieu of Borrower with respect to any such matter.

                           (ii) The Borrower shall not obtain separate insurance concurrent in form or contributing in the event of loss with that required in Section 5.1(X)(i) to be furnished by, or which may be reasonably required to be furnished by, the Borrower.

                           (iii)  All  Policies  of  insurance  provided  for or
         contemplated by Section 5.1(X)(i)(other than property insurance) shall name the Collateral Agent (for the benefit of the Lenders), the
         Lenders, their respective successors and assigns (including any servicers, trustees or other designees of the Collateral Agent), and the Borrower as the insured or additional insured, as their respective interests may appear.

                           (iv) The Borrower shall furnish to the Administrative Agent and to the Collateral Agent, within thirty (30) days of reasonable request therefor by the Administrative Agent (which request shall not be made more than once during any calendar year), a Borrower's Certificate as to the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance.

                           (v) If all or any material portion of the Trust Property and/or the Common Facilities shall be damaged or destroyed, in whole or in part, by fire or other casualty, or other loss with respect to any material portion of the Trust Property and/or the Common
         Facilities shall occur, then the Borrower shall give prompt notice thereof to the Agents. The Borrower hereby assigns to the Collateral Agent, for the benefit of the Lenders, as collateral security for the Indebtedness and the rest of the Obligations (as defined in the Deed of Trust), all Insurance Proceeds that the Borrower may be entitled to receive under the REA.

                           (vi) Any Insurance Proceeds of any applicable property insurance that, under the REA, Borrower or the Collateral Agent is entitled to retain (and not apply to repair or restoration of the Trust Property) shall be immediately paid over to the Collateral Agent to be applied, at the option of the Required Lenders, in their sole discretion, to the payment of the Indebtedness (in such order and in such manner as the Required Lenders shall determine in their sole discretion and whether or not then due and payable); provided that if the Required Lenders elect not to apply such Insurance Proceeds to the Indebtedness, then the Collateral Agent shall pay such Insurance Proceeds over to the Borrower. All Insurance Proceeds from time to time held by the Collateral Agent for the benefit of the Lenders shall constitute additional security for the Indebtedness. Any proceeds of any business interruption, business income, rental loss or similar insurance (collectively, "Business Income Insurance") shall be paid over to, and held by, the Collateral Agent and shall be applied to the Indebtedness payable hereunder and under the other Loan Documents from time to time; provided that, so long as no Event of Default shall exist, such insurance proceeds shall be equitably apportioned, as reasonably determined by the Administrative Agent, between the Indebtedness and other amounts that are payable in respect of the use, operation and maintenance of the Collateral in accordance with the terms of the Loan Documents (and the portion of such insurance proceeds allocated by the Administrative Agent to such other amounts that are payable in respect of the use, operation and maintenance of the Collateral in accordance with the terms of the Loan Documents shall be paid to Borrower and shall be applied by Borrower to pay such other amounts); provided, further, that nothing herein contained shall be deemed to relieve the Borrower of its obligations to pay the Indebtedness on the respective dates of payment provided for in the Loan Documents, except to the extent such amounts are actually paid out of the proceeds of such Business Income Insurance.

                           (vii) In the event of any Casualty or any Taking affecting the Trust Property or any part thereof, Borrower shall promptly commence and diligently prosecute the repair and restoration of the Trust Property as nearly as possible to the condition, character and value of the Trust Property immediately prior to such Casualty or Taking (in the case of a Taking, to the extent practicable)(each, a "Restoration"), with such alterations as may be approved by the Administrative Agent (to the extent that the Administrative Agent's approval of such alterations shall be required under the Loan Documents) and otherwise in accordance with all applicable Legal Requirements, Insurance Requirements, plans and specifications approved by the Administrative Agent (to the extent that the Administrative Agent's approval thereto is required under the Loan Documents), the other provisions of the Loan Documents and the REA. Borrower shall make such Restorations as aforesaid regardless of whether any Insurance Proceeds (or any other insurance proceeds) or any Condemnation Awards are received by the Borrower or any REA Owner and whether such Insurance Proceeds (or such insurance proceeds) or Condemnation Awards, if received, are sufficient to pay for the costs of such Restoration. The Borrower shall pay all costs (and if required by the Administrative Agent, the Borrower, prior to commencing such repairs and restoration, shall deposit the total thereof with the Collateral Agent (for the benefit of the Lenders)) or provide a letter of credit or other security, in amounts, form and substance reasonably satisfactory to the Administrative Agent, securing the Borrower's obligations to pay such costs) of such repairs and restoration in excess of the Insurance Proceeds made available to Borrower pursuant to the REA.

                           (viii) The Administrative Agent may retain, on behalf of the Lenders, at the Borrower's cost, an independent consulting engineer selected by the Administrative Agent (the "Casualty Consultant") to inspect work in connection with any Restoration as such Restoration progresses and to review plans and specifications as provided below; provided that, if no Event of Default shall then exist, the Administrative Agent shall obtain the Borrower's consent to the compensation to be paid to such Casualty Consultant (which consent shall not be unreasonably withheld or delayed).

                           (ix) If, immediately after completion of any Restoration, the Trust Property will be, in all material respects, the same as it was immediately prior to the Casualty or Taking in question, then the Administrative Agent shall have no approval rights with respect to any plans and specifications relating thereto. Otherwise, the Borrower shall follow the procedures set forth in the Loan Documents with respect to Renovations (as if such Restoration were a Renovation); provided that, to the extent that the Administrative Agent's approval of the plans and specifications relating to the Restoration in question is required hereunder, the Administrative Agent shall be entitled to engage the Casualty Consultant to review such plans and specifications. The Collateral Agent, while an Event of Default shall exist, shall have the use of the plans and specifications and all Permits required or obtained in connection with the
         Restoration. All reasonable costs and expenses incurred by the Administrative Agent and/or the Collateral Agent in connection with making Insurance Proceeds or Condemnation Awards available for the Restoration (including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees and expenses), shall be paid by the Borrower.

                           (x) Without limiting any other rights or remedies of the Agents and Lenders under the Loan Documents (or at law or in equity), with respect to any Taking ("consensual" or otherwise) described on Schedule I attached hereto which Borrower, under applicable Legal Requirements, shall not be prohibited from contesting, the Administrative Agent shall be entitled to commence, and/or participate in, any action or proceeding relating to such Taking if the Administrative Agent has reason to believe that (i) such Taking is likely to cause a Material Adverse Effect and (ii) Borrower is not diligently contesting such Taking in good faith and through appropriate means. Additionally, the Administrative Agent, if it so elects, shall be entitled to participate in any action or proceeding relating to any other Taking. The Collateral Agent is hereby irrevocably appointed as the Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Condemnation Proceeds for any Taking (in accordance with, if no Event of Default shall then exist, the directions of the Administrative Agent, or, if an Event of Default shall then exist, the written directions of the Required Lenders).

                           (xi) The Borrower shall promptly give the Agents written notice of the actual or threatened commencement of any proceeding for a Taking and shall deliver to the Agents copies of any and all papers served in connection with such proceedings. The Collateral Agent is hereby irrevocably appointed as the Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Condemnation Proceeds for said Taking which the Trustee is not entitled to collect, receive and/or retain, as applicable, under the REA (in accordance with, if no Event of Default shall then exist, the directions of the Administrative Agent, or, if an Event of Default shall then exist, the written directions of the Required Lenders). Notwithstanding any Taking or Casualty, the Borrower shall continue to pay the Indebtedness at the time and in the manner provided for in this Agreement, the Notes, the Deed of Trust and the other Loan Documents and the Indebtedness shall not be reduced, if at all, unless and until any Insurance Proceeds or Condemnation Proceeds therefor shall have been actually received and applied by the Collateral Agent or any Lender to the payment of the Indebtedness. The Borrower shall cause all Condemnation Proceeds to which it is entitled and which is not, under the terms of the REA, required to be paid to the Trustee, to be paid directly to the Collateral Agent (for the benefit of the Lenders) and the Borrower hereby irrevocably assigns to the Collateral Agent (for the benefit of the Lenders) all of Borrower's right, title and interest in and to any Condemnation Proceeds paid prior to payment and performance of all of Indebtedness and all obligations under the Loan Documents; provided that if the Required Lenders elect not to apply such Condemnation Proceeds to the Indebtedness, then the Collateral Agent shall pay such Insurance Proceeds over the Borrower.

                           (xii) If the Trust Property is sold, through foreclosure, a deed in lieu of foreclosure or other exercise of remedies by any Agent or Lender prior to the receipt by the Collateral Agent of any such Condemnation Proceeds or any Insurance Proceeds, whether or not a deficiency judgment on any Note shall have been sought, recovered or denied, the Collateral Agent shall have the right to have reserved, and at the direction of the Required Lenders, shall reserve, in any foreclosure decree a right to receive said award or payment, or a portion thereof sufficient to pay the Indebtedness. In no case shall any such application reduce or postpone any payments otherwise required pursuant to the this Agreement, other than the final payment under the Loan Documents.

(Y) Subordination of Indenture Deed of Trust to REA Amendment. Borrower shall use commercially reasonable and diligent efforts to cause the holder of the Mortgage Notes Indenture Deed of Trust (as defined in the FADAA) to subordinate, pursuant to documentation reasonably acceptable to Syndication Agent and Collateral Agent, such deed of trust to that certain Amended and Restated Reciprocal Easement, Use and Operating Agreement dated as of November 14, 1997 among Interface Group - Nevada, Inc., Mall Construction (as predecessor-in-interest to Grand Canal, as predecessor-in-interest to Borrower) and Venetian, as amended pursuant to that certain First Amendment to Amended and Restated Reciprocal Easement, Use and Operating Agreement dated as of the date hereof. Borrower shall cause original counterparts of the same to be delivered to Collateral Agent promptly upon Borrower's obtaining such subordination documentation.

                  1. Leases.
                     ------

                  (i) Except as otherwise consented to by the Administrative Agent in writing, Borrower shall not execute, or permit to be executed, any Lease (or any oral or written renewal, extension, amendment, alteration, modification, supplement or other change to the terms thereof) other than a Lease (in the case of a renewal, extension, supplement, amendment, alteration, modification, supplement or other change, after giving effect to such renewal, extension, supplement, amendment, alteration, modification, supplement or other change) that
         (i)(A) is an SNDA Qualified Lease and (B) if such Lease (or a COREA Qualified Lease Commitment relating thereto) was, prior to the time in question, included in the calculation of COREA Rent in connection with any determination as to whether the Approval Criteria were satisfied, is also a COREA Qualified Lease or (ii) is a Subordinate Lease (each such lease, a "Permitted Lease"). The Borrower (1) shall observe and perform, in all material respects, all the obligations imposed upon the lessor under all Leases (other than Subordinate Leases); (2) shall promptly send copies to the Agents of all notices of default which the Borrower shall send or receive thereunder; (3) to the extent that a Commercially Reasonable Owner would do so (or if necessary to avoid a Material Adverse Effect), shall enforce all of the terms, covenants and conditions contained in all Leases (other than Subordinate Leases) upon the part of the lessee thereunder to be observed or performed; (4) shall not collect any Rent more than one (1) month in advance of the due date therefor set forth in any such Lease (other than the first or last month's minimum rent); (5) shall not execute any assignment of lessor's interest in any such Lease, or any Rents (except (A) a transfer of the same to the successor or surviving Person resulting from a merger or consolidation of Borrower with any other Person in accordance with, and subject to, the terms, provisions and conditions of, this Agreement, (B) a transfer of the same to an Affiliate Transferee in accordance with, and subject to, the terms, provisions and conditions of, this Agreement, (C) a pledge or collateral assignment of the same to the Collateral Agent pursuant to any other Loan Document, and (D) a pledge or collateral assignment of the same to the Junior Lender in accordance with, and subject to, the terms, provisions and conditions of, this Agreement); (6) shall not cancel or terminate any such Lease or accept a surrender thereof (or permit any cancellation, termination or surrender to or of any such Lease); provided that (x) the Borrower may terminate any such Lease as a result of a material, bona fide default on the part of the tenant under such Lease and (y) the Borrower may accept a cancellation, termination or surrender by the tenant under such Lease if such cancellation, termination or surrender is done pursuant to the express terms of such Lease; (7) shall not take (or refrain from taking) any action that would effect a merger of the estates and rights of, or a termination or diminution of the obligations of, the lessee under any such Lease; (8) with respect to any matter relating to any such Lease as to which Borrower has discretion (e.g., the relocation of the premises demised under any such Lease), shall act as a Commercially Reasonable Owner would act and in a manner which is not likely to cause a Material

         Adverse Effect and (9) with respect to any instance in which Borrower shall have discretion as to whether to grant or withhold consent to any assignment or subletting, Borrower shall not consent to any assignment of or subletting under any such Lease unless a Commercially Reasonable Owner would agree to such assignment or subletting and the same is not likely to have a Material Adverse Effect. Without limiting the other provisions of this Section 5.1(Z), the Administrative Agent may condition its approval of any Lease requiring its approval hereunder upon the unconditional execution and delivery by (x) the tenant or other occupant under such Lease of an estoppel certificate in the form attached hereto as Exhibit Q, the contents of which estoppel certificate shall be acceptable to the Administrative Agent and/or (y) such tenant and Borrower of a SNDA. Notwithstanding anything to the contrary contained herein, Borrower shall not, without the prior written consent of the Administrative Agent, enter into any new Lease or enter into any (oral or written) renewal, extension, amendment, alteration, modification or other change of, or supplement to, any Lease while an Event of Default shall exist.

                  (ii) With respect to any SNDA Qualified Lease, upon Borrower's request thereof, the Collateral Agent shall execute and deliver an SNDA with respect thereto.

                  (iii) If Borrower shall desire for the Collateral Agent to execute an SNDA with respect to a given Lease that shall not constitute an Automatically Qualified SNDA Lease, then Borrower may furnish to the Agents a term sheet that (i) describes, in form and detail reasonably satisfactory to the Administrative Agent, the proposed Lease and (ii) which term sheet, or the transmittal letter sent with such term sheet, is legended (in bold, capitalized letters) as follows:

                           "This is a Lease Term Sheet referred to in that certain Loan Agreement dated as of December 20, 1999 among the lenders from time to time parties thereto, Goldman Sachs Mortgage Company, as Administrative Agent, The Bank of Nova Scotia, as Administrative Agent, The Bank of Nova Scotia, as Collateral Agent and Grand Canal Shops Mall Subsidiary, LLC, as borrower. If you do not approve or disapprove, in writing, this Lease Term Sheet within ten (10) Business Days after the date upon which you actually receive this Lease Term Sheet, then you shall be deemed to have approved this Lease Term Sheet."

                           If Borrower shall furnish such a term sheet (a "Lease Term Sheet") to the Agents, then Administrative Agent shall approve or disapprove, in writing, such Lease Term Sheet within ten (10) Business Days after the date upon which the Agents shall actually receive such Lease Term Sheet (without giving effect to the "deemed receipt" provisions of Section 10.6 hereof). Borrower hereby agrees that the Administrative Agent shall be deemed to have disapproved a given Lease Term Sheet if the Administrative Agent shall have deposited written notice of such disapproval in the United States mail (registered or certified mail, postage prepaid and return receipt requested), or shall have delivered such notice to an overnight courier, within the applicable ten (10) Business Day period (regardless of when, or if, Borrower shall have received such notice). If Administrative Agent shall fail so to approve or disapprove any Lease Term Sheet, then Administrative Agent shall be deemed to have approved such Lease Term Sheet.

                           (iv) If  Borrower  shall  desire  for the  Collateral
         Agent to execute an SNDA with respect to a given Lease that shall not constitute an Automatically Qualified SNDA Lease, then, regardless of whether Borrower shall have furnished a Lease Term Sheet with respect to such proposed Lease to the Agents, Borrower shall furnish to the Agents (A) execution copies of all documents relating to such proposed Lease to the Agents, together with a blackline of the same against the relevant lease form approved by the Administrative Agent (in accordance with the provisions of this Agreement) (collectively, the "Proposed Lease Documents") and (B) all other information and materials pertaining to the applicable tenant or proposed tenant and/or the proposed Lease as the Administrative Agent shall reasonably request. The Administrative Agent shall not be entitled to disapprove any given proposed Lease solely on the basis of any provision in the applicable Proposed Lease Documents that was accurately reflected in the applicable Lease Term Sheet, if any, approved (or deemed approved) by the Administrative Agent.

                  (v) Unless Administrative Agent shall otherwise notify the Borrower in writing, all documents and materials to be furnished to the Administrative Agent under this subparagraph (Z) shall be sent or delivered to the address for the Administrative Agent set forth below, attention: Steven Mnuchin.

(AA) Estoppel Certificates. Within ten (10) Business Days of the request of any Agent or any Lender (or, in the case of a third party tenant, twenty (20) calendar days of the request of any Agent or any Lender), the Borrower shall deliver an estoppel certificate in form and substance reasonably satisfactory to such Agent or such Lender, as applicable and, to the extent permitted under the Leases and obtainable through the use of commercially reasonable efforts, estoppel certificates from all tenants under then existing Leases which the Administrative Agent in its discretion designates. Within thirty (30) days of the request therefor by the Borrower, which request shall be made only if the Borrower shall have a reasonable basis for requesting the same and shall not be made more than one time during any six month period, (a) each Lender shall deliver an estoppel certificate setting forth, to the actual knowledge of the officer executing such estoppel certificate on behalf of such Lender, (i) the then outstanding principal amount of the Note(s) held by such Lender as well as all accrued and unpaid interest thereon and (ii) whether there then exists a monetary or material non-monetary Event of Default (other than an Event of Default resulting from the failure to make any payment that, pursuant to the terms of the Loan Documents, is required to be made to any Agent) and (b) each Agent shall deliver an estoppel certificate setting forth, to the actual knowledge of the officer executing such estoppel certificate on behalf of such Agent, whether there then exists a monetary or material non-monetary Event of Default (other than an Event of Default resulting from the failure to make any payment that, pursuant to the terms of the Loan Documents, is required to be made to any other Agent or any Lender).

(BB) Deed of Trust. At all times (i) the Deed of Trust shall constitute a first priority Lien (subject only to the Permitted Liens) on the Trust Property and
(ii) the Trust Property shall include, irrevocable parking rights and easements, and shall be served by utilities, in each case, as is necessary for the operation, use and enjoyment of the Trust Property as a First Class Mall; provided that the Trust Property may be subject to the Permitted Encumbrances.

(CC) Property Agreements. (i) Borrower shall not execute, or permit to be executed, any Property Agreement (other than Service Contracts) or any oral or written renewal, extension, supplement, amendment, alteration, modification, supplement or other change to the terms of the Management Agreement, the Brokerage Agreement, the ESA, the REA, the Sale and Contribution Agreement, the Trademark Cross License Agreement, the COREA (if entered into), the FADAA, the Mall Retainage Escrow Agreement or any other Property Agreement (other than a Service Contract) without the Administrative Agent's prior written consent, unless, in the case of any Property Agreement other than the Sale and Contribution Agreement, and/or the Mall Retainage Escrow Agreement (with respect to which the Administrative Agent's prior written consent shall be required in all cases), both (x) a Commercially Reasonable Owner would do so and (y) the execution and performance of such Property Agreement, or of such renewal, extension, supplement, amendment, alteration, modification, supplement or other change, is not likely to cause a Material Adverse Effect; provided that, in the case of the COREA, the foregoing shall be subject to the provisions of Article VIII hereof. Borrower (1) shall pay when due and before any fine, penalty, interest or cost may be added thereto for the late payment or non-payment thereof, all Common Charges and all other amounts that are payable by Borrower under the Property Agreements (and, notwithstanding any other provision of the Loan Documents, if Borrower shall fail so to do for ten (10) days after any Agent gives Borrower notice thereof, the Administrative Agent may (but shall not be obligated to) pay such Common Charges or other amounts) and Borrower shall observe and perform all of the other obligations imposed upon Borrower or the Collateral under each Property Agreement; (2) shall promptly send copies to the Agents of all notices of default which Borrower shall send or receive thereunder; (3) to the extent that a Commercially Reasonable Owner would do so (or if necessary to prevent the occurrence of Material Adverse Effect) shall enforce all of the material terms, covenants and conditions contained in all Property Agreements upon the part of all Persons (other than Borrower) thereunder to be observed or performed, short of termination thereof; (4) shall not collect any amounts payable to Borrower prior to the date upon which, pursuant to the express terms of the applicable Property Agreement, such amount is due and payable; (5) shall not sell, assign, transfer, mortgage, pledge or otherwise encumber any Property Agreement or any interest under any Property Agreement (except (A) a transfer of the same to the successor or surviving Person resulting from a merger or consolidation of Borrower with any other Person in accordance with, and subject to, the terms, provisions and conditions of, this Agreement, (B) a transfer of the same to an Affiliate Transferee in accordance with, and subject to, the terms, provisions and conditions of, this Agreement, (C) a pledge or collateral assignment of the same to the Collateral Agent pursuant to any other Loan Document, and (D) a pledge or collateral assignment of the same to the Junior Lender in accordance with, and subject to, the terms, provisions and conditions of, this Agreement); (6) shall not (A) cancel or terminate the Management Agreement (unless such Management Agreement is, at or prior to the time of such termination, replaced with another Management Agreement under which an Acceptable Manager is the Manager, which Acceptable Manager executes and delivers a Manager's Subordination), the Brokerage Agreement, the ESA, the REA, the Sale and Contribution Agreement, the Trademark Cross License Agreement, the COREA (if entered into), the FADAA or the Mall Retainage Escrow Agreement (or permit any cancellation or termination of the Management Agreement (unless such Management Agreement is, at or prior to the time of such termination, replaced with another Management Agreement under which an Acceptable Manager is the Manager, which Acceptable Manager executes and delivers a Manager's Certificate), the Brokerage Agreement, the ESA, the REA, the Sale and Contribution Agreement, the Trademark Cross License Agreement, the COREA (if entered into), the FADAA or the Mall Retainage Escrow Agreement) or (B) except to extent that a Commercially Reasonable Owner would do so (and provided that the same is not likely to cause a Material Adverse Effect) cancel or terminate any other Property Agreement (or permit any cancellation or termination of any such Property Agreement); (7) shall not take (or refrain from taking) any action that would effect a merger of the estates and rights of Borrower under any Property Agreement; (8) with respect to any matter relating to any Property Agreement as to which Borrower has discretion (e.g., the terms of any document executed in connection with such Property Agreement, the giving or withholding of a consent or approval, the location of an easement burdening or benefiting the Trust Property, or the allocation of any costs payable under any Property Agreement), shall act as a Commercially Reasonable Owner would act and in a manner which is not likely to cause a Material Adverse Effect; and (9) with respect to any instance in which Borrower shall have discretion as to whether to grant or withhold consent to any assignment of rights or delegation of duties, Borrower shall not consent to any assignment of rights or delegation of duties under any Property Agreement (unless a Commercially Reasonable Owner would do so and the same is not likely to cause a Material Adverse Effect). Borrower shall, within ten (10) days after demand from the Administrative Agent (or as soon as possible thereafter using commercially reasonable efforts), obtain from the other parties to any material Property Agreement (as reasonably determined by Administrative Agent) and deliver to the Administrative Agent a duly signed and acknowledged certificate that such Property Agreement is unmodified and in full force and effect (or, if such Property Document has been modified, that such Property Document is in full force and effect as so modified and that there have been no other modifications), stating the dates to which the Common Charges and other amounts payable thereunder have been paid and stating whether, to such other parties' best knowledge, Borrower is in compliance with the terms of such Property Agreement, and, if not, specifying each default or failure of compliance of which such other parties have knowledge. If, at any time, any Agent or Lender shall cure any default by Borrower under any Property Agreement or otherwise exercise any rights or remedies afforded lenders under any Property Agreement, then any and all expenses incurred by such Agent or Lender, in good faith, in connection with curing such default or otherwise exercising such rights or remedies shall be paid by the Borrower to such Agent or Lender upon demand and until paid shall be secured by the Deed of Trust and shall bear interest at the Default Rate.

                  (ii) With respect to any easement that shall be granted to Borrower or in favor of the Trust Property under any Property Agreement, promptly after request therefor by the Administrative Agent, Borrower shall cause to be delivered to the Administrative Agent, an endorsement to the Title Insurance Policy insuring the Deed of Trust amending such Title Insurance Policy so that the same insures the Collateral Agent for the benefit of the Lenders that the Deed of Trust constitutes a first priority Lien on such easement (and all related rights) (in addition to the rest of the Trust Property) subject only to the Permitted Liens; provided that the Trust Property may be subject to the Permitted Encumbrances.

                  (DD) SUBSTANTIVE NON-CONSOLIDATION OPINION. With respect to each Affiliate of Borrower that shall incur, otherwise become liable with respect to and/or mortgage or otherwise encumber its property as collateral for, any indebtedness for borrowed money in connection with the construction of improvements at the Phase II Land (as defined in the REA) or any portion thereof (whether such indebtedness shall be recourse or non-recourse, secured or non-secured and provided that "take out" financing (i.e. permanent or "mini perm" financing that refinances construction financing) shall not be deemed to be in "connection with the construction of improvements" for purposes of this Section), then Borrower shall cause to be furnished to the Lenders and the Agents, on the date (the "Opinion Date") upon which such Affiliate incurs such indebtedness, otherwise becomes so liable and/or so mortgages or otherwise encumbers its property, a substantive non-consolidation opinion with respect to the Borrower and such Affiliate, which legal opinion shall be dated as of the Opinion Date, and shall be in form and substance, and from counsel, reasonably satisfactory to Administrative Agent.

                                   ARTICLE VI.
                               NEGATIVE COVENANTS

                  Section 6.1.      Negative Covenants.  The Borrower covenants
                                    ------------------
and agrees that it shall not do, directly or indirectly (or permit to be done directly or indirectly), any of the following:

(A) Liens on the Trust Property. Incur, create, assume, become or be liable in any manner with respect to, or, permit to exist ((x) in the case of a mechanic's or materialmen's lien or other non-consensual Lien, beyond the thirty (30) day period provided for in Section 6(e) of the Deed of Trust or (y) in the case of any deed of trust, mortgage or other consensual Lien, at all), any Lien with respect to the Collateral, except: (i) Liens in favor of the Collateral Agent granted pursuant to the Loan Documents, (ii) the Lien of the Junior Loan Documents and (iii) the Permitted Encumbrances.

(B) Transfer. (i) Own any property other than the Collateral (and any Money or investments of Money relating to the Borrower's business that is not a portion of the Collateral) or, except as expressly permitted under subsection 6.1(B)(ii) below, make, or permit to be made, any Transfer (other than a Permitted Transfer).

                  (a)(i)(ii) Borrower shall be permitted to convey and transfer all (but not less than all) of the Collateral (the "Affiliate Transfer") to an entity (A) that is authorized and qualified to own real property and to conduct business in, and is in good standing under the laws of, the State of Nevada (to the extent required under applicable Legal Requirements), (B) that is controlled (as defined in the definition of Affiliate) by the Principal (or, in the case of the death or legal incapacity of the Principal, the applicable Person or Persons referenced in clause (ii) or (iii), as applicable of the definition of "Permitted Transfer"), (C) all of the ownership interests of which, and voting rights with respect to which, are owned by the Persons that are, under the express terms of this Agreement, permitted to own ownership interests in, and voting rights with respect to, the Borrower, (D) that is a Single Purpose Entity and (E) with respect to which, immediately after consummation of the Affiliate Transfer, all of the representations and warranties contained in the Loan

Documents relating to the Borrower shall be true (with such changes, if any, as shall result from actions taken by the Borrower in accordance with the provisions of the Loan Documents or other events that do not constitute Defaults) (the "Affiliate Transferee"), by giving at least thirty (30) days' prior written notice to the Administrative Agent of Borrower's intent to do so (the "Transfer Notice") and upon satisfaction, on or prior to the date upon which such conveyance and transfer shall occur (the "Affiliate Transfer Date") of the following conditions:

                  (a) no Default or Event of Default shall exist on the date upon which the Transfer Notice is given to the Administrative Agent, immediately prior to consummation of the Affiliate Transfer, or immediately after consummation of the Affiliate Transfer and Borrower shall execute and deliver to the Administrative Agent a Borrower's Certificate, dated as of the Affiliate Transfer Date, pursuant to which Borrower certifies as to the foregoing;

                  (b) the Administrative Agent shall have received all of the following (the form and substance of each of which shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld or delayed)): (i) an original fully-executed and acknowledged counterpart of an assumption agreement, in proper form for recording in the Recorder's Office containing the assumption, by the Affiliate Transferee of all obligations, agreements, covenants and liabilities of the Borrower under the Loan Documents (the "Assumption Agreement"), (ii) an opinion or opinions of counsel reasonably satisfactory to the Administrative Agent with respect to the Affiliate Transfer, the Affiliate Transferee, the Assumption Agreement, the continuation of the Liens created by the Collateral Security Instruments and such other matters as the Administrative Agent shall reasonably request, (iii) original counterparts of the documents pursuant to which the Affiliate Transfer is being made (and copies of all consents and approvals, if any, required to be obtained in connection with the Affiliate Transfer), (iv) an endorsement to the Title Insurance Policy insuring the Deed of Trust amending such Title Insurance Policy to reflect the Affiliate Transfer, which Title Insurance Policy, as so endorsed, shall continue to insure the Collateral Agent for the benefit of the Lenders that the Deed of Trust constitutes a first priority Lien on the Trust Property subject only to the Permitted Liens (provided that the Real Property may be subject to the Permitted Encumbrances), (v) a written confirmation from the Principal that the Limited Payment Guaranty, the Scope Change Guaranty and the Principal Non-Recourse Carve-Out and Limited Environmental Matters Guaranty remain in full force and effect notwithstanding the consummation of the Affiliate Transfer and (vi) any other documents or instruments reasonably required by the Administrative Agent in connection with the Affiliate Transfer;

                  (c) Borrower shall have caused the Assumption Agreement to be recorded in the Recorder's Office; and

                  (d) Borrower shall have paid (i) all reasonable costs and expenses incurred by the Agents and/or the Lenders in connection with the Affiliate Transfer, including, without limitation, reasonable attorneys' fees, disbursements and other expenses and (ii) all other costs and expenses relating to the Affiliate Transfer.

                  At the time that Borrower shall make an Affiliate Transfer in accordance with the terms hereof, if the Affiliate Transferee shall be an entity other than a Delaware limited liability company, it shall be deemed that each reference to Borrower being a "limited liability company" or to the Borrower's "limited liability agreement" or "certificate of formation" (and all other comparable changes) shall have been changed to reflect the type of entity that the Affiliate Transferee is.

(C) Adjacent Property Expenses; Other Borrowings. (i) Incur, pay, create, assume, become or be liable in any manner with respect to Adjacent Property Expenses or Other Borrowings, except that the Borrower may incur (1) to the extent that a Commercially Reasonable Owner would incur the same, unsecured trade indebtedness incurred in the ordinary course of the Borrower's business of operating the Mall Improvements and which is paid in full on or prior to the date upon a Commercially Reasonable Owner would pay the same in full (a "Commercially Reasonable Outside Date") (provided that 120 days after the date upon which the indebtedness shall have been incurred shall be deemed to be a Commercially Reasonable Outside Date (unless the Borrower shall be diligently and in good faith contesting its obligation to pay the same (and a Commercially Reasonable Owner would do so), in which case, Borrower may delay paying such indebtedness as long as Borrower is so contesting payment of the same), (2) Equipment Financings secured by Equipment Liens, obligations under Equipment Leases and an unsecured working capital facility extended to the Borrower in an arms-length transaction, in each case, entered into in the ordinary course of the Borrower's business at the Mall Improvements, provided that the sum of (A) the maximum aggregate principal amount of such working capital facility plus (B) the aggregate outstanding principal amount of such Equipment Financings plus (c) the aggregate amount of the payments provided for under such Equipment Leases (excluding, with respect to capitalized Equipment Leases, those portions of such lease payments that would be deemed to constitute non-default interest payments or transaction costs under the applicable standards of the Financial Accounting Standards Board) shall be less than $1,000,000, (3) so long as no Event of Default shall then exist, to the extent that a Commercially Reasonable Owner would incur the same, unsecured indebtedness solely in respect of reimbursement obligations incurred in connection with surety and appeal bonds, performance bonds and other similar obligations, in the course of operating the Trust Property in accordance with the terms of this Agreement, (4) subject to the provisions of clause (ii) below and to the provisions of the Junior Loan Documents, the Junior Loan and (5) subject to the provisions of clause (iii) below.

                  (ii) Borrower shall not be entitled to make any payments in respect of the Junior Loan or under the Junior Loan Documents except as expressly provided in this subparagraph (ii). Borrower shall be entitled to make current payments under the Junior Loan, but, in the case of each such current payment, only to the extent that there was Excess Cash Flow during the Interest Accrual Period immediately preceding the Interest Accrual Period in which the Junior Loan payment date in question occurred; provided that (1) at any time that an Event of Default shall exist, no payments shall be permitted under the Junior Loan Documents (but interest under the Junior Loan Documents shall, in all events, be permitted to accrue and compound and the obligation to pay the same shall be deferred until both (aa) no Event of Default exists and (bb) Excess Cash Flow is sufficient to pay the same).

                  (b)(i)(D)Dissolution; Merger or Consolidation. Dissolve, terminate, liquidate, merge into or consolidate with another Person or permit any other Person to merge into or consolidate with Borrower. Notwithstanding the foregoing, Borrower shall be permitted to merge into or consolidate with another Person (or permit another Person to merge into or consolidate with Borrower) provided that (i) immediately after giving effect to such merger or consolidation, (A) the surviving or successor, as applicable, Person shall own all of the Collateral, (B) such Person shall be authorized and qualified to own real property and to conduct business in, and be in good standing under the laws of, the State of Nevada (to the extent required under applicable Legal Requirements), (C) such Person shall be controlled (as defined in the definition of Affiliate) by the Principal (or, in the case of the death or legal incapacity of the Principal, the applicable Person or Persons referenced in clause (ii) or
(iii), as applicable of the definition of "Permitted Transfer"), (D) all of the ownership interests of, and voting rights with respect to, such Person shall be owned by the Persons that are, under the express terms of this Agreement, permitted to own ownership interests in, and voting rights with respect to, the Borrower, (E) such Person shall be a Single Purpose Entity and (F) all of the representations and warranties contained in the Loan Documents relating to the Borrower shall be true (with such changes, if any, as shall result from actions taken by the Borrower in accordance with the provisions of the Loan Documents or other events that do not constitute Defaults) (the "Surviving Entity"), (ii) Borrower shall give to the Administrative Agent at least thirty (30) days' prior written notice of such merger or consolidation (the "Merger Notice") and (iii) all of the following conditions shall be satisfied:

                  (a) no Default or Event of Default shall exist (1) on the date upon which the Merger Notice is given to the Administrative Agent, (2) immediately prior to consummation of the merger or consolidation in question, or
(3) immediately after consummation of such merger or consolidation, and Borrower shall execute and deliver to the Administrative Agent a Borrower's Certificate, dated as of the date upon which such merger or consolidation shall be consummated (the "Merger Date"), pursuant to which Borrower certifies as to the foregoing;

                  (b) on or prior to the Merger Date, the Administrative Agent shall have received all of the following (the form and substance of each of which shall be subject to the approval of the Administrative Agent (not to be unreasonably withheld or delayed)): (1) an original fully-executed and acknowledged counterpart of an assumption agreement, in proper form for recording in the Recorder's Office containing the assumption, by the Surviving Entity of all obligations, agreements, covenants and liabilities of the Borrower under the Loan Documents (the "Merger Assumption Agreement"), (2) an opinion or opinions of counsel reasonably satisfactory to the Administrative Agent with respect to the such merger or consolidation, the Surviving Entity, the Merger Assumption Agreement, the continuation of the Liens created by the Collateral Security Instruments and such other matters as the Administrative Agent shall reasonably request, (3) copies of the documents pursuant to which such merger or consolidation is being consummated (and copies of all consents and approvals, if any, required to be obtained in connection with such merger or consolidation),
(4) an endorsement to the Title Insurance Policy insuring the Deed of Trust amending such Title Insurance Policy to reflect such merger or consolidation, which Title Insurance Policy, as so endorsed, shall continue to insure the Collateral Agent for the benefit of the Lenders that the Deed of Trust constitutes a first priority Lien on the Trust Property subject only to the Permitted Liens (provided that the Real Property may be subject to the Permitted Encumbrances), (5) a written confirmation from the Principal that the Limited Payment Guaranty, the Scope Change Guaranty and the Principal Non-Recourse Carve-Out and Limited Environmental Matters Guaranty remain in full force and effect notwithstanding the consummation of such merger or consolidation and (vi) any other documents or instruments reasonably required by the Administrative Agent in connection with such merger or consolidation;

                  (c) Borrower shall have caused the Merger Assumption Agreement to be recorded in the Recorder's Office; and

                  (d) Borrower shall have paid all reasonable costs and expenses incurred by the Agents and/or the Lenders in connection with such merger or consolidation, including, without limitation, reasonable attorneys' fees, disbursements and other expenses.

                  (E) Change In Business. Cease (or permit Managing Member to cease) to be a Single-Purpose Entity or undertake or participate in activities other than Permitted Activities.

                  (F) Debt Cancellation. Cancel or otherwise forgive or release (or permit Managing Member to cancel or otherwise forgive or release) any material claim or debt owed to the Borrower (or Managing Member) by any Person, except for adequate consideration or in the ordinary course of Borrower's (or, in the case of Managing Member, Managing Member's) business.

                  (G) Affiliate Transactions. Enter into, or be a party to (or permit Managing Member to enter into, or be a party to), any transaction with a direct or indirect member, shareholder, officer or director or Affiliate of the Borrower (or Managing Member), except in the ordinary course of business and on terms which are fully disclosed to the Administrative Agent in advance (or promptly after the consummation of the transaction) and on terms that are no less favorable to Borrower (or in the case of Managing Member, Managing Member) than would be obtained in a comparable arm's length transaction with an unrelated third party.

                  (H) Creation of Easements. Except as expressly permitted by or pursuant to the Deed of Trust or this Agreement, permit the Collateral or any part thereof to become subject to, any easement, or restrictive covenant, other than a Permitted Encumbrance.

                  (I) Misapplication of Funds. Distribute any Moneys or other funds received from any Bank Account in violation of the provisions of Section 2.12, or misappropriate any security deposit or portion thereof.

                  (J) Certain Restrictions. Enter into any agreement which expressly restricts the ability of the Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

                  (K) Assignment of Licenses. Except as otherwise expressly permitted hereunder, assign or transfer any of its interest in any Permits pertaining to the Collateral, or assign, transfer or remove or permit any other Person to assign, transfer or remove any material records pertaining to the Collateral; provided that the Borrower, in the ordinary course of its business may transfer or remove such records so long as (x) Borrower shall give notice to the Administrative Agent of such transfer or removal promptly after such transfer or removal and (y) the Agents and the Lenders shall have the same access to such records as they would have had if such records had not been so removed or transferred.

                  (L) Place of Business. Change its chief executive office or its principal place of business without giving the Agents at least 30 days' prior written notice thereof and promptly providing the Agents such information as the Agents may reasonably request in connection therewith.

                  (M) Junior Loan. Borrower shall not (i) except to the extent expressly permitted in the Junior Loan Subordination Provisions, increase, renew, restate, replace, supplement, extend, amend or modify any Junior Loan Document or any indebtedness secured or evidenced by any Junior Loan Document (the "Junior Indebtedness") (and the total indebtedness secured or evidenced by the Junior Loan Documents shall not be increased) unless the Administrative Agent, prior to the effectiveness of any such increase, renewal, restatement, replacement, supplement, extension, amendment or modification, shall have executed a written instrument evidencing its consent to such action, (ii) execute any document securing, evidencing or guarantying any of the Junior Indebtedness (other than the Junior Loan Documents) or (iii) take any action, or refrain from taking any action, inconsistent with the Junior Loan Subordination Provisions.

                  (N) [Intentionally omitted].

                  (O) Plans and Welfare Plans. Knowingly engage in or permit any transaction in connection with which the Borrower or any ERISA Affiliate could reasonably be expected to be subject to either a material civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, take any action which would permit the assets of the Borrower to become "plan assets", whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under any Plan or Welfare Plan, except for normal increases in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits expense.

                  (P)      Subsidiaries.  Form or acquire any subsidiaries.
                           ------------

                  (Q)      Nuisances; Waste; Permitted Encumbrances.  Do any act
                           ----------------------------------------
or thing that constitutes a public or private nuisance or constitutes waste.

                  (R) Use of Proceeds. Use any portion of the proceeds of the Loan for family, personal, agricultural or household use.

                  (S) Private Offering. In connection with any offer or sale of any Securities issued in connection with a Securitization, use, or permit any Person authorized to act on its behalf to use, any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended from time to time (the "Securities Act"), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or with respect to itself or any Person authorized to act on its behalf, (i) offer or sell, directly or indirectly, the Securities or any interest in the Securities or any other security from any Person in any manner, (ii) solicit any offer to buy, or (iii) take any other action that in each of the cases set forth in clauses (i) through
(iii) above would constitute a distribution of the Securities under the Securities Act or would render the sale of the Securities a violation under
Section 5 of the Securities Act or any state securities laws, or would require registration pursuant to the Securities Act, or would require qualification of any of the Loan Documents under the Trust Indenture Act of 1939.

                  (T) Interests in Affiliates. Acquire any stock, membership interests, partnership interests or other securities or interests of any other Person (other than directly in connection with a merger permitted under this Agreement).

                  (U) Renovation of Trust Property. (i) Notwithstanding anything to the contrary contained in any Loan Document, except as otherwise expressly permitted under this subsection 6.1(U), Borrower shall not perform or cause to be performed, consent to or permit, any Renovation (other than a Permitted Renovation). Furthermore, without the Administrative Agent's prior written consent, in no event shall any of the Trust Property be demolished or removed except to the extent that (i) such demolition or removal shall constitute a Permitted Renovation that shall be performed in connection with, and shall be incidental to, another Permitted Renovation that consists of construction that is performed in accordance with the terms, provisions and conditions of the Loan Documents or (ii) such removal shall consist of the removal of Equipment that is replaced by other Equipment (the "Replacement Equipment") that shall be (aa) encumbered by the Deed of Trust, (bb) located at, and used in connection with, the Trust Property and (cc) have a utility in connection with the operation of the Borrower's business at the Trust Property in accordance with the provisions of the Loan Documents that is at least equal to that of the Equipment that was removed (and a Commercially Reasonable Owner would remove the removed Equipment and replace it with such Replacement Equipment); provided that such Equipment need not be replaced by Replacement Equipment to the extent that both (i) a Commercially Reasonable Owner would determine that neither such Equipment nor any Replacement Equipment is necessary or desirable in connection with the operation of the Collateral and (ii) neither such Equipment nor any Replacement Equipment is necessary or desirable in order to operate the Collateral in accordance with the terms of the Loan Document.

                  (ii) If Borrower shall desire to make any Renovation that will not constitute a Permitted Renovation, then Borrower shall send to the Administrative Agent a Proposed Renovation Notice, together with all Proposed Renovation Materials pertaining thereto. If, with respect to a given proposed Renovation, (A) Administrative Agent shall not approve or disapprove, in writing, within twenty (20) Business Days after the date upon which the Administrative Agent shall have actually received the Proposed Renovation Notice pertaining thereto (without giving effect to the "deemed receipt" provisions of Section 10.6 hereof), together with all Proposed Renovation Materials pertaining thereto, such proposed Renovation, then Administrative Agent shall be deemed to have approved such Proposed Renovation.

                  (iii) If Administrative Agent shall approve (or shall be deemed, in accordance with the provisions of this Agreement, to have approved) a proposed Renovation (other than a Permitted Renovation), then, prior to commencing such proposed Renovation, Borrower shall submit to the Administrative Agent a Proposed Plans and Specifications Notice with respect thereto, attached to which shall be the description of the proposed Renovation that was contained in the applicable Proposed Renovation Notice, as well as the plans and specifications relating to such proposed Renovation. If, with respect to a given proposed Renovation, (A) Administrative Agent shall not approve or disapprove, in writing, within twenty (20) Business Days after the date upon which the
Administrative Agent shall have actually received the Proposed Plans and Specifications Notice pertaining thereto (without giving effect to the "deemed receipt" provisions of Section 10.6 hereof), together with the aforesaid description and plans and specifications, such plans and specifications, then Administrative Agent shall be deemed to have approved such plans and specifications. Administrative Agent shall only be entitled to disapprove such plans and specifications to the extent the proposed Renovation, as reflected in such plans and specifications, differs, in any material respect, from the proposed Renovation, as described in the applicable Proposed Renovation Notice. Administrative Agent's review of plans and specifications in connection with Renovations or proposed Renovations shall create no responsibility or liability on behalf of the Administrative Agent or any Lender for their completeness, design, sufficiency or their compliance with Legal Requirements or Insurance Requirements. Borrower shall not be required to obtain the Administrative

Agent's approval of plans and specifications pertaining to Permitted Renovations (other than a Permitted Mall Expansion (which is addressed by Article VIII)) performed in accordance with the provisions of the Loan Documents.

                                  ARTICLE VII.

                                    DEFAULTS

                  Section 7.1.      Event of Default.  The occurrence of one or
                                    ----------------
more of the following events shall be an "Event of Default" hereunder:
                                          ----------------

                           (i) if the Borrower shall fail to pay, when due in accordance with the terms of the Loan Documents, any accrued and unpaid interest and such failure shall continue for one (1) Business Day after the due date therefor;

                           (ii) if the Borrower shall fail to pay all of the then outstanding Indebtedness on the Maturity Date;

                           (iii) subject to the provisions of Section 23 of the Deed of Trust, if any of the Impositions are not paid prior to the date that occurs ten (10) days after notice from the Administrative Agent, any Governmental Authority or any other Person entitled to payment thereof that the same are delinquent (provided that Borrower shall not be deemed to be in Default for its failure to pay those Impositions that (x) prior to the Assessment Date, the Trustee shall be required to pay out of Money then on deposit in the REA Tax Escrow Account or (y) from and after the Assessment Date, the Collateral Agent shall be required to pay out of Money then on deposit in the Tax Escrow Account);

                           (iv) if (A) Borrower shall fail to maintain in full force and effect any insurance that Borrower is required to maintain hereunder and any such failure shall continue for ten (10) days after notice from the Administrative Agent or the applicable insurance carrier or agent, (B) Borrower shall fail to use diligent and commercially reasonable efforts to enforce the obligations of any other REA Owner to maintain the insurance that such REA Owner is required to maintain under the REA or (to the extent permitted under the REA) to otherwise perform and satisfy the obligations of the such other REA Owner under the provisions of the REA relating to insurance and such failure shall continue for ten (10) days after notice thereof from Administrative Agent to Borrower or (C) any of the Insurance Policies that are required to be delivered to the Administrative Agent or the Collateral Agent under the terms of the Loan Documents are not delivered to the Collateral Agent within ten (10) days of request therefor by the Administrative Agent (which request shall state that failure so to deliver such Insurance Policies shall constitute an Event of Default);

                           (v) if  Borrower  shall fail to  observe,  perform or
         satisfy,  or there  shall  be a  violation  or  breach  of,  any of the monetary terms, provisions, agreements, covenants or conditions contained in Section 2.12 which failure shall continue for ten (10) days after notice therefor by the Administrative Agent to Borrower;

                           (vi) if the Billboard Master Lease, the Lutece Master Lease or the Canyon Ranch Master Lease shall terminate, or be terminated, prior to its stated expiration date or be surrendered by the Borrower without the prior written consent of the Administrative Agent, or if the Borrower or the lessor under the Billboard Master Lease, the Lutece Mater Lease or the Canyon Ranch Master Lease shall be in default under the Billboard Master Lease, the Lutece Master Lease or the Canyon Ranch Master Lease, as applicable (after the giving of any required notice and the expiration of any applicable cure period);

                           (vii) if the ESA, the REA, the Sale and Contribution Agreement, the COREA (if entered into), the FADAA, the Trademark Cross License Agreement or the Mall Retainage Escrow Agreement shall terminate, or be terminated or canceled, prior to its stated expiration date or if Borrower shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) or any Affiliate of the Borrower shall be in monetary default or material non-monetary default (after the giving of any applicable notice and the expiration of any applicable grace period) under the ESA, the REA, the Sale and Contribution Agreement, the Trademark Cross License Agreement, the COREA (if entered into), the FADAA or the Mall Retainage Escrow Agreement, and, only with respect to a default by an Affiliate of the Borrower, such default may reasonably be expected to cause a Material Adverse Effect;

                           (viii) if the Borrower shall fail to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure continues for ten (10) days after Administrative Agent delivers written notice thereof to the Borrower;

                           (ix)(A) if, for any period of fifteen (15) consecutive days, there shall not be a valid and subsisting Mall Certificate of Occupancy (as defined in the FADAA) in full force and effect or (B) if Borrower shall not use its commercially reasonable efforts to obtain before February 7, 2000, a valid and subsisting Permanent Mall Certificate of Occupancy;

                           (x) if any representation or warranty made by Borrower or the Principal herein or in any other Loan Document, or in any certificate, financial statement or other instrument, agreement or document furnished in connection with this Agreement, any Note or any other Loan Document, shall be false in any material respect as of the date such representation or warranty was made (or deemed made); provided that, if such representation or warranty (A) was made without the Borrower or the Principal either knowing that it was false (in whole or part) and (B) such breach is susceptible of cure by the Borrower, then such breach shall not constitute an Event of Default unless Borrower shall fail to cure such breach within thirty (30) days after notice thereof from the Administrative Agent to the Borrower (unless (aa) such breach also constitutes a default that is covered by subsection 7.1(xxiii) hereof, (bb) such breach is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period and
         (cc) the Borrower shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, in which case such 30-day period shall be extended to the extent necessary so to cure such default (but in no event beyond one hundred eighty (180) days in total (including the original 30-day period));

                           (xi) if Borrower shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the terms, provisions, agreements, covenants or conditions contained in subsections 5.1 (V) or if the amendments to the organizational documents for Junior Lender that have been approved by Syndication Agent are not filed in the appropriate governmental offices by December 31, 1999;

                           (xii) if Borrower shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the terms, provisions, agreements, covenants or conditions contained in subsections 6.1(A), (B), (D), (H) and/or (L) or if Borrower or Junior Lender shall fail to observe, satisfy or perform, or if there shall be a violation or breach, in any material respect, of any of the terms, provisions, agreements, covenants or conditions contained, in Section
         2.9 hereof;

                           (xiii) if the Borrower, the Principal or any member of Borrower makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due;

                           (xiv) if a receiver, liquidator or trustee shall be appointed for the Borrower, any member of Borrower or the Principal, or if the Borrower, any member of Borrower or the Principal shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, insolvency, reorganization or arrangement pursuant to federal bankruptcy or insolvency law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, the Borrower, any member of Borrower or the Principal or if any proceeding for the dissolution or liquidation of the Borrower, any member of Borrower or the Principal shall be instituted, if (and only if) such appointment, adjudication, petition or proceeding was involuntary and not consented to by the Borrower, any member of Borrower or the Principal, upon the same not being discharged, stayed or dismissed within ninety (90) days, or if the Borrower, any member of Borrower or the Principal shall generally not be paying its debts as they become due;

                           (xv) if the Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, and such delegation or assignment of rights or continues or is not corrected for 10 days after the Administrative Agent delivers written notice thereof to Borrower; provided that an Affiliate Transfer or Permitted Transfer made in accordance with the provisions of this Agreement shall not constitute a Default or Event of Default;

                           (xvi) if the Borrower or the Managing Member shall no longer be a Single-Purpose Entity and/or the Borrower or any member in Borrower shall no longer be a duly formed and validly existing entity of the type required under this Agreement;

                           (xvii) if any Loan Document shall cease to be in full force and effect or if any party thereto (other than any Agent or any Lender) shall repudiate any Loan Document or any provision, term or condition thereof (in whole or in part) or allege the same in writing;

                           (xviii) if the Borrower shall be in monetary or material non-monetary default beyond any notice or grace period, if any, (i) under any other mortgage, deed of trust or other Lien (including, without limitation, any deed of trust securing the Junior
         Loan) without regard to its priority relative to the Deed of Trust and/or (ii) under any document, instrument or certificate relating to any such mortgage, deed of trust or other Lien or relating to any indebtedness (including, without limitation, any Junior Loan Document); provided that, solely with respect to unsecured indebtedness, Equipment Leases and Equipment Financings, monetary or material non-monetary defaults with respect thereto shall not constitute an Event of Default hereunder unless (x) the aggregate principal amount of all such indebtedness and obligations with respect to the same shall exceed $750,000 and (y) the holder(s) of unsecured indebtedness, Equipment Leases and/or Equipment Financings, as applicable, shall have commenced the taking of Enforcement Action (as defined in the Junior Loan Subordination Provisions) with respect thereto; provided further that, an event of default under the Junior Loan Documents shall not constitute an Event of Default hereunder so long as both the Junior Lender and Borrower shall be in compliance with the terms, provisions and conditions of this Agreement and of the Junior Loan Transfer Restrictions and the Junior Loan Subordination Provisions (including, without limitation, the Junior Lender's covenant not to take any Enforcement Action (as defined in the Junior Loan Subordination Provisions);

                           (xix) if one or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not fully covered by insurance maintained by Borrower) of $250,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

                           (xx) if the Borrower consummates a transaction which would cause any Agent's or any Lender's rights under this Agreement, any Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state or local statute regulating government plans subjecting any Agent or any Lender to material liability for a violation of ERISA or a state or local statute;

                           (xxi) any  event or  condition  shall  occur or exist
         with respect to any Plan or Multiemployer Plan concerning which the Borrower is under an obligation to furnish a report to the Administrative Agent in accordance with Section 5.1(V) hereof and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the opinion of the Administrative Agent is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 trustee (or any combination of the foregoing) that is reasonably likely to cause a Material Adverse Effect;

                           (xxii) without limiting the generality of Section 6(e) of the Deed of Trust, if Borrower shall fail to comply with the provisions of Section 6(e) of the Deed of Trust with respect to the mechanics" liens and other similar liens, if any, listed in the Title Insurance Policy;

                            (xxiii) if Managing Member shall not be the sole managing member of Borrower (i) on the Closing Date (immediately after the funding of the Loan) and/or (ii) at any time thereafter (except as otherwise permitted under the express terms of this Agreement);

                           (xxiv) if the Borrower shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the other terms, provisions, agreement, covenants or conditions of this Agreement, any Note, the Deed of Trust or any other Loan Document, for thirty (30) days after notice from the Administrative Agent; provided, however, that if such default is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period and the Borrower shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended to the extent necessary so to cure such default (but in no event beyond one hundred eighty (180) days in total (including the original 30-day period)); provided further, that any default that can be cured solely by the payment of money shall be cured within ten (10) days after notice from the Administrative Agent;

                  then, upon the occurrence of any Event of Default the provisions of Section 7.2 shall apply.

                  Section 7.2. Remedies. Upon the occurrence of an Event of Default, if (i) such Event of Default is an Event of Default specified in subsection 7.1(xiii) or (xiv), then automatically the Loan (with accrued interest thereon) and the rest of the Indebtedness shall immediately become due and payable and (ii) if such Event of Default is any other Event of Default, if so directed by the Required Lenders in writing, the Administrative Agent (to the extent the Administrative Agent shall be so directed pursuant to such written directions), by notice to the Borrower, shall declare the Loan (with accrued interest thereon) and the rest of the Indebtedness to be immediately due and payable, whereupon the same shall immediately become due and payable. In addition, upon the occurrence of an Event of Default, without prejudice to any other rights, powers, remedies available to any Agent or any Lender against the Borrower, the Principal and all other Persons under any Loan Documents, or at law or in equity, the Collateral Agent, in accordance with the written directions of the Required Lenders, shall enforce any and all Liens including, without limitation, all rights and interests existing under the Collateral Security Instruments.

                  Section 7.3. Remedies Cumulative. The rights, powers and remedies of the Agents and the Lenders under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which any Agent or any Lender may have against the Borrower or any other Person pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise and may be exercised whether or not all or any portion of the Indebtedness shall become, or shall be declared, due and payable. The Agents and the Lenders' rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as the Required Lenders may determine in their or its, as applicable, sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.

                                  ARTICLE VIII.

                       RELATIONSHIP BETWEEN TRUST PROPERTY

                              AND PHASE II OF MALL

                  Section 8.1. Notice Regarding Construction of Mall Phase II. If Borrower shall desire for Mall Sub II to construct Mall Phase II and to connect the same to Mall Phase I, then Borrower shall give notice to the Administrative Agent of such proposed construction, together with a draft of the COREA. Prior to commencement of construction of Mall Phase II, a COREA that is approved by the Administrative Agent must be executed and delivered by Borrower and Mall Sub II.

                  Section 8.2. Lender Approval Right with respect to the COREA . The approval of the Administrative Agent will be required with respect to the COREA. The Administrative Agent will not unreasonably withhold its approval of the COREA if, as of the date upon which the parties execute the COREA (the "Test Date"), the Approval Criteria are satisfied. If, as of the Test Date, the Approval Criteria are not satisfied, then (x) the Administrative Agent shall be entitled to grant or withhold its approval, in its sole discretion, to any portions or provisions of the COREA relating to the management or leasing of Phase I Mall and Phase II Mall, (y) without limiting the foregoing, the COREA shall provide that at any time that an Event of Default shall exist, the Administrative Agent shall have sole discretion over the appointment of the property manager for the entire integrated mall and over leasing plans for the entire integrated mall (such provision, the "Lender Determination Provision") and (z) Lender will not unreasonably withhold its approval of the remainder of the COREA; provided that, if the Approval Criteria shall be satisfied as of any given date that occurs after the Test Date, then, at such time, the Lender Determination Provision of the COREA shall be deleted. If the Approval Criteria shall be satisfied, and the parties thereto execute and deliver a COREA, then, thereafter, Borrower shall be entitled to make such changes to the COREA that a Commercially Reasonable Owner would make so long as such changes are not likely to result in a Material Adverse Effect. Borrower shall furnish to Administrative Agent, promptly upon request therefor by the Administrative Agent made from time to time, and as a condition precedent to Administrative Agent's obligations under this Article VIII, all rent information, Leases and information regarding the creditworthiness of tenants that the Administrative Agent shall reasonably request to determine whether the Approval Criteria are satisfied. It will also be a condition precedent to the commencement of construction of Mall Phase II that the Administrative Agent receive a substantive non-consolidation opinion, in form and substance, and from counsel, reasonably satisfactory to Administrative Agent and its counsel, with respect to Mall Sub I, its Affiliates and Mall Sub II. Administrative Agent must be executed and delivered by Borrower and Mall Sub II.

                  Section 8.3. Design Materials . Promptly upon request therefor by the Administrative Agent, Borrower shall furnish to the Administrative Agent such materials as the Administrative Agent shall reasonably require to determine whether the requirements regarding design of the Phase I Mall and the Phase II Mall set forth in the Approved COREA will be satisfied. If such materials disclose that such design requirements will not be satisfied, then Borrower shall cause such changes to be made as are necessary so that the design of the Phase I Mall and the Phase II Mall will satisfy such requirements. The Administrative Agent's review of such materials shall create no responsibility or liability on behalf of the Administrative Agent or any Lender for their completeness, design, sufficiency or their compliance with Legal Requirements or Insurance Requirements.

                                   ARTICLE IX.
                                   THE AGENTS

                  Section 9.1. Appointment and Authorization of the Agents. Each Lender hereby appoints and designates Scotiabank, as Administrative Agent, Scotiabank, as Collateral Agent, and GSMC, as Syndication Agent, each Lender hereby authorizes each such Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto and, to the extent such consent is required under this Agreement, the Borrower hereby consents to the appointment of each such Agent. The Syndication Agent shall have no responsibilities or obligations except as expressly provided in the Loan Documents.

                  Section 9.2. Agents and their Affiliates. GSMC and Scotiabank (and each other Person that may hereafter serve as an Agent), and each of their respective Affiliates, may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, or other business with, Borrower, the Principal and/or their respective Affiliates as though GSMC or Scotiabank (or such other Person) were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that pursuant to such activities, GSMC Scotiabank, such other Person and/or their respective Affiliates may receive information regarding Borrower, the Principal and their respective Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower, the Principal and/or such Affiliates) and that GSMC Scotiabank or any such other Person may be deemed to be an Affiliate of Borrower, the Principal and/or any Affiliate of either, and acknowledge that GSMC, Scotiabank and their respective Affiliates shall be under no obligation to provide such information to the Lenders. With respect to the Loan Advance(s) made by it, GSMC and Scotiabank (and any other Lender that may hereafter serve as an Agent) shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though each of them were not an Agent, and the terms "Lender" and "Lenders" shall include GSMC and Scotiabank (and any other Lender that may hereafter serve as an Agent), in its individual capacity.

                  Section 9.3. Consultation with Experts. Each Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. If any Person shall be both an "Agent" and a "Lender" hereunder, then nothing contained in this Article IX shall be deemed to constitute a waiver of the rights, if any, that Borrower has against such Person in its capacity as "Lender" under this Agreement.

                  Section 9.4. Liability of Agent. Neither any Agent nor any of its partners nor Affiliates nor any of their respective directors, shareholders, members, officers, agents or employees (collectively, "Agent Parties") shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders in situations in which, pursuant to the terms of the Loan Documents, such Agent Party is required to act (or to refrain from acting) in accordance with the consent or at the request of the Required Lenders (or, when expressly required hereby, such different number of Lenders required to consent to or request such action or inaction) or (ii) in the absence of its own gross negligence or willful misconduct. Neither any Agent nor any of its Agent Parties shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Person (other than such Agent); (iii) the satisfaction of any condition to the making of any Loan Advance, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness, enforceability or genuineness of this Agreement, the Notes or any other Loan Document or other writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a Lender wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it or any other of its Agent Parties by reason of taking or continuing to take any action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents and any action taken or failure to act pursuant hereto or thereto shall be binding upon all the Lenders and all future holders of the Notes. If any Person shall be both an "Agent" and a "Lender" hereunder, then nothing contained in this Article IX shall be deemed to constitute a waiver of the rights, if any, that Borrower has against such Person in its capacity as "Lender" under this Agreement.

                  Section 9.5. Notice of Default; Action after Default or Event of Default. (a) No Agent shall be deemed to have any knowledge or notice of the occurrence of any Default or Event of Default, except that the Administrative Agent shall be deemed to have such knowledge or notice (i) with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders and (ii) if the Administrative Agent shall have received notice from any other Agent, any Lender, Borrower or the Principal referring to the applicable Loan Document, describing such Default or Event of Default and stating that such notice is a "notice of default" (and the Collateral Agent shall be deemed to have such knowledge if so informed by the Administrative Agent). If the Administrative Agent receives such notice, the Administrative Agent shall promptly give such notice to the other Agents and to the Lenders. The Administrative Agent and the Collateral Agent shall take (or refrain from taking) such action with respect to each Default or Event of Default as shall be requested, in writing, by the Required Lenders. Notwithstanding anything to the contrary contained in any Loan Document, if any term or provision of any Loan Document shall provide that an Agent shall be required or permitted to take any action (or to refrain from taking any action) "at the direction of the Required Lender" or "in accordance with the instructions of the Required Lenders" (or other comparable language), then it shall be deemed that the phrase in question reads "at the written direction of the Required Lenders" or "in accordance with the written instructions of the Required Lenders" (or other comparable language).

                  (a)(b) No Lender (in its capacity as Lender) shall take any enforcement action against the Borrower, the Principal or any collateral securing the Indebtedness (including, without limitation, the Trust Property) or any portion thereof or exercise any of the other rights or remedies available to such Lender under the Loan Documents or otherwise available to such Lender in connection with the Loan at law or in equity without first obtaining the prior written consent of the Required Lenders. The provisions of the immediately preceding sentence shall be enforceable solely by the Lenders and the Agents and shall not be enforceable by the Borrower, the Principal, any Affiliate of either or any other Person (other than the Lenders and the Agents).

                  Section 9.6. Delegation of Duties. Notwithstanding anything to the contrary contained herein, each Agent (a) may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties and (b) shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care; provided that, with respect to any Person that is proposed to be an agent referred to in this Section 9.6, if no Event of Default shall then exist, (i) unless such proposed agent shall be a Lender, an affiliate of GS&Co. or a Qualified Bank, such proposed agent shall be subject to the Borrower's consent (not to be unreasonably withheld or delayed) and (ii) if, at the time of the appointment of any such proposed agent, such proposed agent shall be a Competitor, then, without the Borrower's consent, such Competitor shall not be permitted to serve as an agent under this Section 9.6; provided that the Lenders and the Agents shall be entitled to rely on a written statement from such a proposed agent that it is not a Competitor (without making any further inquiry or investigation) and no Lender and no Agent shall be liable to the Borrower or to any other Person if such an agent shall in fact be a Competitor notwithstanding the fact that such agent delivered such a written statement.

                  Section 9.7. Indemnification. Each Lender shall, ratably in accordance with the principal amount of its Note, indemnify each Agent and its Agent Parties (to the extent not reimbursed by the Borrower and without limiting any obligation of Borrower to do so) against any cost, expense (including reasonable counsel fees, expenses and disbursements), claims, demands, damages, penalties, actions, judgments, suits, actions, losses and liability (except to the extent the same results solely from such indemnitee's gross negligence or willful misconduct) that any such indemnitee may suffer or incur, or that may be imposed upon or asserted against any such indemnitee, in connection with, or in any way relating to or arising out of, this Agreement, any other Loan Document or any documents, information or certificates contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand (to the extent such Agent is not reimbursed upon demand by Borrower, unless such Agent is legally restricted from making such demand upon Borrower), in which case such Agent shall not be required to make such demand upon Borrower) for its ratable share of any expenses (including, without limitation, reasonable attorneys' fees and expenses, excluding the allocated fees of in-house counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this, any other Loan Document, or any document contemplated by or referred to herein to the extent that such Agent is not reimbursed for such expenses by the Borrower.
Without limiting the generality of the foregoing, if the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that any Agent did not properly withhold tax from amounts paid to or for the account of a Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify such Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to such Agent under this Section, together with all costs, expenses and reasonable attorneys' fees (including allocated costs for in-house legal services). This subsection, and the Lenders' obligations under this Section, shall survive the payment of the Notes and all other amounts payable under the Loan Documents.

                  Section 9.8. Non-Reliance on Agent and Other Lenders. (a) Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower, the Principal and their respective Affiliates and its own decision to enter into this Agreement. Each Lender further acknowledges and agrees that no Lender or Agent has made any representation or warranty in connection with, and no Lender or Agent assumes any responsibility with respect to (i) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Commitment Letter, the Tri-Party Agreement (as defined in the Loan Commitment Letter), this Agreement, any other Loan Document or any other instrument, document, material or information furnished in connection herewith or therewith, (ii) any statements, warranties or representations made in or in connection with the Loan Commitment Letter, the Tri-Party Agreement, this Agreement, any other Loan Documents or any other instrument, document, material or information furnished in connection herewith or therewith, or (iii) the solvency, financial condition, financial statements or projections of the Borrower, the Principal or any other Person or the performance or observance by the Borrower, the Principal or any other Person of any of its obligations under the Loan Commitment Letter, the
Tri-Party Agreement, this Agreement, any other Loan Document, or any other instrument, document, material or information furnished in connection herewith and therewith. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions and to make such appraisals and investigations as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Principal, the Borrower and their respective Affiliates, in taking or not taking any action under any Loan Document or otherwise in connection with the Loan. Each Agent agrees promptly to furnish to each Lender copies of all financial statements and other certificates, reports, papers, documents and Notices received by it under the Loan Documents in its capacity as Agent; provided that if any Loan Document shall provide for copies of any of the foregoing to be furnished both to the Syndication Agent and to any other Agent or Agents, then only such other Agent(s), and not the Syndication Agent, shall be required to furnish the same to the Lenders. Except as otherwise provided in the immediately preceding sentence and except for financial statements and other certificates, reports, papers, documents and Notices, if any, expressly required to be furnished to the Lenders by any Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrower, the Principal or any of their Affiliates.

                  (a)For purposes of determining compliance with the conditions specified in Article III hereof, with respect to each Loan Advance requested by the Borrower in accordance with the terms hereof, each Lender that has executed this Agreement or that becomes a Lender after the Closing Date shall be deemed, by execution of this Agreement or by so becoming a Lender, as the case may be, to have consented to, approved, accepted and be satisfied with each document or other matter required thereunder, if any, required to be consented to or approved by or acceptable or satisfactory to such Lender as a condition precedent to such Loan Advance, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the applicable Borrowing Date specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Loan Advance.

            Section  9.9.  Successor  Agents.  Each of the  Administrative
Agent and the Collateral Agent may be removed by the Required Lenders with or without cause upon thirty (30) days' prior notice to the Lenders and to the Agents, and any Agent may resign from the performance of all of its duties and responsibilities under the Loan Documents upon thirty (30) days' prior notice to the Lenders, the other Agents and Borrower. Upon the giving of either such notice, the Required Lenders shall appoint a successor Administrative Agent, Syndication Agent or Collateral Agent, as the case may be, for the Lenders. Each of the Agents and the Lenders further acknowledges that Paragraph 5(a) of that certain Co-Lender and Retained Interest Agreement dated as of the date hereof by and among (a) GSMC, in its capacity as Syndication Agent under the Loan Documents, (b) Scotiabank, (i) in its capacity as Administrative Agent under the Loan Documents and (ii) in its capacity as Collateral Agent under the Loan Documents, (c) the Lenders from time to time parties hereto and (d) GSMC, in its capacity as the holder of the Strip (as defined therein) contains an additional provision regarding the removal of the Collateral Agent and/or the Administrative Agent by the certain of the Lenders. If, in the case of the resignation of an Agent, no successor Administrative Agent, Syndication Agent or Collateral Agent, as the case may be, is appointed prior to the effective date of the resignation of such retiring Agent, the retiring Agent shall appoint, after consulting with the Lenders, a successor Agent in such capacity. Upon the acceptance of its appointment as successor Agent in such capacity hereunder, a successor Agent shall succeed to all the rights, powers and duties of the retiring or removed Agent in such capacity, and the term "Administrative Agent", "Syndication Agent" or "Collateral Agent", as the case may be, shall mean such successor Administrative Agent, Syndication Agent or Collateral Agent, as the case may be, and the retiring or removed Agent's rights, powers and duties as Agent in such capacity shall be terminated. The provisions of this Article IX shall continue to inure to the benefit of the Agent that has resigned or been removed as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor Agent has accepted appointment as Agent in the applicable capacity by the date that is thirty (30) days following a retiring Agent's notice of resignation or receipt of notice of removal, the retiring Agent's resignation or removal shall nevertheless be effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent in such capacity as provided above. Notwithstanding the foregoing, if no Event of Default shall then exist, (i) unless a successor Agent shall be a Lender, an affiliate of GS&Co. or a Qualified Bank, each successor Agent shall be subject to the Borrower's consent (not to be unreasonably withheld or delayed) and (ii) if, at the time of the appointment of any proposed successor Agent, such proposed successor Agent shall be a Competitor, then, without the Borrower's consent, such Competitor shall not be permitted to serve as such successor Agent; provided that the Lenders and the Agents shall be entitled to rely on a written statement from a proposed successor Agent that it is not a Competitor (without making any further inquiry or investigation) and no Lender and no Agent shall be liable to the Borrower or to any other Person if an successor Agent shall in fact be a Competitor notwithstanding the fact that such successor Agent delivered such a written statement.

                  Section 9.10.  Standard of Care of the  Collateral  Agent etc.
(a) The Collateral Agent agrees for the benefit of the Lenders that it will hold the Collateral Security Instruments as custodian and shall handle the Collateral Security Instruments in accordance with Accepted Practices and the provisions of this Agreement.

                  (a)(b) The Collateral Agent shall not be required to take any discretionary actions hereunder except at the written direction of an Agent or the Required Lenders. The Collateral Agent shall not be under any obligation or duty to perform any act which, in the Collateral Agent's reasonable judgment, could cause it to incur expense or liability or to institute or defend any suit in respect thereof, or to advance any of its own monies, unless the Administrative Agent, one or more of the Lenders, or the Borrower, as the case may be, shall have offered to the Collateral Agent reasonable security or indemnity against such expense, liability, suit or advance.

                  (c) Without duplication of amounts payable to the Collateral Agent under Section 5.1 (J) hereof, Borrower and the Lenders shall indemnify and hold the Collateral Agent, and its agents, employees, officers, directors, attorneys and Affiliates harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the Collateral Agent in connection with the transactions contemplated hereby, excluding any loss, cost or damage arising as a result of the Collateral Agent's failure to adopt and follow Accepted Practices, gross negligence, fraud, bad faith, willful misconduct or violation of applicable law. The indemnification set forth in this Section 9.10 shall survive the satisfaction and payment of the Indebtedness and the termination of this Agreement.

                  (d) The Collateral Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent.

                  Section 9.11. Agents' Fees. In addition to all other Transaction Costs payable under this Agreement, the Borrower shall pay to the Administrative Agent for its own account, the amounts and at the times set forth in that certain letter agreement dated November 29, 1999 among Scotiabank, GSMC and Borrower.

                  Section 9.12. Lender Commitment Letters. The provisions of this Article 9 are in addition to, and do not supersede, any acknowledgments and waivers of the applicable Lender contained in the commitment letter, if any, delivered by any Lender pursuant to that certain Confidential Offering Memorandum dated November 1999 furnished by GSMC with respect to a $105 Million Floating-Rate Senior Loan to Grand Canal Shops Mall, LLC Secured by a First Mortgage Lien in The Grand Canal Shoppes (each a "Co-Lender Commitment Letter"), which acknowledgments and waivers shall survive the Closing and the Assignment, if any, to such Lender. Furthermore, the other provisions, if any, of the Co-Lender Commitment Letter from Scotiabank to GSMC that, by the terms thereof, are to be performed after the Closing, shall survive the Closing for the period specified in such Co-Lender Commitment Letter.

                                   ARTICLE X.

                                  MISCELLANEOUS

                  Section 10.1. Survival. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by the Lenders of the Loan hereunder and the execution and delivery by the Borrower to the Lenders of the Notes. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the respective successors and assigns of the Agents and the Lenders. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder of any Note, the Deed of Trust and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

                  Section 10.2. Lender's Discretion. Whenever pursuant to this Agreement, any Agent or any Lender exercises any right given to it to approve or disapprove (or consent or withhold consent), or any arrangement or term is to be satisfactory to any Agent or any Lender, the decision of such Agent or such Lender, as applicable, to approve or disapprove (or consent or withhold consent) or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of such Agent or such Lender, as applicable, and shall be final and conclusive.

                  Section 10.3. Governing Law. (a) This Agreement was negotiated in New York, and made by the Agents and the Lenders initially named herein and accepted by the Borrower in the State of New York, and the proceeds of the Notes delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limitation, matters of construction, validity and performance), this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

                  (a)(b) Any legal suit, action or proceeding against any Agent, any Lender or the Borrower arising out of or relating to this Agreement may be instituted in any federal or state court in New York, New York. The Borrower hereby (i) irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (ii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. The Borrower does hereby designate and appoint Prentice-Hall Corporation System, Inc. as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent with a copy to the Borrower at its principal executive offices, mailed or delivered to the Borrower in the manner provided herein, shall be deemed in every respect effective service of process upon the Borrower, in any such suit, action or proceeding in the State of New York. The Borrower (i) shall give prompt notice to the Administrative Agent of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor

                  Section 10.4. Modification, Waiver in Writing. Any provision of this Agreement or the other Loan Documents may be modified, amended, extended, discharged or terminated if, but only if, such modification, amendment, extension, discharge or termination is in writing and is signed by the Borrower and the Required Lenders (or signed by an Agent acting on their behalf, and at their direction, pursuant hereto) and by any Agent whose rights, responsibilities or obligations would be affected thereby; provided that no such modification, amendment or extension shall, unless signed by all the Lenders,
(i) extend the scheduled maturity (including, without limitation, the final maturity) of the Loan, reduce the rate or extend the time of payment of interest or fees under this Agreement (other than as a result of waiving the applicability of any post-default increase in interest rate) or reduce or increase the principal amount of the Loan or the Lenders' respective Loan Commitment Percentages, (ii) release the Principal of any of its obligations under the Loan Documents to which it is a party, (iii) change any provision of any Loan Document providing for pro rata payments to the Lenders, (iv) amend or modify any provision of this Section 10.4 or Sections 2.8(a), 2.13, 2.14, 7.1,
10.9 or 10.26, (v) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, (vi) consent to the assignment or transfer by Borrower of any of its rights or obligations under (or in respect of) this Agreement (provided that the foregoing shall not be construed to require any Lender's consent to an Affiliate Transfer, merger or consolidation made in accordance with the provisions of this Agreement), (vii) forgive the payment of any principal or interest due in respect of the Loan, (viii) increase the principal amount of the Loan or (ix) release any guaranties or other collateral securing the Loan, except as otherwise required in any of the Loan Documents. Furthermore, if all Lenders and the affected Agent shall so agree, all Lenders and such Agent (without the consent or approval of, and without such modification, amendment, termination or waiver being executed by, Borrower or any other Agent) may (i) modify, amend, terminate or waive any provision of
Article IX hereof (to the extent such modification, amendment, termination or waiver shall not materially adversely affect Borrower (including, without limitation, any approval rights that the Borrower shall have with respect to successor Agents) and/or (ii) modify or amend any term, condition or provision of this Agreement (or of any other Loan Document) that grants to such Agent any approval or consent right (unless such term, condition or provision expressly requires such Agent not to unreasonably withhold or delay such consent or approval), to require that such Agent obtain the approval or consent of the Required Lenders or of all Lenders before giving or withholding such approval or consent. Any modification, amendment, extension, discharge, termination or waiver made pursuant to this subsection 10.4 shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on the Borrower shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances. Notwithstanding the foregoing, the discharge of the Deed of Trust and the Assignment of Leases in accordance with their respective terms after the Obligations (as defined in the Deed of Trust) shall be paid and performed in accordance with the terms, agreements, covenants, provisions and conditions of the Loan Documents (other than any indemnification obligations that shall not have theretofore arisen and that shall survive the payment of the other Obligations) shall not require the consent of any Lenders.

                  Section 10.5. Delay Not a Waiver. Neither any failure nor any delay on the part of any party hereto in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, any Note or any other Loan Document, neither any Agent nor any Lender shall be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, any Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  Section 10.6.     Notices. All notices, demands, consents,
                                    -------
approvals, requests and other communications required or permitted hereunder ("Notices") shall be given in writing and shall be effective for all purposes if
(a) hand delivered or (b) sent by (i) certified or registered United States prepaid, (ii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (iii) facsimile (with answer back acknowledged), addressed if to the Syndication Agent at its address set forth on the first page hereof, Attention: Mark J. Kogan (Facsimile
Number: (212)-902-1691;  Telephone Number: (212) 902-2565); if to the Collateral

Agent or the Administrative Agent, at its address set forth on the first page hereof, Attention: Alan Pendergast (Facsimile Number: (415) 397-0791; Telephone
Number:  (415)  616-4155)  with a copy to Loan  Administration  The Bank of Nova
Scotia,  Suite  2700,  600  Peachtree  Street  N.E.,  Atlanta,   Georgia  30308,
Attention: Craig Subryan (Facsimile Number: 404-888-8998; Telephone Number:404-877-1547); if to GSMC, as Lender, c/o Goldman, Sachs & Co., 85 Broad Street, 26th Floor, New York, New York 10004, Attention: Mark J. Kogan (Facsimile Number: (212)-902-1691; Telephone Number: (212) 902-2565); if to any other Lender at its Lending Office; if to the Borrower at its address set forth on the first page hereof, Attention: David Friedman (Facsimile Number: (702) 733-5620; Telephone Number: (702) 733-5502); or at such other address and Person (or facsimile and telephone number) as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 10.6. Copies of all Notices
                                           ------------
directed to the Syndication Agent and/or GSMC, as Lender, shall be delivered to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019,
Attention:  Eugene A. Pinover, Esq. (Facsimile Number:  212-728-8111;  Telephone
Number: 212-821-8254) and to Goldman, Sachs & Co., 85 Broad Street, 12th Floor, New York, New York 10004, Attention: Legal Department (Facsimile Number: (212) 902-4140; Telephone Number: (212) 902-0900); a copy of all Notices directed to the Borrower shall be delivered to Harris B. Freidus, Esq., Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, (Facsimile Number: (212) 757-3990; Telephone Number:(212) 373-3064). A
Notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery (if delivered on a Business Day during business hours, and otherwise, on the next Business Day); in the case of registered or certified mail, two Business Days after mailing; in the case of expedited prepaid delivery on the Business Day after the same was sent and in the case of facsimile, when sent and answerback acknowledged (if sent on a Business Day during business hours, and, otherwise, on the next Business Day); provided that Notices to the
                                                    --------
Administrative Agent under Sections 2.1, 2.6, and 2.8 shall not be effective
                          ------------------
until received. A party receiving a Notice which does not comply with the technical requirements for Notice under this Section 10.6 may elect to waive any
                                             ------------
deficiencies and treat the Notice as having been properly given.

                  SECTION 10.7. TRIAL BY JURY. EACH OF THE BORROWER, EACH LENDER AND EACH AGENT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, ANY NOTE OR ANY OTHER LOAN DOCUMENT.

                  Section 10.8.     Headings.  The Article and Section headings
                                    --------
in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 10.9. Assignments and Participations . (a) The Lenders
(if all of the Lenders shall so agree) shall have the right, without the consent of the Borrower (so long as Borrower's rights and obligations under the Loan Documents are not adversely affected to any material extent), to consummate a Securitization. Furthermore, each Lender shall have the right, without the consent of the Borrower (but subject to the other provisions of this Section 10.9), to, sell, assign, otherwise transfer and/or participate its rights, interest and obligations under this Agreement and the other Loan Documents, in whole or in part, to any Person or Persons. The Borrower shall keep confidential all information relating to such proposed Securitization, assignment or participation and the identity of each potential holder of Securities, assignee or participant (except to the extent that if such information were Confidential Information and Borrower were a Lender that such Lender, pursuant to the provisions of Section 10.28, would be permitted to disclose the same).

                  (a)(b) Each assignee with respect to any Assignment (an "Assignee"), and the assigning Lender, shall execute and deliver an Assignment and Assumption Agreement substantially in the form of Exhibit A to that certain Co-Lender and Retained Interest Agreement among the Lenders and Agents, with (and subject to) the subscribed consent of the Administrative Agent and, to the extent expressly required hereby, the Borrower (an "Assignment and Assumption Agreement"); provided that if an Assignee is an Affiliate of such transferor Lender or was a Lender immediately prior to such assignment, no consent of the Administrative Agent or the Borrower shall be required; provided further that no Agent shall have any obligations to an Assignee until such Agent shall have received written notice of the name, address, telephone and facsimile numbers and Loan Commitment Percentage of such Assignee. Each Assignment shall be of a constant, and not a varying, percentage of all of the transferring Lender's rights and obligations under the Loan Documents. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any Assignment pursuant to this subsection (b), the transferor Lender, the Agents and the Borrower shall make appropriate arrangements so that, if required, a new Note(s) is issued to the Assignee and the prior Note(s) held by the transferor Lender is canceled. Notwithstanding anything in this Agreement to the contrary, after an Assignment by a Lender, (x) the "Lender" (prior to the Assignment) shall (1) continue to have the benefits of all indemnifications and
(2) shall continue to have all other rights and obligations under the Loan Documents that such Lender had during the period such party was "Lender" hereunder to the extent such rights and obligations relate to such period and
(y) the transferring Lender shall not be released from any liability of such Lender under the Loan Documents that arose prior to such Assignment.

                  (c) On or prior to the effective date of any Assignment contemplated hereby, if the Administrative Agent shall so require, the transferor Lender shall deliver to the Administrative Agent, at such Lender's own expense, (i) an endorsement to the Title Insurance Policy stating that the Assignment in question will not impair in any way the Lien of the Deed of Trust and (ii) such other documents, instruments and other materials, including, without limitation, legal opinions, as the Administrative Agent shall reasonably deem necessary.

                  (d) Unless an Event of Default shall then exist, no Lender shall consummate an Assignment or a Participation to any Competitor; provided that each such Lender shall be entitled to rely on a written statement from the proposed assignee or participant that it is not a Competitor (without making any further inquiry or investigation) and no such Lender shall be liable to the Borrower or to any other Person if such Lender shall consummate an Assignment or Participation with a Person that shall in fact be a Competitor notwithstanding the fact that such Person delivered such a written statement.

                  (e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loan or the Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

                  (f) Without the prior written consent of the Administrative Agent, no Lender shall consummate a Participation to a Foreign Lender unless such Foreign Lender shall submit to the Administrative Agent the applicable
Exemption/Reduction Forms in accordance with the provisions of subsection 2.10(b). Each holder of a participation interest in the Loan Documents (a "Participant") shall be entitled to receive all information received directly by the Lenders from the Borrower under this Agreement. After the effectiveness of any Participation, the applicable Lender shall provide notice to the Borrower and the Agents of the identity, address and other pertinent information pertaining to the Participant. The Borrower agrees that if an Event of Default shall exist, then each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as the Lender under this Agreement. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.10, 5.1(I) and 5.1(J) (subject to the limitations set forth in such subsections) with respect to its participation in the Loan outstanding from time to time. Notwithstanding any sale of a participation interest by a Lender, such Lender shall remain fully responsible for the performance of all of its obligations under the Loan Documents and, except as otherwise expressly provided herein, no such Participant shall acquire any rights under this Agreement except by and through the party from which it acquired its participation interest.

                  (g) Nothing contained in this Agreement shall prohibit, or shall be deemed to prohibit, the Person that is any Agent from serving as Agent and concurrently being or becoming a Participant and/or Lender.

                  (h) The Administrative Agent shall maintain records of all Assignments and Participations and, upon request therefor by any Agent or Lender or Borrower, shall permit such Agent or Lender or Borrower, as applicable, to review such records.

                  Section 10.10. Collateral. Each of the Lenders represents to the Agents and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  Section 10.11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 10.12. Preferences. No Agent shall have any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the obligations of Borrower or any other Person pursuant to this Agreement, the Notes or any other Loan Document. Subject to the provisions of the last sentence of Section 2.8(a), the Administrative Agent (at the written direction of the Required Lenders) shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by the Borrower to any portion of the obligations of the Borrower hereunder. To the extent the Borrower makes a payment or payments to any Agent or any Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by such Agent or such Lender, as applicable.

                  Section 10.13. Waiver of Notice. The Borrower shall not be entitled to any notices of any nature whatsoever from any Agent or any Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by such Agent or Lender to the Borrower and except with respect to matters for which the Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. The Borrower hereby expressly waives the right to receive any notice from any Agent or any Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by such Agent to the Borrower.

                  Section 10.14. Borrower's Remedies(a) If the Borrower shall seek the approval by or the consent of any Agent or Lender under this Agreement or under any other Loan Documents and such Agent or Lender shall fail or refuse to give such consent or approval then Borrower shall not be entitled to any damages for any withholding or delay of such approval or consent by such Agent or Lender, it being intended that Borrower's sole remedy shall be to bring an action for an injunction or specific performance, which remedy or injunction or specific performance shall be available only in those cases where the Agent or Lender in question has expressly agreed under the Loan Document in question not to unreasonably withhold or delay its consent or approval.

                  (b) In no event shall Borrower seek, receive or recover punitive damages against any Lender or Agent in connection with any suit, action, claim or proceeding against any Lender or Agent.

                  Section 10.15. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  Section  10.16.  Offsets,   Counterclaims  and  Defenses.  Any
assignee of any Agent's or any Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement and the other Loan Documents which the Borrower may otherwise have against any assignor of this Agreement and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by the Borrower in any action or proceeding brought by any such assignee upon this Agreement and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim (other than compulsory counterclaims) or defense in any such action or proceeding is hereby expressly waived by the Borrower.

                  Section 10.17. No Joint Venture or Partnership. The Borrower, on the one hand, and the Agents and the Lenders, on the other hand, intend that the relationship created hereunder be solely that of borrower, on the one hand, and Agents and lenders, respectively, on the other hand. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between or among the Borrower, the Agents and the Lenders.

                  Section 10.18. Waiver of Marshaling of Assets Defense. To the fullest extent the Borrower may legally do so, the Borrower waives all rights to a marshaling of its assets, the assets of others with interests in the Borrower, and of the Trust Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents to defeat, reduce or affect the right of any Agent or any Lender under the Loan Documents to a sale of the Trust Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of any Agent or any Lender to the payment of the Indebtedness out of the sales proceeds of the Trust Property in preference to every other claimant whatsoever.

                  Section 10.19. Waiver of Counterclaim. The Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by any Agent, any Lender or any of their respective agents.

                  Section 10.20. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                  Section 10.21. Brokers and Financial Advisors. Each of the Borrower, each Agent and each Lender hereby severally represents that it has dealt with no financial advisors (other than, in the case of the Borrower and GSMC, Affiliates of GSMC, with respect to whom no brokerage, finder's or similar fee is payable by Borrower), brokers, underwriters, placement agents, or finders in connection with the transactions contemplated by this Agreement. Each of the Borrower, each Agent and each Lender severally hereby agrees to indemnify and hold the other parties hereto harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

                  Section 10.22.    Counterparts. This Agreement may be executed
                                    ------------
in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  Section 10.23. Payment of Expenses. The Borrower shall pay all Transaction Costs, which shall include, without limitation, (a) reasonable out-of-pocket fees, costs and expenses of (i) the Syndication Agent and GSMC in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the Agents and the Lenders in connection with the creation, perfection or protection of the Collateral Agent's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches or amended or replacement deeds of trust, UCC Financing Statements or other Collateral Security Instruments, title insurance premiums, survey charges and filing and recording fees and taxes, third party due diligence expenses for the Collateral plus travel expenses, accounting firm fees, costs of the appraisals, environmental reports (and an environmental consultant), and engineering reports), (iii) the Agents in connection with the administration of the Loan, (iv) the Agents and the Lenders in connection with (A) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents requested by the Borrower and (B) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness, (v) the Agents and the Lenders as otherwise required pursuant to the express provisions of the Loan Documents and (b) the reasonable fees, expenses and disbursements of counsel to the applicable Agents and/or the Lenders, as applicable, in connection with all of the foregoing.

                  Section 10.24. Non-Recourse. Anything contained herein, in any Note or in any other Loan Document to the contrary notwithstanding, no recourse shall be had for the payment of the principal or interest on any Note or for any other Indebtedness hereunder or under any other Loan Document against any direct or indirect shareholder, director, officer, member, partner or incorporator of the Borrower for any deficiency or other sum owing with respect to any Note or any other Indebtedness arising under this Agreement or any Loan Document; provided, however, that the foregoing provisions of this paragraph shall not (x) affect or prejudice, or be deemed to affect or prejudice, the rights of any Agent or any Lender to (1) (A) proceed against Borrower or against the Borrower's assets (including, without limitation, the Collateral) or (B) proceed against the Principal under the Limited Payment Guaranty, the Scope Change Guaranty and under the Principal Non-Recourse Carve-Out and Limited Environmental Matters Guaranty and against any other Person that may be a party to a Loan Document (to the extent provided therein) or against the Principal's or any such other Person's assets (to the extent of its liability under the applicable Loan Document(s) to which it is a party) and/or (2) recover damages against any individual for his or her own fraud or intentional misrepresentation; and/or (y) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by any Note or secured by, or otherwise relating to, the Loan Documents, and the same shall continue until paid or discharged in full.

                  Section 10.25. Servicer. The Administrative Agent, at the sole cost and expense of the Lenders, may elect to enter into a servicing agreement with a servicer, pursuant to which the servicer shall be appointed to service and administer the Loan and the Bank Accounts in accordance with the terms hereof. The Administrative Agent shall promptly notify the Borrower if the Administrative Agent shall elect to appoint a servicer pursuant to this Section 10.25, and thereafter all Notices from the Borrower to the Administrative Agent shall be delivered to such servicer with a copy concurrently delivered to the Administrative Agent, and any Notice from such servicer to the Borrower shall have the same force and effect as a Notice from the Administrative Agent; provided that if the Borrower shall receive conflicting Notices from the Administrative Agent and the servicer, the Notice from the Administrative Agent shall control. Notwithstanding the foregoing, if no Event of Default shall then exist, (i) unless a proposed servicer under this Section 10.25 shall be a Lender, an Agent, an affiliate of GS&Co. or a Qualified Bank, such proposed servicer shall be subject to the Borrower's consent (not to be unreasonably withheld or delayed) and (ii) if, at the time of the appointment of any proposed servicer, such proposed servicer shall be a Competitor, then, without the Borrower's consent, such Competitor shall not be permitted to serve as a servicer under this Section 10.25; provided that the Lenders and the Agents shall be entitled to rely on a written statement from a proposed servicer that it is not a Competitor (without making any further inquiry or investigation) and no Lender and no Agent shall be liable to the Borrower or to any other Person if a servicer shall in fact be a Competitor notwithstanding the fact that such servicer delivered such a written statement.

                  Section 10.26. Set-Offs; Sharing of Set-Offs. (a) In addition to any other rights and remedies of the Agents and the Lenders provided in any Loan Document, at law or in equity, the Agents and each Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, at any time that an Event of Default shall exist, with respect to any amount payable to such Agent or such Lender, as applicable, under any Loan Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or such Lender, as applicable, or any branch or agency thereof to or for the credit or the account of Borrower. Each Agent and each Lender agrees promptly to notify Borrower and the Administrative Agent after any such set-off and application made by such Agent or such Lender, as applicable, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  (a)(b) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender, then the Lender receiving such proportionately greater payment shall promptly notify the Administrative Agent in writing of such fact and purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata (and such Lender shall inform the Administrative Agent in writing of such participation and such other adjustments); provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower to such Lender other than its indebtedness hereunder. Each Lender further agrees that if a payment to a Lender shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including, without limitation, set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of the Loan or other obligation in the amount of such participation. The Administrative Agent shall keep records (that shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 10.26 of which it received notice and shall in each case notify the Lenders and Borrower following any such purchase. Except as otherwise expressly provided in this Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender any amount payable to the Administrative Agent or such Lender, as applicable, pursuant to this Agreement by 11:00 a.m., New York City time on the date on which such amount is due, such amount shall accrue interest thereon, for each day from the date such amount is due until the day such amount is paid to the Administrative Agent or such other Lender, as applicable, at a rate per annum equal to the Federal Funds Rate.

                  Section 10.27. Provisions Not for Benefit of Borrower. Nothing contained in this Agreement or any other Loan Document, including, without limitation, this Article X, shall grant, or be construed to grant, any cure rights or grace period to Borrower or to any other Person under any Loan Document not specifically set forth in the applicable Loan Document and the Lenders specifically reserve their rights to take any action permitted under the Loan Documents, at law or in equity at any time that an Event of Default shall exist. Furthermore, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, each term, provision and condition contained in this Agreement or any other Loan Document to the effect that any Agent shall be entitled or required to take certain action (or to refrain from taking certain action) only if a given Lender, the Required Lenders, some other group of Lenders or another Agent so directs such Agent shall be solely for the benefit of the Lenders and the Agents, and not Borrower, the Principal, any Affiliate of either or any other Person, and neither Borrower, the Principal, any Affiliate of either nor any other Person (other than a Lender or Agent) shall, or shall be entitled to, enforce any such term, provision or condition or claim or assert (in a court of law or otherwise) that the taking of any such action (or the refraining from taking of any such action) was invalid or unlawful or constituted a breach or default under this Agreement or any other Loan Document or relieves or releases Borrower, the Principal, any Affiliate of either or any other Person from any obligation or liability under this Agreement, any other Loan Document or at law or in equity.

                  Section 10.28. Confidentiality. Each of the Lenders and the Agents agrees not to disclose to any third party any Confidential Information (as defined below), except that any of the Lenders or the Agents may disclose such information (a) in connection with any litigation between such Lender or such Agent and Borrower, Principal or any other Affiliate, (b) upon the order, request or demand of any Governmental Authority or if otherwise required by applicable law or in the case of a Lender that is an insurance company or an Affiliate thereof, upon the order, request or demand of National Association of Insurance Commissioners or the Securities Valuation Office thereof, (c) in connection with the exercise of any right or remedy hereunder or under any Loan Document after the occurrence of an Event of Default or Default, (d) to those of its employees, accountants, attorneys, agents and other advisors, directors, officers, shareholders, partners, members and other principals who are working on, or are consulted in connection with, the transactions contemplated by the Loan Documents, (e) any rating agency that may or will rate any class of securities in connection with a Securitization or (f) to any actual or potential Participant, Assignee, Lender, Agent, investor, agent, or servicer that agrees to be bound by the provisions of this Section 10.28. "Confidential Information" shall mean any information relating to the business of Borrower, Principal or any Affiliate of Borrower which is delivered by Borrower, Principal or such Affiliate of Borrower to any Lender or Agent or relating to the Loan or the Loan Documents; provided that "Confidential Information" shall not include information (i) that is or becomes generally available to the public, other than as a result of the disclosure by any Lender or Agent in breach of this provision, (ii) that is or becomes available to any Lender or Agent from any source other than Borrower, Principal or such Affiliate unless the party supplying such information shall have advised the Lender or Agent that such source is subject to a confidentiality agreement that covers the information in question or (iii) that is already in the possession of any Lender or Agent on the date hereof and that is not otherwise "Confidential Information" as defined herein. In the event that any Lender or Agent is required or demanded by legal process (e.g., depositions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) to disclose any of the Confidential Information, such Lender or Agent shall give prompt written notice to Borrower of such request or demand so that Borrower may, should it elect to do so, within five (5) Business Days of receipt of such notice, seek a protective order or other appropriate remedy to challenge or contest such request (and give such Lender or Agent notice thereof), and during the pendency of any such action by Borrower, such Lender or Agent shall not, to the extent permitted by applicable law, disclose such Confidential Information.

                                   ARTICLE XI.
                                 SECURITIZATION

                  Section 11.1. Cooperation. The Borrower hereby acknowledges that the Lenders or any of their Affiliates (in the Lenders' sole and absolute discretion) may negotiate and consummate an offering of certificates or other securities representing direct or indirect interests in the Loan, the Loan
Documents or any portion thereof (a "Securitization"). In connection with any Securitization or proposed Securitization, Borrower shall pay all costs that Borrower incurs in connection therewith, including, without limitation, the costs of its own counsel and of preparing information and materials required to be furnished by Borrower but not any other costs including, without limitation, the costs of Lenders' or any Agents' counsel or the out-of-pocket costs incurred by any Lender or Agent in connection with a Securitization. The Borrower agrees that, promptly upon the request therefor by the Administrative Agent, the Borrower will diligently cooperate with the Lenders and the Agents in connection with a Securitization, including:

                  (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as may be required by the rating agency(ies) selected by the Required Lenders (collectively, the "Rating Agencies"), provided, no such amendment will (x) change the term, principal amount or interest rate of the Loan (other than to effect a hyperamortization structure for the Loan) or require amortization of the principal amount of the Loan prior to the maturity thereof not otherwise expressly contemplated by this Agreement or (y) otherwise (except to a de minimis extent) increase Borrower's or Principal's costs (except as otherwise specified herein), liabilities or obligations, or decrease Borrower's, or increase Lender's, rights, under the Loan Documents;

                  (b)  modifying the Notes to create multiple pari passu notes;
                                                              ---- -----

                  (c) providing such information as may be reasonably requested in connection with the preparation of a private placement memorandum, registration statement or other offering document required to privately place or publicly distribute the securities being issued in connection with the Securitization (the "Securities") in a manner which does not conflict with federal or state securities laws;

                  (d) causing to be rendered such customary opinion letters as may be reasonably requested by the Rating Agency(ies) (including, but not limited to, a substantive nonconsolidation opinion that is substantively equivalent to the substantive nonconsolidation opinion accepted by the Administrative Agent in connection with the funding of the Loan);

                  (e) updating the representations, warranties and covenants with respect to the Borrower, the Principal and the Real Property that are contained in the Loan Documents if the same is reasonably requested by the Rating Agencies (which representations, warranties and covenants will survive the closing of the Securitization);

                  (f) amending the Borrower's and/or the Managing Member's organizational documents and/or making such other changes to the Borrower's and/or the Managing Member's structure as required by the Rating Agency(ies) to conform to customary requirements for single purpose bankruptcy remote entities in similar transactions;

                  (g) obtaining a comfort letter (in customary form and containing customary exceptions) from a nationally recognized accounting firm in connection with financial information relating to the Borrower, the Principal and/or the Real Property and which, in connection with the Securitization, shall be presented in the private placement memorandum, prospectus or other offering document used in the Securitization; provided that, notwithstanding any of the foregoing, in no event shall the foregoing be deemed to obligate the Principal to deliver, or to cause to be delivered, any financial statements (audited or otherwise), certificates or documents relating to the personal net worth or financial condition of the Principal;

                  (h) providing such updated third party reports and financial information regarding the Real Property and the Borrower (but not the Principal) and expanded ongoing administration and reporting by any real estate mortgage investment conduit ("REMIC") formed in connection with the Securitization as may be requested by the Rating Agencies or potential investors in the Securities or otherwise in connection with an election of REMIC status;

                  (i) obtaining any insurance policies reasonably requested by the Rating Agencies in connection with the Securitization; and

                  (j) providing an indemnification agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Borrower will:

                            (i) certify that it has carefully examined the Securitization offering document and that such document insofar as it relates to the Borrower, the Principal, any affiliates thereof and the Real Property, does not (subject to the last sentence of clause (ii) below) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                  (ii) indemnify the Lenders and the Agents and their respective affiliates for any losses, claims, damages and liabilities (including, without limitation, reasonable attorneys' fees and expenses) (the "Liabilities") to which such parties may become subject or which they may incur to the extent that the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact relating to the Borrower, the Principal, any affiliate thereof, or the Real Property contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to Borrower, the Principal, any affiliate thereof, or the Real Property necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Borrower shall not have liability under such indemnity to the extent the Liabilities arise out of a statement that (i) was contained in a document not furnished to Borrower prior to its release to the investor in question or (ii) no Lender or Agent corrected notwithstanding the fact that the Borrower notified the Administrative Agent that such statement was untrue or misleading; provided that such notification from Borrower to the
         Administrative Agent (x) was in writing, (y) instructed the Administrative Agent how to correct the statement in question and (z) was received by the Administrative Agent sufficiently prior to the date upon which the Securitization offering document was first distributed so that the Administrative Agent had sufficient time to correct such statement; and

                  (iii) agreeing to reimburse the Lenders, the Agents and their respective Affiliates for any attorneys' fees and expenses and other expenses reasonably incurred by such parties in connection with investigation or defending the Liabilities.



                                  ARTICLE XII.

               SUBORDINATION OF DEED OF TRUST TO CERTAIN EASEMENTS

                  Section 12.1. Subordination . Provided that no Default or Event of Default shall then exist, the Collateral Agent, upon request therefor of the Borrower, shall subordinate the Lien of the Deed of Trust to easements created under and in accordance with the terms of the REA and to Permitted Easements.

                  Section 12.2. Costs and Expenses . Borrower shall,  within ten
         (10) Business Days of demand therefor by the Collateral Agent, reimburse the Collateral Agent for all of the Collateral Agent's
         reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees, disbursements and expenses) incurred in connection with its review of such easement and of its review, negotiation and, to the extent applicable, execution and delivery, of any documentation pertaining thereto.

                IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this
Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                     LENDER:

                                    GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, in its capacity as a Lender


                                    By: Goldman Sachs Real Estate Funding Corp.,
                                    its general partner


                                    By: /s/ Richard Weiss

                                        -----------------------------
                                      Name: Richard Weiss
                                      Title:  Authorized Signatory

                                    SYNDICATION AGENT:

                                    GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership, in its capacity as Syndication Agent

                                    By: Goldman Sachs Real Estate Funding Corp.,
                                    its general partner


                                    By: /s/ Richard Weiss

                                        -----------------------------
                                      Name: Richard Weiss
                                      Title: Authorized Signatory

                                        [Signatures continued on next page]

                                    [Signatures continued from preceding page]

                                    COLLATERAL AGENT:

                                    THE BANK OF NOVA SCOTIA



                                    By: /s/ Van Otterloo

                                        -----------------------------
                                        Name: Van Otterloo
                                        Title: Managing Director Corporate

                                    ADMINISTRATIVE AGENT:

                                    THE BANK OF NOVA SCOTIA

                                    By: /s/ Van Otterloo

                                        -----------------------------
                                        Name: Van Otterloo
                                        Title:  Managing Director Corporate

                                    BORROWER:

                                    GRAND CANAL SHOPS MALL SUBSIDIARY, LLC,
                                    a Delaware limited liability company

                                    By:  Grand Canal Shops Mall, LLC,
                                         a Delaware limited liability company
                                         and its sole member

                                    By:  Grand Canal Shops Mall Holding Company,
                                         LLC, a Delaware limited liability
                                         company and its sole member

                                    By:  Mall Intermediate Holding Company, LLC,
                                         a Delaware limited liability company
                                         and its sole member

                                    By:  Venetian Casino Resort, LLC,
                                         its Sole Member

                                    By:  Las Vegas Sands, Inc.,
                                         its sole member



                                    By: /s/ David Friedman

                                        ------------------------
                                      Name: David Friedman
                                      Title: Secretary

                                    [Signatures continued from preceding page]

                                    [Signatures continued from preceding page]

                  The undersigned executes this Loan Agreement to acknowledge its agreement to the terms and provisions of Section 2.9 of this Loan Agreement

                                    SGA DEVELOPMENT, INC., a Nevada corporation.



                                    By:/s/ Sheldon G. Adelson
                                           --------------------------
                                           Sheldon G. Adelson
                                           President

                                  Schedule G-1

                    COREA Qualified Leases Leasing Guidelines

         (a) the creditworthiness of the tenant, and of the guarantor, if any, of the tenant's Lease obligations shall be subject to the Administrative Agent's approval (which approval the Administrative Agent shall not unreasonably withhold provided that at the time such approval is sought, such tenant (or guarantor) shall not have made a general assignment for the benefit of creditors, and there shall not have been filed by or against such tenant (or guarantor) a petition which has not been dismissed under any Legal Requirement pertaining to bankruptcy, arrangement, insolvency or reorganization or under any similar Legal Requirement or for the appointment of a receiver, liquidator, or trustee, and no action, case or proceeding which has not been dismissed shall have been commenced under any such Legal Requirement with respect to such tenant (or guarantor) or for the composition, extension, arrangement or adjustment of such tenant's (or such guarantor's) obligations);

         (b) the minimum term of such Lease must be such so that, when all Leases that are relevant to the calculation of COREA Rent are taken together (collectively, "COREA Leases"), COREA Leases under which, collectively, at least 60% of such COREA Rent has been paid (in the case of Actual Rent) or is payable or, for percentage rent, projected to be payable (in the case of Projected
Rent), as applicable, shall provide for a minimum term of ten years or more, COREA Leases under which, collectively, no more than 30% of such COREA Rent has been paid (in the case of Actual Rent) or is payable (in the case of Projected
Rent), as applicable, shall provide for a minimum term of between five years and ten years and COREA Leases under which, collectively, no more than 10% of such COREA Rent has been paid (in the case of Actual Rent) or is payable or, for percentage rent, projected to be payable (in the case of Projected Rent), as applicable, shall provide for a minimum term of between one year and five years;

         (c) with respect to the portion of the leased premises, if any, that is located on the first level of the Mall, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot, over the term of the applicable Lease, that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the first floor of the Mall;

         (d) with respect to the portion of the leased premises, if any, that is located on the second level of the Mall, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot over the term of the applicable Lease that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the second level of the Mall;

         (e) with respect to the portion of the leased premises, if any, that is located in the Retail Annex, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot over the term of the applicable Lease that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the Retail Annex;

         (f) for each lease year, for each level of gross revenue of the tenant set forth on Exhibit 1, such tenant shall be obligated to pay, as percentage rent, the relevant percentage (as set forth on Exhibit 1) of such tenant's gross revenues for each lease year minus the minimum rent paid by the tenant for such lease year;

         (g) in no event shall the annual fixed rent that is payable with respect to any lease year be less than 100% of the annual fixed rent that was payable with respect to the immediately preceding lease year.

                                  Schedule H-1

                    SNDA Qualified Leases Leasing Guidelines

         (a) the creditworthiness of the tenant, and of the guarantor, if any, of the tenant's Lease obligations, shall be subject to the Administrative Agent's approval (which approval the Administrative Agent shall not unreasonably withhold provided that, at the time such approval is sought, such tenant (or guarantor) shall not have made a general assignment for the benefit of creditors, and there shall not have been filed by or against such tenant (or guarantor) a petition which has not been dismissed under any Legal Requirement pertaining to bankruptcy, arrangement, insolvency or reorganization or under any similar Legal Requirement or for the appointment of a receiver, liquidator, or trustee, and no action, case or proceeding which has not been dismissed shall have been commenced under any such Legal Requirement with respect to such tenant (or guarantor) or for the composition, extension, arrangement or adjustment of such tenant's (or such guarantor's) obligations);

         (b) the minimum term of such Lease must be such so that, when all Leases (other than Subordinate Leases (as defined in the Form Loan Agreement)) (including the Lease in question)(collectively, the "Approval Required Leases") are taken together, Approval Required Leases that collectively demise at least 60% of the net rentable square footage of the first level of the Mall Improvements demised by all Approval Required Leases shall provide for a minimum term of ten years or more, Approval Required Leases that collectively demise no more than 30% of the net rentable square footage of the first level of the Mall Improvements demised by all Approval Required Leases shall provide for a minimum term of between five years and ten years and Approval Required Leases that collectively demise no more than 10% of the net rentable square footage of the of the first level of the Mall Improvements demised by all Approval Required Leases shall provide for a minimum term of between one year and five years;

         (c) with respect to the portion of the leased premises, if any, that is located on the first level of the Mall, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot, over the term of the applicable Lease, that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the first floor of the Mall;

         (d) with respect to the portion of the leased premises, if any, that is located on the second level of the Mall, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot over the term of the applicable Lease that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the second level of the Mall;

         (e) with respect to the portion of the leased premises, if any, that is located in the Retail Annex, such tenant shall be obligated to pay an average annual fixed rent per net rentable square foot over the term of the applicable Lease that is at least equal to the annual fixed rental rate per net rentable square foot set forth on Exhibit 1 with respect to the Retail Annex;

         (f) for each lease year, for each level of gross revenue of the tenant set forth on Exhibit 1, such tenant shall be obligated to pay, as percentage rent, the relevant percentage (as set forth on Exhibit 1) of such tenant's gross revenues for each lease year minus the minimum rent paid by the tenant for such lease year; and

         (g) in no event shall the annual fixed rent that is payable with respect to any lease year be less than 100% of the annual fixed rent that was payable with respect to the immediately preceding lease year.

                                   Schedule I

                         1. An Affiliate of Borrower has been orally informed by Clark County, Nevada that a portion of the Land along Sands Avenue may be subject to a Taking for the widening of Sands Avenue.

                                    Exhibit N

1. Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

2. The duties of Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. Escrow Agent shall be required to act in respect of the Junior Loan Documents only as provided in this Agreement. This Agreement sets forth all the obligations of Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of Escrow Agent shall be implied from the terms of this Agreement or any other agreement. Escrow Agent shall incur no liability in connection with the discharge of its obligations under this Agreement or otherwise in connection therewith, except such liability as may arise from the willful misconduct or gross negligence of Escrow Agent.

3. Escrow Agent may consult with counsel of its choice, which may include attorneys in the firm of Willkie Farr & Gallagher, and shall not be liable for any action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel. Furthermore, Willkie Farr & Gallagher's acting as Escrow Agent pursuant to this Agreement shall not preclude its representation of GSMC or Syndication Agent in any other regard, including the negotiation, consummation and enforcement of the Loan Documents and any dispute arising thereunder or hereunder.

4. Escrow Agent is acting as a stakeholder only with respect to the Junior Loan Documents. If any dispute arises as to whether Escrow Agent is obligated to deliver the Junior Loan Documents or as to whom the Junior Loan Documents are to be delivered, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold the Junior Loan Documents until receipt by Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Junior Loan Documents, directing the disposition of the Junior Loan Documents, or in the absence of such authorization, Escrow Agent may hold the Junior Loan Documents until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Junior Loan Documents. Escrow Agent may require, as a condition to the disposition of the Junior Loan Documents pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or proceedings for such determination are not commenced, within 30 days after receipt by Escrow Agent of notice of any such dispute (or if such proceedings, once commenced, are not diligently pursued), or if the Escrow Agent is uncertain as to which party or parties are entitled to the Junior Loan Documents, Escrow Agent may either (i) hold the Junior Loan Documents until receipt of (X) such written instructions and indemnification or (Y) a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Junior Loan Documents, or (ii) deposit the Junior Loan Documents in the registry of a court of competent jurisdiction; provided, however, that notwithstanding the foregoing, Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.

5. The parties to the Loan Agreement agree to reimburse Escrow Agent on demand for, and to indemnify and hold Escrow Agent harmless against and with respect to, any and all loss, liability, damage, or expense (including, without limitation, reasonable attorneys' fees and costs) that Escrow Agent may suffer or incur in connection with this Agreement and performance of its obligations under this Agreement or otherwise in connection therewith, except to the extent such loss, liability, damage or expense arises from the gross negligence or willful misconduct of Escrow Agent.

6. Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Junior Loan Documents to either (i) any successor escrow agent designated by all the parties hereto (other than Escrow Agent) in writing, or
(ii) any court having competent jurisdiction. Upon its resignation and delivery of the Junior Loan Documents as set forth in this paragraph, Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by this Agreement.